As filed with the Securities and Exchange Commission on August 5, 2011

Registration No. 333-170173

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

O’Donnell Strategic Industrial REIT, Inc.

(Exact name of registrant as specified in its governing instruments)

3 San Joaquin Plaza, Suite 160

Newport Beach, CA 92660

(949) 718-9898

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas D. O’Donnell

Chief Executive Officer

3 San Joaquin Plaza, Suite 160

Newport Beach, CA 92660

(949) 718-9898

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Rosemarie A. Thurston Jason W. Goode Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000	Lauren B. Prevost Heath D. Linsky Morris, Manning & Martin, LLP 3343 Peachtree Road, NE Suite 1600 Atlanta, Georgia 30326 (404) 233-7000

Approximate date of commencement of proposed sale to the public: as soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED AUGUST 5, 2011

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

$1,100,000,000 Maximum Offering

$2,000,000 Minimum Offering

O’Donnell Strategic Industrial REIT, Inc. is a newly formed Maryland corporation that intends to acquire and manage a diversified portfolio of income-producing industrial real estate assets, comprised primarily of warehouse properties leased to creditworthy tenants. We may also selectively invest in other types of commercial properties and real estate-related assets, such as mortgages or mezzanine loans. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes commencing with the taxable year in which we satisfy the minimum offering requirement.

We are offering up to $1,100,000,000 in shares of our common stock. We will offer $1,000,000,000 in shares of our common stock in our primary offering at $10.00 per share. We are also offering $100,000,000 in shares of our common stock pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan.

This investment involves a high degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 20. These risks include, among others:

•	We have no prior operating history and there is no assurance that we will be able to achieve our investment objectives.

•

There is no public trading market for shares of our common stock and we are not obligated to effectuate a liquidity event by a certain date or at all. As a consequence, it will be difficult for you to sell your shares of our common stock.

•	Because this is a “blind pool” offering, you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

•

The amount of distributions we may make, if any, is uncertain. Our distributions may be paid from sources such as borrowings, sales of assets or offering proceeds, and we have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, the funds available to us for investments would be reduced.

•	Our advisor is a newly formed entity and its management does not have any experience operating a public company. We depend upon our advisor to conduct our operations.

•

All of our executive officers and some of our directors are also officers, managers, directors and/or holders of a controlling interest in our advisor and other entities affiliated with us. As a result, these individuals will face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments, which could result in actions that are not in your best interests.

•	Our ability to raise money and achieve our investment objectives depends on the ability of the dealer manager to successfully market our offering.

•

The substantial fees and expenses we will pay to our advisor and its affiliates were not negotiated at arm’s-length and therefore may be higher than fees payable to unaffiliated parties. These fees will increase your risk of loss.

•	We may incur substantial debt. High debt levels increase the risk of your investment.

•	Continued disruptions in the financial markets and deteriorating economic conditions could have a material impact on our business.

•	Our failure to qualify as a REIT would have an adverse affect on our operations and our ability to make distributions to our stockholders and may have adverse tax consequences to our stockholders.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Neither the Attorney General of the State of New York nor the Securities Division of the Office of the Maryland Attorney General has passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our common stock is prohibited.

	Price to Public	Sales Commissions (1)	Dealer Manager Fee (1)	Proceeds to Us Before Expenses
Primary Offering Per Share	$10.00	$0.70	$0.275	$9.025
Total Minimum	$2,000,000.00	$140,000.00	$55,000.00	$1,805,000.00
Total Maximum	$1,000,000,000.00	$70,000,000.00	$27,500,000.00	$902,500,000.00
Distribution Reinvestment Plan Offering Per Share	$9.50	—	$—	$9.50
Total Maximum	$100,000,000.00	—	$—	$100,000,000.00

(1) Discounts are available for certain categories of purchasers.

Our shares of common stock will be offered to investors on a best efforts basis through SC Distributors, LLC, the dealer manager of this offering. We will not sell any shares of our common stock unless we raise a minimum of $2,000,000 in subscription proceeds from persons not affiliated with us or our advisor by                     , 2012 (one year from the date of this prospectus). Pending satisfaction of the minimum offering amount, all subscription payments will be placed in an escrow account held by our escrow agent, UMB Bank, N.A., in trust for the subscribers’ benefit, pending release to us. If we do not raise at least $2,000,000 in subscription proceeds by                     , 2012, we will return all funds in the escrow account (including interest), and we will stop selling our shares. We expect to sell the shares of our common stock offered in the primary offering over a two-year period. If we have not sold all of the shares to be offered in the primary offering within two years from the date of this prospectus, we may continue the primary offering until                     , 2014 (three years from the date of this prospectus). If we decide to continue the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may terminate this offering at any time.

We will not sell any shares to Pennsylvania investors unless we raise a minimum of $50 million in gross offering proceeds (including sales made to residents of other jurisdictions) from persons not affiliated with us or our advisor. If we do not raise this amount within one year of the date we satisfy the $2,000,000 minimum offering requirement described above, we will promptly return all funds held in escrow for the benefit of Pennsylvania investors. In addition, we will not sell any shares to Tennessee investors unless we raise a minimum of $20 million in gross offering proceeds (including sales made to residents of other jurisdictions) from persons not affiliated with us or our advisor. If we do not raise this amount within one year of the date we satisfy the $2,000,000 minimum offering requirement described above, we will promptly return all funds held in escrow for the benefit of Tennessee investors.

This prospectus is dated                     , 2011

SUITABILITY STANDARDS

Our shares of common stock are suitable only as a long-term investment for persons of adequate financial means who desire a relatively long-term investment and who will not need immediate liquidity from their investment. Investing in our shares involve significant risks. We do not expect that a public market for shares of our common stock will develop, which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to have shares of our common stock repurchased through our share repurchase program, and in the future we may also consider various forms of additional liquidity for our stockholders. You should not buy shares of our common stock if you will need to sell them quickly in the future.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

For purposes of determining whether you satisfy the above standards, your net worth should be calculated excluding the value of your home, home furnishings and automobiles.

The following states have established suitability standards different from those we have established. Shares will only be sold to investors in these states who meet our suitability standards as set forth above, as well as the specific suitability standards set forth below.

Alabama—In addition to meeting our suitability standards listed above, Alabama investors must represent that they have a liquid net worth of at least 10 times their investment in us and other similar programs before investing in us.

Iowa, Kentucky, Oregon and Tennessee—An Iowa, Kentucky, Oregon or Tennessee investor’s maximum investment in this offering may not exceed 10% of such investor’s liquid net worth.

Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Maine—The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Nebraska—A Nebraska investor must have either (1) a minimum net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of at least $70,000, or (2) a minimum net worth of $350,000 (exclusive of home, auto and home furnishings). In addition, the total investment in us must not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings).

North Dakota—Shares will only be sold to North Dakota investors representing that they have a net worth of at least 10 times their investment in us and our affiliates and that they meet our suitability standards as set forth above. Net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

i

Pennsylvania—Due to the fact that the minimum offering of our common stock is less than $100 million, we caution Pennsylvania investors to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $2,000,000 minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $50 million in gross offering proceeds (including sales made to residents of all other jurisdictions) within one year from the date of this prospectus. In addition, a Pennsylvania investor’s maximum investment in this offering may not exceed 10% of the investor’s net worth (excluding the value of the investor’s home, home furnishings and automobiles).

In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. In making this determination, our sponsor and the dealer manager will rely upon information provided by the investor to the participating broker-dealer as well as the suitability assessment made by each participating broker-dealer. Each participating broker-dealer will ascertain that each investor who purchases shares of common stock through such participating broker-dealer:

•	meets the minimum income and net worth standards established for purchasing shares of our common stock;

•	can reasonably benefit from an investment in shares of our common stock based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of an investment in shares of our common stock based on the prospective stockholder’s overall financial situation; and

•

has apparent understanding of the fundamental risks of an investment in shares of our common stock, the risk that the prospective stockholder may lose the entire investment, the lack of liquidity of an investment in shares of our common stock, the restrictions on transferability of shares of our common stock, and the tax consequences of the investment in shares of our common stock.

In addition, each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell the securities offered by this prospectus. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

In this prospectus, the term “operating partnership” refers to O’Donnell Strategic Industrial REIT Operating Partnership LP, of which O’Donnell Strategic Industrial REIT, Inc. is the sole general partner. The words “we,” “us” and “our” refer to O’Donnell Strategic Industrial REIT, Inc. and our operating partnership, taken together, unless the context requires otherwise. The term “advisor” refers to O’Donnell Strategic Industrial Advisors, LLC. References herein to “shares” and “our common stock” refer to the shares of common stock of O’Donnell Strategic Industrial REIT, Inc.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or other material events or developments take place, we will provide a prospectus supplement that may add new information to this prospectus or update, modify or supersede information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement we make in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should carefully read this prospectus and the related exhibits to the registration statement of which this prospectus is a part, together with additional information described herein under “Additional Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room mentioned under the heading “Additional Information.”

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure and management and an offering of this type.

Q:	Why should I consider an investment in commercial real estate?

A:	Allocating some portion of your investment portfolio to investments in commercial real estate may provide you with (1) portfolio diversification, (2) a reduction of overall portfolio risk, (3) a hedge against inflation, (4) a stable level of income relative to more traditional asset classes like stocks and bonds and (5) attractive risk-adjusted returns. For these reasons, commercial real estate has been embraced as a major asset class for purposes of asset allocations within investment portfolios. You and your financial advisor should determine whether investing in real estate would benefit your investment portfolio.

Q:	Who might benefit from an investment in our shares?

A:	An investment in shares of our common stock may be beneficial for you if you (1) meet the minimum suitability standards described in this prospectus, (2) are able to hold your investment in shares of our common stock for an extended period in accordance with our liquidity strategy, and (3) seek to diversify your personal portfolio with an investment in a REIT focused on investments in high-quality industrial properties and other real estate-related assets, receive current income, preserve capital and realize potential capital appreciation in the value of your investment. However, persons who seek a short–term investment or require immediate liquidity or guaranteed income with respect to their investment are cautioned that an investment in shares of our common stock will not meet those needs.

Q:	What is a REIT?

A:	A real estate investment trust, or REIT, is a company that:

•	offers the benefits of a professionally managed and diversified real estate portfolio;

•	is required to distribute at least 90% of its REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain) to its stockholders each year;

•

is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to its stockholders, and thus avoids the federal “double taxation” treatment of income that typically results from investments in a corporation; and

•	utilizes the combined capital of many investors to acquire or provide financing for real estate assets.

Q:	What is an UPREIT?

A:	We plan to own substantially all our assets and conduct our operations through an operating partnership named O’Donnell Strategic Industrial REIT Operating Partnership, LP. We are the sole general partner of O’Donnell Strategic Industrial REIT Operating Partnership, LP. This structure is commonly referred to as an “umbrella partnership REIT,” or UPREIT, structure. We refer to O’Donnell Strategic Industrial REIT Operating Partnership, LP as the “operating partnership.” We use an UPREIT structure primarily because it may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax consequences that may be avoided by transferring their properties to an UPREIT.

Q:	Do you currently own any assets?

A:	No. This is a “blind pool” offering, meaning that we have not yet identified any specific real estate assets to acquire using the proceeds of this offering. As a consequence, you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives.

Q:	How long will this offering last?

A:	We expect to sell the shares of our common stock offered in the primary offering over a two year period. If we have not sold all of the shares to be offered in the primary offering within two years from the date of this prospectus, we may continue the primary offering until , 2013 (three years from the date of this prospectus). If we decide to continue the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. In many states, we will need to renew the registration statement we filed with the SEC or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Our charter does not restrict our ability to conduct offerings in the future, and we may conduct follow-on offerings upon the termination of this offering if our board of directors determines that it is in our best interest.

Q:	What happens if you do not raise a minimum of $2,000,000 in this offering?

A:	We will not sell any shares of our common stock unless we sell a minimum of $2,000,000 in shares to the public by , 2012 (one year from the date of this prospectus). Purchases of shares by our directors, officers and affiliates will not count toward meeting this minimum offering requirement. Pending satisfaction of this minimum offering requirement, all subscription funds will be placed in an escrow account held by UMB Bank, N.A., our escrow agent, and held in trust for the subscribers’ benefit pending release to us. If we do not sell $2,000,000 in shares to the public by , 2012 (one year from the date of this prospectus), we will terminate this offering and promptly return all subscribers’ funds held in escrow, plus any interest accrued on the escrowed funds. If we raise the minimum offering amount by , 2012, all subscription funds held in escrow, plus any interest earned on the funds, will be released to us. Due to the higher minimum offering requirement for Pennsylvania and Tennessee investors, subscription payments made by Pennsylvania and Tennessee investors will not count toward the $2,000,000 minimum offering for all other jurisdictions. See “Plan of Distribution—Special Notice to Pennsylvania Investors” and “Plan of Distribution—Special Notice to Tennessee Investors.”

Q:	Will I receive a stock certificate?

A:	No. We anticipate that all shares of our common stock will be issued in book-entry form only, which protects against the loss, theft or destruction of stock certificates and reduces the costs associated with this offering. You will not receive a stock certificate representing the shares of our common stock that you purchase unless our board of directors expressly authorizes the issuance of such a stock certificate.

Q:	Who can buy shares of common stock in this offering?

A:	In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Please see the more detailed description under “Suitability Standards.”

Q:	Are there any special restrictions on the ownership of shares?

A:	Yes. Our charter prohibits the ownership of more than 9.8% in value of our outstanding capital stock (which includes common stock and any preferred stock we may issue) and more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, unless exempted by our board of directors. This prohibition may discourage large investors from purchasing our shares and may limit your ability to transfer your shares. To comply with tax rules applicable to REITs, we will require certain of our record holders to provide us with detailed information regarding the beneficial ownership of our shares on an annual basis. These restrictions are designed, among other purposes, to enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Capital Stock—Restriction on Ownership and Transfer of Shares of Capital Stock.”

Q:	Is there any minimum initial investment required?

A:	Yes. To purchase shares of our common stock in this offering, you must make an initial purchase of at least $2,000 in shares of our common stock, provided that Tennessee and New York investors must make an initial purchase of at least $2,500 in shares of our common stock. Once you have satisfied the minimum initial purchase requirement, any additional purchases of our shares of common stock in this offering must be in amounts of at least $500, provided that any additional purchases made pursuant to our distribution reinvestment plan are not subject to any such minimum investment requirement.

Q:	How can I buy shares?

A:	You can buy shares pursuant to this prospectus by working with your financial advisor to (1) complete and sign a subscription agreement and (2) pay for the shares at the time of purchase.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A:	Our shares of common stock will not be listed for trading on any national securities exchange at the time you purchase shares of our common stock, and we do not expect that a public market for our shares will develop. We have no obligation to list our shares of common stock on any public securities market or provide any other type of liquidity to our stockholders by a particular date. As a result, you may not be able to sell your shares promptly, or at all, or you may only be able to sell them at a substantial discount from the price you paid. However, you may generally sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of our then outstanding shares of capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number, whichever is more restrictive, of our then outstanding shares of common stock, and if such sale does not violate the federal or state securities laws. See “Suitability Standards,” “Description of Capital Stock—Restriction on Ownership and Transfer of Shares of Capital Stock” and “Description of Capital Stock—Liquidity Events.” In addition, we have adopted a share repurchase program, as discussed under “Description of Capital Stock—Share Repurchase Program,” which may provide limited liquidity for some of our stockholders.

Q:	What information about your portfolio do you intend to provide to stockholders?

A:	We are required by our charter to prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. In addition, we must update this prospectus upon the occurrence of certain events, such as material asset acquisitions. We will also file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We will provide our stockholders directly with our prospectus supplements and annual and quarterly reports.

Q:	If I buy shares, will I receive distributions and how often?

A:	We intend to accrue distributions on a daily basis and make distributions on a monthly basis beginning no later than the first calendar month after the month in which we make our first real estate investment. Any distributions we make will be at the discretion of our board of directors, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. Our board of directors’ discretion as to the payment of distributions will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain). See “Description of Capital Stock—Distributions” and “Material U.S. Federal Income Tax Considerations.”

Q:	Will you offer stockholders the opportunity to reinvest their distributions?

A:	Yes. We have adopted a distribution reinvestment plan whereby investors may elect to have their cash distributions automatically reinvested in additional shares of our common stock. Please see “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	Will the distributions I receive be taxable?

A:	Distributions that you receive, including the market value of shares of our common stock received pursuant to our distribution reinvestment plan, will generally be taxed as ordinary income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of your distributions may be designated and treated as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce earnings and profits but do not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your shares of common stock and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:	When will I be provided with my detailed tax information?

A:	We intend to mail your Form 1099 tax information, if required, by January 31 of each year.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment in us, including:

•	an annual report;

•	three quarterly financial reports; and

•	supplements to this prospectus, provided quarterly during the primary offering.

We will provide the foregoing information to you via one or more of the following methods, in our discretion and, if necessary, with your consent:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; or

•	posting on our web site at www.theindustrialREIT.com.

Q:	Who can answer my questions?

A:	If you have additional questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or:

SC Distributors, LLC

610 Newport Center Drive, Suite 350

Newport Beach, California 92260

877-907-1148

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should carefully read the entire prospectus, including the “Risk Factors” section, before making an investment decision.

O’Donnell Strategic Industrial REIT, Inc.

We are a newly organized Maryland corporation formed to acquire and manage a diversified portfolio of income-producing industrial real estate assets, comprised primarily of warehouse properties leased to creditworthy tenants. In addition to our primary focus on industrial properties, we may also selectively invest in other types of commercial properties. Further, we may invest in mortgage, mezzanine, bridge and other real estate loans, provided that the underlying real estate meets our criteria for direct investment, as well as securities of REITs and other real estate companies, which we collectively refer to as “real estate-related assets.” We intend to operate in a manner that will allow us to qualify as REIT for federal income tax purposes commencing with the taxable year in which we satisfy the minimum offering requirement. We intend to hold all of our investments through our operating partnership, of which we are the sole general partner.

Our office is located at 3 San Joaquin Plaza, Suite 160, Newport Beach, California 92660, and our main telephone number is (949) 718-9898. Our website is www.theindustrialREIT.com.

Summary Risk Factors

An investment in shares of our common stock involves significant risks, including those described below.

•	We have no prior operating history and there is no assurance that we will be able to achieve our investment objectives.

•

There is no public trading market for shares of our common stock and we are not obligated to effectuate a liquidity event by a certain date or at all. As a consequence, it will be difficult for you to sell your shares of our common stock, and if you are able to sell your shares, you will likely sell them at a substantial discount.

•	Because this is a “blind pool” offering, you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

•

There are restrictions and limitations on your ability to have all or any portion of your shares of our common stock repurchased under our share repurchase program, and, if you are able to have your shares repurchased, it may be at a price that is less than the price you paid for the shares and the then-current value of the shares.

•

The amount of distributions we may make, if any, is uncertain. Our distributions may be paid from sources such as borrowings, sales of assets and offering proceeds, and we have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, the funds available to us for investments would be reduced.

•	Our advisor is a newly formed entity and its management does not have any experience operating a public company. We depend upon our advisor to conduct our operations.

•

All of our executive officers and some of our directors are also officers, managers, directors or holders of a controlling interest in our advisor and other entities affiliated with us. As a result, they will face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments.

•

Our ability to raise money and achieve our investment objectives depends on the ability of the dealer manager to successfully market our offering. If we raise substantially less than the maximum offering amount, we may not be able to invest in a diverse portfolio and the value of your investment may vary more widely with the performance of specific investments.

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The substantial fees and expenses we will pay to our advisor and its affiliates were not negotiated at arm’s-length and therefore may be higher than fees payable to unaffiliated parties. These fees will increase your risk of loss.

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We may incur substantial debt which may exceed 300% of our net assets, or approximately 75% of the aggregate cost of our tangible assets, with the approval of a majority of our independent directors. Our use of leverage increases the risk of your investment. Loans we obtain may be collateralized by some or all of our investments, which will put those investments at risk of forfeiture if we are unable to pay our debts. Principal and interest payments on these loans reduce the amount of money that would otherwise be available for other purposes.

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We are subject to risks associated with the liquidity problems occurring in the U.S. credit markets. Volatility in the debt markets could affect our ability to obtain financing for investments or other activities related to real estate assets and the diversification or value of our portfolio, potentially reducing cash available for distribution to our stockholders or our ability to make investments.

•	Continued disruptions in the financial markets and deteriorating economic conditions could have a material impact on our business.

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Our failure to qualify as a REIT would have an adverse affect on our operations and our ability to make distributions to our stockholders because we will be subject to U.S. federal income tax at regular corporate rates with no ability to deduct distributions made to our stockholders.

Investment Objectives

Our investment objectives are:

•	to preserve, protect and return our stockholder’s invested capital;

•	to pay stable and attractive cash distributions to our stockholders; and

•	to realize capital appreciation in the value of our investments over the long term.

Investment Strategy

We will use the net proceeds of this offering to acquire, develop and manage a diversified portfolio of income-producing industrial real estate assets, comprised primarily of warehouse properties, leased to creditworthy tenants. We intend to focus on investments in industrial properties located in the following “gateway” markets throughout the U.S. that serve as major ports and regional distribution hubs: the Greater Los Angeles Area, Chicago, New York/New Jersey, Atlanta and Dallas/Fort Worth. In addition to our focus on warehouse properties, we may also selectively invest in other types of commercial properties and real estate-related assets. For each of our property investments, we will seek environmentally-friendly or “green” properties that are certified under the Leadership in Energy and Environmental Design (LEED) Green Building Rating System. We may make our investments directly or through joint ventures, provided in each case that the underlying real estate or real estate-related asset generally meets our criteria for direct investment. Following the investment of substantially all of the net proceeds of this offering, we anticipate that industrial properties will comprise approximately 90% of the aggregate cost of our portfolio and investments in other sectors of commercial real estate and real estate-related assets will collectively comprise approximately 10% of the aggregate cost of our portfolio. This targeted portfolio allocation may be revised by our board of directors at any time if our board determines that a different portfolio composition is in our and our stockholders’ best interests.

We believe that by focusing on investments in industrial properties, we will have the opportunity to provide a stable and secure source of income for our stockholders and maximize potential returns upon disposition of our assets through capital appreciation. We believe that there are a variety of advantages to investing in industrial properties, including, but not limited to, the following:

•	Vacancy Volatility: We believe that industrial properties generally exhibit relatively stable occupancy rates as compared to other commercial real estate asset classes.

•	Maintenance Costs: We believe that industrial properties have relatively low maintenance requirements as compared to other real estate asset classes.

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Re-Tenanting Costs: Industrial building designs are often generic, which we believe allows for ready use by a wide variety of potential tenants. As a result, we believe that the cost of re-tenanting industrial properties is relatively modest as compared to other types of commercial property.

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Triple-Net Leases: Industrial properties are typically leased pursuant to “triple-net” or “NNN” leases which require the lessee to pay or reimburse the owner of the property for the majority of the expenses related to repairs, maintenance, property taxes, utilities, insurance and other property operating costs, which we believe limits the exposure of industrial property owners to variable operating costs.

Our Board of Directors

We operate under the management and control of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have seven members on our board of directors, four of whom are independent of us, our advisor and its affiliates. A majority of our independent directors will be required to review and approve all matters our board of directors believes may involve a conflict of interest between us and our advisor or its affiliates. Our directors are elected annually by our stockholders.

Our Sponsor

O’Donnell REIT Advisors, LLC, our sponsor and the majority owner of our advisor, was formed as a Delaware limited liability company in July 2010. Our sponsor is controlled by Mr. Douglas D. O’Donnell, our chief executive officer and the chairman of our board of directors and the chief executive officer of our advisor. Our sponsor is part of a group of affiliated real estate investment, development and management companies, which we collectively refer to as the “O’Donnell Companies.” The first O’Donnell Company was formed in 1972 by John D. O’Donnell, one of our directors and an officer of our advisor. The corporate headquarters of the O’Donnell Companies are located in Newport Beach, California.

Since 1972, John D. O’Donnell and Douglas D. O’Donnell, with their partners and employees, through real estate development partnerships and other co-ownership arrangements with joint venture partners, have developed or acquired approximately 25 million square feet of industrial and office properties located in California, Washington and Alaska and raised approximately $625 million in equity for investment from a number of prominent institutional investors. These prior acquisitions and developments were focused upon industrial warehouse and flex-space properties.

In 1986, John D. O’Donnell founded O’Donnell Property Services, a property management company which was acquired in 1995 by Insignia/ESG, Inc., or Insignia, the U.S. commercial real estate services subsidiary of

Insignia Financial Group. From 1986 to 1995, O’Donnell Property Services managed and marketed over 26 million square feet of industrial properties located throughout California. Prior to the sale of O’Donnell Property Services to Insignia, O’Donnell Property Services had successfully grown its staff to more than 125 professionals.

In 1996, Douglas D. O’Donnell formed The O’Donnell Group, Inc. and O’Donnell Management Company. The O’Donnell Group, Inc. is an industrial development company and O’Donnell Management Company is a property and asset management and leasing company. Although we do not currently intend to acquire any properties owned or developed by The O’Donnell Group, Inc. or any other affiliate, we may elect to do so in the future subject to the approval of any such transaction by a majority of our directors, including a majority of the independent directors, as fair and reasonable and on terms and conditions no less favorable than those available from unaffiliated third parties.

Douglas D. O’Donnell and John D. O’Donnell have extensive experience acquiring, developing and managing industrial properties, both directly and through joint ventures with institutional investors. We believe that their established reputation in the industrial property sector, depth of experience and disciplined investment approach will allow us to successfully execute our investment strategy.

Our Advisor

O’Donnell Strategic Industrial Advisors, LLC, or our advisor, is a newly formed Delaware limited liability company and a joint venture between our sponsor and Strategic Capital Advisory Services, LLC, an affiliate of the dealer manager. Our sponsor owns a 77.5% membership interest in our advisor, and Strategic Capital Advisory Services, LLC, or Strategic Capital, an affiliate of our dealer manager, owns the remaining 22.5% membership interest in our advisor. The purpose of the joint venture between our sponsor and Strategic Capital is to permit our advisor to capitalize upon the expertise of the executives of Strategic Capital and its affiliates in the structuring of investment programs and providing administrative and operational services with respect to those programs. Pursuant to our advisor’s limited liability company agreement, Strategic Capital will provide certain services to, and on behalf of, our advisor, including but not limited to consulting and advisory services related to our formation and the structure of this offering, the composition of our investment portfolio, the acquisition, financing and disposition of our investments, property leasing and management, communications with existing investors, selecting and negotiating with third party vendors and marketing and other administrative and operational services. Our advisor is managed by our sponsor as our advisor’s sole manager. Except with respect to certain fundamental actions requiring the unanimous consent of the members and where member consent is required by applicable law, our sponsor will have complete power and authority as manager to take any action and make any decision on behalf of our advisor. For additional discussion of the relationship between our sponsor and Strategic Capital, see “Management—Our Advisor.”

Our advisor’s management team is led by Douglas D. O’Donnell and John D. O’Donnell, who have approximately 18 and 48 years of experience, respectively, in industrial real estate development, management and leasing. For more information on the experience and expertise of our advisor’s management team, see “Management—Our Advisor.” We will rely on our advisor to manage our day-to-day activities and to implement our investment strategy. In addition, our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of our assets on our behalf consistent with our investment objectives and strategy. Our advisor will also provide investment management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow.

Our advisor has contractual and fiduciary responsibilities to us and our stockholders pursuant to an advisory agreement. The term of the advisory agreement is for one year after the date of this prospectus, subject to an unlimited number of successive one-year renewals by our board of directors. All of our executive officers are also executive officers of our advisor.

Our Operating Partnership

We intend to own all of our investments through O’Donnell Strategic Industrial REIT Operating Partnership, LP or its subsidiaries. We are the sole general partner of our operating partnership and our advisor is the initial limited partner of our operating partnership.

The Dealer Manager

SC Distributors, LLC, or our dealer manager, will serve as the dealer manager for this offering and will provide dealer manager services to us in this offering. Our dealer manager is an affiliate of Strategic Capital Advisory Services, LLC formed in March 2009. Patrick J. Miller, the president of the dealer manager, has over 23 years of experience in the financial services business, including extensive experience overseeing national sales and marketing. The dealer manager’s senior management team has significant experience in securities distribution and management, due diligence and product structuring. The dealer manager is duly registered as a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA.

Our Structure

The chart below shows the structure and ownership of our company and our affiliates.

(1)	Indirect ownership through wholly owned or controlled entities.

(2)	The majority of the membership interests in our sponsor are owned, directly and indirectly, by John D. O’Donnell and Douglas D. O’Donnell. Arthur J. Hill, who will serve as one of our affiliated directors, owns a minority non-managing ownership interest in our sponsor.

(3)	Our sponsor owns a 77.5% membership interest in our advisor and is our advisor’s sole manager. Strategic Capital, an affiliate of our dealer manager, owns a 22.5% membership interest in our advisor.

Leverage

We intend to use secured and unsecured debt as a means of providing additional funds for the acquisition of our investments. We believe that careful use of borrowings will help us achieve our diversification goals and potentially enhance the returns on our investments. We expect that our borrowings will be approximately 50% of the cost of our real properties (before deducting depreciation and amortization) plus the value of our other investments, after we have invested substantially all of the net offering proceeds. During the initial stages of our operations, we expect to borrow in excess of our long-term targeted debt level in order to more quickly build a diversified portfolio. Our charter limits us from borrowing in excess of 300% of our net assets, which generally approximates to 75% of the aggregate cost of our assets; provided, however, that we may borrow in excess of this amount if such excess is approved by a majority of the independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess. In the event that we borrow in excess of the limit established in our charter, we will monitor our debt levels and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of our operations when the costs of our investments are most likely to exceed our net offering proceeds. Our aggregate borrowings will be reviewed by our board of directors at least quarterly.

Compensation to Our Advisor, its Affiliates and the Dealer Manager

Our advisor, its affiliates and the dealer manager will receive compensation for services related to this offering and for the acquisition, management and disposition of our assets, subject to the review and approval of our independent directors. The following table sets forth a summary of the fees and expenses we expect to pay our advisor, its affiliates and the dealer manager. The table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts for any categories of purchasers). The estimated minimum dollar amounts reflected in the table are based on the sale of the minimum of $2,000,000 in shares to the public in the primary offering. The estimated maximum dollar amounts reflected in the table are based on the sale of the maximum of $1,000,000,000 in shares to the public in the primary offering, except with respect to the maximum dollar amount for “Other Organization and Offering Expenses,” which is based on the sale of the maximum of $1,000,000,000 in shares to the public in the primary offering and the sale of $100,000,000 in shares pursuant to our distribution reinvestment plan. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our advisor and its affiliates.

Type of Compensation	Determination of Amount	Estimated Amount if Minimum/Maximum Sold

Organizational and Offering Stage

Selling Commission	We will pay the dealer manager 7.0% of gross offering proceeds from the sale of shares (all of which will be reallowed to participating broker-dealers), subject to reductions based on volume and for certain categories of purchasers. No selling commissions will be paid for sales pursuant to the distribution reinvestment plan.	$140,000/$70,000,000

Dealer Manager Fee	We will pay the dealer manager 2.75% of gross offering proceeds from the sale of shares (all or a portion of which may be reallowed to participating broker-dealers). No dealer manager fee will be paid for sales pursuant to the distribution reinvestment plan.	$55,000/$27,500,000

Other Organization and Offering Expenses	To date, our advisor and its affiliates have paid organization and offering expenses on our behalf. We will reimburse our advisor and its affiliates for these	$25,000/$13,750,000

Type of Compensation	Determination of Amount	Estimated Amount if Minimum/Maximum Sold

costs and for future organization and offering expenses they may incur on our behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. Assuming selling commissions and the dealer manager fee equal, in the aggregate, 9.75% of the gross proceeds of the primary offering, up to 0.25% of “Other Organization and Offering Expenses” may be used for underwriting compensation. Our organization and offering expenses will include a fee of $25.00 per subscription agreement for reviewing and processing subscription agreements. We will pay this fee to an affiliate of our dealer manager in lieu of paying the same fee to our transfer agent.

Operational Stage

Acquisition Fees	We will pay our advisor 2.0% of (1) the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired or originated directly or (2) our allocable portion of the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired or originated through a joint venture, including any acquisition and origination expenses and any debt attributable to such investments.	$69,464/$34,731,708 (assuming 50% leverage) $138,928/$69,463,416 (assuming 75% leverage)

Acquisition Expenses	We will reimburse our advisor and its affiliates for amounts paid to third parties in connection with the selection, evaluation or acquisition of a property or real estate-related asset (including expenses relating to potential investments that we do not close). We estimate that our acquisition expenses will be approximately 0.5% of the purchase price of our investments.	$17,366/$8,682,926 (assuming 50% leverage) $34,732/$17,365,852 (assuming 75% leverage)

Asset Management Fees	We will pay our advisor a monthly fee equal to one-twelfth of 1.0% of the cost of the real properties and real estate-related assets we acquire. Such fee will be calculated by including acquisition expenses and any debt attributable to such investments, or our proportionate share thereof in the case of investments made through joint ventures.	Actual amounts depend upon the aggregate cost of our investments, and therefore cannot be determined at this time.

Property Management and Leasing Fees

We will pay O’Donnell Management Company, our property manager, a percentage of the annual gross revenues of each property owned by us for property management services. The property management fee payable with respect to each property will be equal to the percentage of annual gross revenues of the property that is

Actual amounts depend upon the gross revenue of the properties, the services actually performed and the

Type of Compensation	Determination of Amount	Estimated Amount if Minimum/Maximum Sold

usual and customary for comparable property management services rendered to similar properties in the geographic market of the property, as determined by our advisor and approved by a majority of our board of directors, including a majority of our independent directors; provided, however, that in no event will the property management fee exceed 5% of the property’s annual gross revenues. Our property manager may subcontract with third party property managers and will be responsible for supervising and compensating those third party property managers.

usual and customary property management and leasing fees in the geographic market in which properties are located, and therefore cannot be determined at this time.

We may also pay our property manager a separate fee for services rendered, whether directly or indirectly, in leasing our real properties to a third party lessee. The amount of such leasing fee will be usual and customary for comparable services rendered for similar real properties in the geographic market of the property leased, as determined by our advisor and approved by a majority of our board of directors, including a majority of our independent directors; provided, however, that in no event will the leasing fee exceed 2% of the total lease consideration with respect to a new lease or 5% of the total lease consideration with respect to a renewal of an existing lease.

Other Operating Expenses	We will reimburse our advisor for its expenses incurred in providing services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities and IT costs; provided, however, that we will not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor or its affiliates receives acquisition fees or disposition fees or for the personnel costs our advisor pays with respect to persons who serve as our executive officers.	Actual amounts are dependent upon the services provided, and therefore cannot be determined at this time.

Convertible Stock

Convertible Stock	We have issued 1,000 shares of our convertible stock to our advisor in exchange for $1,000. Our convertible stock will convert to shares of our common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the original issue price of those shares plus a 7.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) we list our common stock for trading on a national securities exchange or (C) our advisory agreement is terminated or expires and is not renewed (other than for “cause” as defined in our advisory agreement). In the event of a termination or non-renewal of our advisory agreement for cause, all of the shares of convertible stock will be	Actual amounts depend upon future liquidity events, and therefore cannot be determined at this time.

Type of Compensation	Determination of Amount	Estimated Amount if Minimum/Maximum Sold
redeemed by us for the sum of $1.00. In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the excess of (1) our “enterprise value” plus the value of distributions paid to date on the then outstanding shares of our common stock over (2) the aggregate purchase price paid by stockholders for those outstanding shares of common stock plus a 7.0% cumulative, non-compounded annual return on the original issue price of those outstanding shares, divided by (B) our enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case calculated as of the date of the conversion. Due to the fact that (i) the first conversion trigger described above is based upon our payment of distributions equal to the aggregate purchase price paid for the then outstanding shares plus a 7.0% cumulative, non-compounded annual return on that aggregate purchase price, and (ii) investors who have held their shares of our common stock for differing lengths of time may have received differing returns on their investments as of the date of the conversion trigger, there is no assurance that each individual stockholder will have received a return of its invested capital plus at least a 7.0% cumulative annual return on such investment upon such a triggering event. For a description of how our enterprise value is determined pursuant to our charter and an example illustrating how the conversion formula with respect to our convertible stock set forth above will operate, see “Description of Capital Stock—Convertible Stock.”

Liquidity Stage

Disposition Fees	If our advisor or its affiliate provides a substantial amount of services, as determined by our independent directors, in connection with the sale of a real property or real estate-related asset sold, our advisor or its affiliate will earn a disposition fee equal to 2.0% of the contract sales price of the real property or real estate-related asset sold.	Actual amounts depend upon the contract sales price of the investment sold and other factors, and therefore cannot be determined at this time.

Conflicts of Interest

Our advisor and certain of its affiliates will experience conflicts of interest in connection with this offering and the management of our business, including the following:

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the officers and key personnel of our advisor must allocate their time between advising us and managing our sponsor’s and our other affiliates’ businesses and the other real estate projects and business activities in which they may be involved;

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the compensation payable by us to our advisor and other affiliates may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, and fees such as the acquisition fees and asset management fees payable to our advisor are based upon the cost of assets we acquire and will generally be payable regardless of the value or performance of the assets we acquire, and thus may create an incentive for the advisor to accept a higher purchase price for assets or to purchase assets that may not otherwise be in our best interest;

•	the property management fees payable to our property manager will generally be payable regardless of the quality of services provided to us; and

•	the real estate professionals acting on behalf of our advisor must determine which investment opportunities to recommend to us and any other entities advised by such professionals.

Distributions

We intend to accrue distributions on a daily basis and make distributions on a monthly basis beginning no later than the first calendar month after the month in which we make our first investment. Once we commence paying distributions, we expect to continue paying monthly distributions unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. The timing and amount of distributions, if any, will be determined by our board of directors in its discretion. Your distributions will begin to accrue on our acceptance of your subscription.

Generally, our policy will be to pay distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period, and we expect to pay these distributions in advance of our actual receipt of these funds. In these instances, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by our advisor in its sole discretion. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and your overall return on your investment in us may be reduced.

We intend to qualify as a REIT commencing with the taxable year in which we satisfy the minimum offering requirement. To qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends paid deduction and by excluding net capital gains, to our stockholders. If the aggregate amount of cash distributions in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will either be (1) a return on capital or (2) gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions. For further information regarding the tax consequences in the event we make distributions other than from cash flow from operations, see “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.”

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, you may elect to have the cash distributions you receive reinvested in shares of our common stock at an initial price of $9.50 per share; provided, however, that after we begin disclosing an estimated per share value of our common stock that is not based on the price to acquire a share of our common stock in the primary offering or a follow-on public offering, cash distributions will be reinvested in shares of our common stock at a price per share equal to 95% of our most recently calculated estimated per share value. We expect our advisor, or another firm chosen for that purpose, to determine an estimated per share value of our common stock that is not based on the price to acquire a share of our common stock in the primary offering or a follow-on public offering beginning no later than 18 months after the completion of our offering stage. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or a follow-on public offering, provided we have not filed a registration statement for a follow-on public offering as of such date (for purposes of this definition, we do not consider “public offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership). We do not currently anticipate obtaining independent appraisals or valuations of our properties or other assets in connection with determining the estimated per share value of our common stock and, accordingly, the estimated per share values should not be viewed as an accurate reflection of the fair market value of our assets or the amount of net proceeds that would result from an immediate sale of our assets. No selling commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan.

If you participate in our distribution reinvestment plan, you will not receive the cash from your distributions, other than any special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. Following any termination of our distribution reinvestment plan, all subsequent distributions to stockholders will be made in cash. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan.

Share Repurchase Program

Our share repurchase program may provide an opportunity for you to have your shares repurchased by us, subject to certain restrictions and limitations. No shares can be repurchased under our share repurchase program until after the first anniversary of the date of purchase of such shares; provided, however, that this one year holding period may be waived in certain circumstances, including with respect to repurchases requested upon the death, disability or bankruptcy of a stockholder or other exigent circumstances. Before we begin to disclose an estimated per share value of our common stock that is not based on the price to acquire a share of our common stock in the primary offering or a follow-on public offering, the purchase price for shares repurchased under our share repurchase program will be as follows (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock):

•	92.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least one year;

•	95.0% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least two years;

•	97.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least three years; and

•	100.0% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least four years.

The purchase price per share for all shares repurchased pursuant to our share repurchase program will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to our stockholders prior to the repurchase date as a result of the sale or refinancing of one or more of our assets that constitutes a return of capital distribution as a result of such sale or refinancing.

After we begin disclosing an estimated per share value of our common stock that is not based on the price to acquire a share of our common stock in the primary offering or a follow-on public offering, shares repurchased under our share repurchase program will be repurchased for the lesser of the price paid for the shares by the redeeming stockholder or 95% of our most recent estimated per share value. We expect our advisor, or another firm chosen for that purpose, to determine an estimated per share value of our common stock that is not based on the price to acquire a share of our common stock in the primary offering or a follow-on public offering beginning no later than 18 months after the completion of our offering stage, and that our board of directors will approve each such determination of an estimated per share value of our common stock. We currently expect to update our estimated per share value no less frequently than every 12 to 18 months thereafter. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or a follow-on public offering, provided we have not filed a registration statement for a follow-on public offering as of such date (for purposes of this definition, we do not consider “public offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership). We do not currently anticipate obtaining independent appraisals or valuations of our properties or other assets in connection with determining the estimated per share value of our common stock and, accordingly, the estimated per share values should not be viewed as an accurate reflection of the fair market value of our assets or the amount of net proceeds that would result from an immediate sale of our assets.

Notwithstanding the foregoing, until we begin to disclose an estimated per share value of our common stock that is not based on the price to acquire a share of our common stock in the primary offering or a follow-on public offering, shares repurchased in connection with a stockholder’s death or disability will be repurchased at a price per share equal to 100% of the amount actually paid for the shares. After we begin disclosing an estimated per share value of our common stock that is not based on the price to acquire a share of our common stock in the primary offering or a follow-on public offering, shares repurchased in connection with a stockholder’s death or disability will be repurchased at a purchase price per share equal to 100% of our most recent estimated per share value. In the event that we waive the one year holding requirement in connection with the repurchase of shares upon a stockholder’s bankruptcy or other exigent circumstance as determined by our advisor, such shares will be repurchased at a price per share equal to the price per share we would pay had the stockholder held the shares for at least one year from the purchase date.

We intend to limit the number of shares that may be repurchased pursuant to our share repurchase program during any calendar year to 5.0% of the number of shares of common stock outstanding on December 31st of the previous calendar year. In addition, we are only authorized to repurchase shares using the proceeds received from our distribution reinvestment plan during the prior calendar year. Either of the foregoing limits might prevent us from accommodating all repurchase requests made in any quarter. In addition, repurchases may be limited by restrictions under Maryland law that prohibit repurchases if as a result of a repurchase we would violate certain statutory tests of solvency.

Our board of directors may, in its sole discretion, amend, suspend or terminate our share repurchase program at any time upon 30 days’ notice to our stockholders if it determines that the funds available to fund our share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of our share repurchase program is in our best interests. Our share repurchase program will terminate if the shares of our common stock are listed on a national securities exchange. There is no fee in connection with a repurchase of shares of our common stock pursuant to our share repurchase program. Our affiliates will not be eligible to participate in our share repurchase program.

Liquidity Strategy

Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders seven to nine years from the completion of this offering. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of the sale of our assets, a sale or merger of our company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our stockholders.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Accordingly, under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if: (1) it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and (2) it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of an investment company as we intend to invest primarily in real property, rather than in securities, through our wholly and majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. As we are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its wholly owned or majority-owned subsidiaries, both we and our operating partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test.

In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority-owned subsidiaries, we and the operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

Even if the value of investment securities held by one of our subsidiaries were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion generally requires that at least 55% of a subsidiary’s portfolio be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusion provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exclusion for each of these subsidiaries.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from the definition of “investment company” provided by Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

Maintaining compliance with Investment Company Act exceptions will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

RISK FACTORS

An investment in shares of our common stock involves various risks and uncertainties. You should carefully consider the risks described below in conjunction with the other information contained in this prospectus before purchasing shares of our common stock.

General Investment Risks

We have no prior operating history, and there is no assurance that we will be able to successfully achieve our investment objectives.

We, our sponsor and our advisor are newly formed entities with no prior operating history and our management and the management of our advisor have no experience operating a public company. Because there is no assurance that we will be able to successfully achieve our investment objectives, an investment in shares of our common stock may entail more risk than an investment in the stock of a real estate investment trust with a substantial operating history.

Due to the fact that this is a “blind pool” offering, you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

As of the date of this prospectus, neither we nor our advisor has made any investments or identified any investments that we may make with the proceeds of our offering. As a result, we are not able to provide you with any information to assist you in evaluating the economic merits, transaction terms or other financial or operational data concerning any specific investment that we have made or may make prior to your purchase of shares of our common stock. Instead, you must rely on our advisor and our board of directors to implement our investment strategy and policies, to evaluate our investment opportunities and to structure the terms of our investments. Because investors are not able to evaluate our investments in advance of purchasing shares of our common stock, this offering is more speculative and may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

Because no public trading market for shares of our common stock currently exists and we are not required to effectuate a liquidity event by a certain date, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the offering price in this offering.

There is no current public market for the shares of our common stock and we have no obligation to list our shares of common stock on any public securities market or provide any other type of liquidity to our stockholders by a particular date. It will therefore be difficult for you to sell your shares of our common stock, and even if you are able to sell your shares of our common stock, the absence of a public market may cause the price received for any shares of our common stock sold to be less than what you paid or less than your proportionate value of the assets we own. Additionally, our charter does not require that we consummate a transaction to provide liquidity to stockholders as of any specific date. As a result, you should purchase shares of our common stock only as a long-term investment and should be prepared to hold your shares of our common stock for an indefinite period of time.

This is a “best efforts” offering and if we are unable to raise substantial funds in this offering, we will be limited in the number and type of investments we may make, which could negatively impact your investment.

This offering is being made on a “best efforts” basis, which means that the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock, have no firm commitment or obligation to purchase any of the shares of our common stock and may choose to emphasize other investment products over this offering. If we raise substantially less than the maximum offering amount in this offering, we will make fewer investments, resulting in less diversification in terms of the number of investments we own, the geographic regions in which our real properties are located and the types of investments that we make. Further, it is likely that in our early stages of growth we may not be able to achieve portfolio diversification consistent with our longer-term investment objectives, increasing the likelihood that any single investment’s poor performance would materially affect our overall investment performance. Our inability to raise substantial funds and make investments would also increase our fixed operating expenses as a percentage of gross income. Each of these factors could have an adverse effect on our financial condition and ability to make distributions to our stockholders.

Disruptions in the financial markets and deteriorating economic conditions could adversely impact our ability to implement our investment strategy and achieve our investment objectives.

U.S. and global financial markets have recently experienced extreme volatility and disruption. There has been a widespread tightening in overall credit markets, devaluation of the assets underlying certain financial contracts and increased borrowing by governmental entities. The recent turmoil in the capital markets has constrained equity and debt capital available for investment in real estate, resulting in fewer buyers seeking to acquire properties, increases in capitalization rates and lower property values. Future disruptions in the financial markets and deteriorating economic conditions could impact the value of our investments in properties. Additionally, if potential purchasers of real properties continue to have difficulty finding debt to finance property acquisitions, capitalization rates could continue to increase and property values could continue to decrease. Current economic conditions greatly increase the risks of our investments. See “—Risks Related to Our Investments.”

We will have fewer funds available for investments and your overall return may be reduced if we pay distributions from sources other than our cash flow from operations.

Our organizational documents permit us to pay distributions from any source. If we fund distributions from financings or the net proceeds of this offering, we will have less funds available for investment than if our distributions came solely from cash flow from operations and your overall return may be reduced. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings to fund our distributions, but we may determine to use net proceeds of this offering when borrowings are not available or if our board of directors determines it is appropriate to do so. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions.

In addition, if the aggregate amount of cash we distribute to stockholders in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will either be (1) a return of capital or (2) a gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions. For further information regarding the tax consequences in the event we make distributions other than from cash flow from operations, please see “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.”

The success of this offering is dependent, in part, on the ability of the dealer manager to implement its business strategy, to hire and retain key employees and to successfully establish, operate and maintain a network of broker-dealers.

The dealer manager for this offering is SC Distributors, LLC. The success of this offering and our ability to implement our business strategy is dependent upon the ability of our dealer manager to hire and retain key employees, establish, operate and maintain a network of licensed securities broker-dealers and other agents and implement its business strategy. The success of our dealer manager will be determined in large part by Patrick J. Miller, the president of our dealer manager, and the loss of his services could harm our ability to raise capital. If the dealer manager is unable to hire qualified employees, build a sufficient network of broker-dealers and implement its business strategy, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. In addition, our dealer manager intends to serve as the dealer manager for or participate in the distribution of the securities of other issuers. To the extent that our dealer manager serves as dealer manager for other issuers, our dealer manager may experience conflicts of interest in allocating its time between this offering and such other issuers, which could adversely affect our ability to raise adequate proceeds through this offering and implement our investment strategy. Further, the participating broker-dealers retained by our dealer manager may have numerous competing investment products, some with similar or identical investment strategies and areas of focus as us, which they may elect to emphasize to their retail clients.

The fixed offering price of our shares of common stock was established on an arbitrary basis, and therefore it may not accurately represent the current value of our assets at any particular time.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. We established the fixed offering price of our shares of common stock on an arbitrary basis. The selling price of our shares of common stock bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon our liquidation. Further, the offering price may be significantly more than the price at which our shares of common stock would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Until 18 months after we have completed our offering stage, we expect to use the price paid to acquire a share of our common stock in our most recent offering as the estimated per share value of our shares. Even when determining the estimated per share value of our common stock from and after 18 months after completion of our offering stage, the estimated per share value of our shares will be based upon a number of assumptions that may not be accurate or complete.

To assist FINRA members and their associated persons that participate in this offering, we will disclose in each of our annual reports an estimated per share value of our common stock, the method by which the estimated per share value of our common stock was developed and the date of the data used to develop the estimated per share value of our common stock. In addition, our advisor will prepare annual statements of the estimated per share value of our common stock to assist fiduciaries of retirement plans subject to the annual reporting and valuation requirements of ERISA in the preparation of their reports relating to an investment in our shares. Our advisor intends to use the most recent price paid to acquire a share of our common stock in the primary offering (ignoring purchase price discounts for certain categories of purchasers) or a follow-on public offering as the estimated per share value of our common stock until 18 months after we have completed our offering stage (as defined below). Although this initial estimated per share value of our common stock will represent the most recent price at which most investors will purchase our shares, this estimated per share value of our common stock will likely differ from the price at which a stockholder could resell his or her shares because there will be no public trading market for the shares at that time and the estimated per share value of our common stock will not reflect, and will not be derived from, the fair market value of our assets, nor will it represent the amount of net proceeds that would result from an immediate liquidation of our assets. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or a follow-on public offering, provided we have not filed a registration statement for a follow-on public offering as of such date (for purposes of this definition, we do not consider “public offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership). If our board of directors determines that it is in our best interest, we may conduct follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

When determining the estimated per share value of our common stock from and after 18 months after the completion of our offering stage, our advisor, or another firm chosen for that purpose, will estimate the per share value of our common stock based upon a number of assumptions that may not be accurate or complete, and our board of directors will approve such estimated per share value of our common stock. We do not currently anticipate obtaining independent appraisals or valuations of our properties or other assets in connection with determining the estimated per share value of our common stock and, accordingly, the estimated per share values should not be viewed as an accurate reflection of the fair market value of our assets or the amount of net proceeds that would result from an immediate sale of our assets.

You may be required to hold your investment for an indefinite period.

Our charter does not require our board of directors to pursue a transaction providing liquidity to our stockholders within any specified period of time, or at all. Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange or delay the commencement of our liquidation or other type of liquidity transaction, such as a merger or sale of assets, beyond seven years from the termination of our offering stage. If our board of directors does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on stockholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all of our assets. Even if we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares of our common stock may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

Our stockholders may not receive a full return of their invested capital due to the payment of fees to our advisor and its affiliates, which reduces cash available for investment.

The full offering price paid by our stockholders will not be invested in real properties and real estate-related assets because a portion of the offering price from the sale of the shares of our common stock in this offering will be used to pay expenses and fees. As a consequence, our stockholders will only receive a full return of their invested capital if (1) we sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company after we list our shares of common stock on a national securities exchange substantially exceeds the original purchase price of our assets.

Your interest in us could be diluted and we could incur other significant costs associated with being self-managed if we internalize our management functions.

In the future our board of directors may elect to internalize our management functions, in which case we may elect to negotiate the acquisition of our advisor’s assets and personnel. See “Description of Capital Stock—Business Combination with Our Advisor.” At this time, we cannot anticipate the form or amount of consideration we would pay in connection with an acquisition of our advisor’s assets and personnel in an internalization transaction or the other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our common stock. The payment of such consideration could result in dilution of our stockholders’ interests in us and could have an adverse effect on our results of operations and ability to make distributions to our stockholders. Additionally, following an internalization transaction, the real estate professionals at our advisor that become our employees may receive more compensation than they received from our advisor or its affiliates. These possibilities may provide incentives to our advisor or these individuals to pursue an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders’ best interests.

Following an internalization of our management function, we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement. However, our direct expenses following an internalization of our management function would include general and administrative costs, including legal, accounting and other expenses related to corporate governance and compliance. We would also be required to employ personnel, and thus would be subject to the various potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. In addition, we would incur the compensation and benefits costs of our officers and other employees and consultants that previously would have been paid by our advisor or its affiliates. However, there are no assurances that the key personnel of our advisor will become our employees upon any internalization of our advisor, as they may instead remain employees of our sponsor or its affiliates. We cannot reasonably estimate the amount that we would save in fees and expenses that we are no longer required to pay to our advisor or the costs we would incur if we internalized our management function. If the expenses we assume as a result of an internalization of our management function exceed the amount that we save in fees and expenses that we are no longer required to pay to our advisor, our results of operations and our ability to make distributions to our stockholders could be materially and adversely affected.

In some cases internalization transactions involving the acquisition of an advisor have resulted in litigation. If we were to become involved in such litigation in connection with an internalization of our management functions, we could be forced to spend significant amounts of money defending ourselves in such litigation, regardless of the merit of the claims against us, which would reduce the amount of funds available for us to make investments or make distributions to our stockholders.

Our share repurchase program places certain limits on your ability to have your shares of common stock repurchased by us. You may not be able to sell any of your shares of our common stock back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.

Our share repurchase program may provide you with an opportunity to have your shares of common stock repurchased by us. We anticipate that shares of our common stock may be repurchased on a quarterly basis. No shares may be repurchased under our share repurchase program until after the first anniversary of the date of purchase of such shares; provided, however, that we may waive the one year holding requirement in certain circumstances, including in the case of shares being repurchased in connection with a stockholder’s death, disability or bankruptcy. Prior to the completion of our offering stage, we will repurchase shares of our common stock pursuant to our share repurchase program at a discount from the purchase price per share of the shares being repurchased based upon how long such shares have been held as of the date of repurchase. Notwithstanding the foregoing, once we establish an estimated per share value of our common stock that is not based on the price to acquire a share in our primary offering or a follow-on public offering, shares of our common stock will be repurchased at a price equal to the lesser of the price paid for the shares by the redeeming stockholder and 95% of the most recently calculated estimated per share value of our common stock. We expect our advisor, or another firm chosen for that purpose, to determine an estimated per share value of our common stock that is not based on the price to acquire a share of our common stock in the primary offering or a follow-on public offering beginning no later than 18 months after the completion of our offering stage. Given that beginning no later than 18 months after the completion of our offering stage shares will be repurchased pursuant to our share repurchase program at a price equal to the lesser of the price paid for the shares being redeemed and 95% of the most recently calculated estimated per share value of our common stock, our advisor may have an incentive to determine that the estimated per share value of our shares is higher than it might otherwise determine in the event that our sponsor has sponsored another program that is then engaged in a continuous public offering in order to demonstrate better prior performance information to the prospective investors in such other program.

Our share repurchase program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can repurchase at any given time and limiting the funds we will use to repurchase shares pursuant to the share repurchase program. Further, we have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. Our board of directors reserves the right to amend or terminate the share repurchase program at any time upon 30 days’ notice to our stockholders. Therefore, you may not have the opportunity to make a repurchase request prior to a potential termination of the share repurchase program and you may not be able to sell any of your shares of common stock back to us. Moreover, if you do sell your shares of common stock back to us pursuant to the share repurchase program, you may be forced to do so at a discount to the purchase price you paid for your shares. See “Description of Capital Stock — Share Repurchase Program.”

Our success is dependent on the performance of our advisor and its affiliates.

The performance of our advisor and its affiliates will determine our ability to achieve our investment objectives and to pay distributions to our stockholders. Our advisor and its affiliates are sensitive to trends in the general economy, as well as the commercial real estate and credit markets. To the extent that any decline in revenues and operating results impacts the performance of our advisor and its affiliates, our financial condition and ability to pay distributions to our stockholders could also suffer.

We may not be able to achieve our investment objectives if we are delayed in identifying, or are unable to identify, suitable investments.

Any delays we encounter in selecting, acquiring and developing real properties could adversely affect our ability to achieve our investment objectives and make distributions to our stockholders. Because we are conducting this offering on a “best efforts” basis, our ability to commit to purchase specific assets will depend, in part, on the amount of offering proceeds we have raised at a given time. As of the date of this prospectus, we have not identified any real properties or real estate-related assets to acquire with the proceeds of this offering. If we are unable to access sufficient capital, we may suffer from delays in deploying the capital into suitable investments.

We are uncertain of our sources for funding our future capital needs. If we do not have sufficient funds from operations to cover our expenses and cannot obtain debt or equity financing on acceptable terms, our ability to cover our expenses will be adversely affected.

The net proceeds of this offering will be used for investments in real properties and real estate-related assets and for payment of operating expenses, various fees and other expenses. During the initial stages of the offering, we may not have sufficient funds from operations to cover our expenses. Accordingly, in the event that we develop a need for additional capital in the future, sources of funding may not be available to us. If we do not have sufficient funds from cash flow generated by our investments or out of the net proceeds from this offering, or cannot obtain debt or equity financing on acceptable terms, our financial condition and ability to make distributions to our stockholders may be adversely affected.

We may not meet the minimum offering requirements for this offering; therefore, you may not have access to your funds for one year from the date of this prospectus.

We will not sell any shares of our common stock unless we sell a minimum of $2,000,000 in shares by one year from the date of this prospectus, excluding shares purchased by our directors, officers and affiliates. Pending satisfaction of this minimum offering requirement, all subscription funds will be placed in an escrow account held by our escrow agent and held in trust for the subscribers’ benefit pending release to us. If we do not satisfy the minimum offering requirement within one year from the date of this prospectus, we will terminate this offering and promptly return all subscribers’ funds held in escrow, plus any interest accrued. If the minimum offering requirements are not met within one year from the date of this prospectus, subscribers who have delivered their funds into escrow will not have access to those funds until such time. In addition, the interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

Risks Relating to Our Organizational Structure

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we will enter into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons. However, our charter provides that we may not indemnify our directors, our advisor and its affiliates for loss or liability suffered by them or hold our directors or our advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not granted.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may benefit our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding shares of capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number, whichever is more restrictive, of our then outstanding shares of common stock unless exempted by our board of directors. These restrictions may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Investors in this offering do not have preemptive rights to purchase any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. However, the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. The issuance of preferred stock or other classes of common stock would increase the number of stockholders entitled to distributions without simultaneously increasing the size of our portfolio of investments. Under our charter, we have authority to issue a total of 1,100,000,000 shares of capital stock, of which 999,999,000 shares are designated as common stock with a par value of $0.01 per share, 1,000 shares are designated as convertible stock with a par value of $0.01 per share and 100,000,000 shares are designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.

Your investment will be diluted upon conversion of the convertible stock.

Our advisor has been issued 1,000 shares of our convertible stock. Under limited circumstances, each outstanding share of our convertible stock may be converted into shares of our common stock, which will have a dilutive effect to our stockholders. Our convertible stock will be converted into shares of common stock if (1) we have made total distributions on the then outstanding shares of our common stock equal to the price paid for those shares plus a 7.0% cumulative, non-compounded, annual return on that price, (2) we list our common stock for trading on a national securities exchange or enter into a merger whereby holders of our common stock receive listed securities of another issuer), or (3) our advisory agreement is terminated or expires and is not renewed (other than because of a material breach by the advisor). Upon any of these events, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (i) our enterprise value plus the aggregate value of the distributions paid to date on the then outstanding shares exceeds (ii) the aggregate purchase price paid by stockholders for those outstanding shares plus a 7.0% cumulative, non-compounded, annual return on the original issue price of the shares, divided by (B) our enterprise value divided by the number of outstanding shares of our common stock on an as-converted basis as of the date of conversion. See “Description of Capital Stock—Convertible Stock.” Upon the issuance of our common stock in connection with the conversion of our convertible stock, your interests in us will be diluted.

We may grant stock-based awards to our directors, employees and consultants pursuant to our long-term incentive plan, which will have a dilutive effect on your investment in us.

We have adopted a long-term incentive plan, pursuant to which we are authorized to grant restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, performance awards, dividend equivalents or other stock-based awards to directors, employees and consultants selected by our board of directors for participation in the plan. We currently intend only to issue awards of restricted stock to our independent directors under our long-term incentive plan. If we issue stock-based awards to eligible participants under our long-term incentive plan, the issuance of these stock-based awards will dilute your investment in our shares of common stock.

The conversion of the convertible stock held by our advisor upon termination of the advisory agreement and the voting rights granted to the holder of our convertible stock may discourage a takeover attempt or prevent us from effecting a merger that otherwise would have been in the best interests of our stockholders.

If we engage in a merger in which we are not the surviving entity or our advisory agreement is terminated without cause, our advisor may be entitled to conversion of the convertible stock it holds and to require that we purchase all or a portion of the limited partnership interests in our operating partnership that it holds at any time thereafter for cash or our common stock. The existence of this convertible stock may deter a prospective acquirer from bidding on our company, which may limit the opportunity for stockholders to receive a premium for their stock that might otherwise exist if an investor attempted to acquire us through a merger.

The affirmative vote of two-thirds of the outstanding shares of convertible stock, voting as a single class, will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock. In the event that we propose to merge with or into another entity, including another REIT, our advisor could, by exercising these voting rights, determine whether or not we are able to complete the proposed transaction. By voting against a proposed merger, our advisor could prevent us from effecting the merger, even if the merger otherwise would have been in the best interests of our stockholders.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

Limited partners in our operating partnership have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, our operating partnership or any of our subsidiaries intend to register as an investment company under the Investment Company Act. Currently, neither we, our operating partnership or any of our subsidiaries have any assets. Our operating partnership’s and subsidiaries’ intended investments in real estate will represent the substantial majority of our total asset mix. In order for us not to be subject to regulation under the Investment Company Act, we intend to engage, through our operating partnership and our wholly and majority owned subsidiaries, primarily in the business of buying real estate. These investments must be made within a year after this offering ends.

We expect that most of our assets will be held through wholly-owned or majority-owned subsidiaries of our operating partnership. We expect that most of these subsidiaries will be outside the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company under Section 3(a)(1) of the Investment Company Act as we intend to invest primarily in real property, through our wholly or majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

In the event that the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets,” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets. What we buy and sell is therefore limited by these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC staff will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of an investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we, our operating partnership or any of our subsidiaries are required to register as an investment company, each entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition and disposition, any of these entities may not be able to maintain an exclusion from registration as an investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

For more information on issues related to compliance with the Investment Company Act, see “Investment Objectives, Strategy and Policies—Investment Company Act Considerations.”

Risks Related To Conflicts of Interest

We depend on our advisor and its key personnel and if any of such key personnel were to cease to be affiliated with our advisor, our business could suffer.

Our ability to achieve our investment objectives is dependent upon the performance of our advisor. Our success depends to a significant degree upon the continued contributions of certain of the key personnel of our advisor, each of whom would be difficult to replace. We currently do not have key man life insurance on any of our advisor’s personnel. If our advisor were to lose the benefit of the experience, efforts and abilities of any these individuals, our operating results could suffer.

Our advisor and its affiliates, including our officers and our affiliated directors, will face conflicts of interest caused by compensation arrangements with us, which could result in actions that are not in the best interests of our stockholders.

Our advisor and its affiliates will receive substantial fees from us in return for their services and these fees could influence the advice provided to us. Among other matters, these compensation arrangements could affect the judgment of our advisor and its affiliates with respect to:

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public offerings of equity by us, which generate additional funds for the purchase of assets and thus may allow our advisor and its affiliates to earn increased acquisition fees, asset management fees and property management fees;

•	the sale of assets, which will cause the asset management fees and property management fees payable to our advisor and its affiliates to decrease; and

•	the purchase of assets, which may allow our advisor or its affiliates to earn additional acquisition fees, asset management fees and property management fees.

Our advisor will have considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions. Our advisor may face conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that the acquisition fees and asset management fees payable to our advisor are based upon the cost of the real properties and real estate-related assets we acquire and not on the value or performance of our assets, and the fact that the asset management fees payable to our advisor will not decrease based on changes in the value of our assets, which may create an incentive for our advisor to purchase assets that may not otherwise be in our best interest. Our advisor may also receive a disposition fee in connection with our sale of a real property or real estate-related asset, regardless of the performance of the asset, which may create an incentive for our advisor to recommend the disposition of assets that would not otherwise be in our best interest. Additionally, the property management fees payable to our property manager will generally be payable regardless of the quality of services provided to us. The property management and leasing fees payable to our property manager will be in an amount no greater than the amount that is usual and customary for comparable services rendered to similar properties in the geographic market of the properties in question, as determined by our advisor and approved as fair and reasonable in relation to the services being performed by our board of directors, including a majority of our independent directors. As a result, there may be an incentive for our advisor to provide market survey information to our board of directors which would support the payment of higher property management and leasing fees than might otherwise be warranted. In evaluating our investments, dispositions and management strategies, the opportunity for our advisor and its affiliates to earn these fees may lead our advisor to place undue emphasis on criteria relating to its short-term compensation at the expense of other criteria, such as the preservation of capital, which could result in decisions that are not in the best interests of our stockholders.

We may compete with affiliates of our sponsor for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

We may compete with affiliates of our sponsor for opportunities to acquire or sell real properties and other real estate-related assets. We may also buy or sell real properties and other real estate-related assets at the same time as affiliates of our sponsor. In this regard, there is a risk that our sponsor will select for us investments that provide lower returns to us than investments purchased by its affiliates. Certain of our affiliates own or manage real properties in geographical areas in which we expect to own real properties. As a result of our potential competition with affiliates of our sponsor, certain investment opportunities that would otherwise be available to us may not in fact be available. This competition may also result in conflicts of interest that are not resolved in our favor.

The time and resources that our sponsor and its affiliates could devote to us may be diverted to other investment activities.

We cannot currently estimate the time our officers and directors will be required to devote to us because the time commitment required of our officers and directors will vary depending upon a variety of factors, including, but not limited to, general economic and market conditions effecting us, the amount of proceeds raised in this offering and our advisor’s ability to locate and acquire investments that meet our investment objectives. Since these professionals engage in and will continue to engage in other business activities on behalf of themselves and others, these professionals will face conflicts of interest in allocating their time among us, our advisor, other affiliates and other business activities in which they are involved. This could result in actions that are more favorable to other affiliates than to us. In the event that some or all of the key professionals who perform services for our advisor as well as other programs sponsored by our sponsor become full-time employees of another program in connection with an internalization of that program’s management function, our advisor may need to replace such professionals, or we may need to find a replacement advisor to replace the management services our advisor provides to us, which could adversely impact our operating performance. In addition, we may compete with other affiliates for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party.

Our advisor may have conflicting fiduciary obligations if we acquire assets from affiliates of our sponsor or enter into joint ventures with affiliates of our sponsor. As a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our advisor may cause us to invest in a property owned by, or make an investment in equity securities in or real estate-related loans to, our sponsor or its affiliates or through a joint venture with affiliates of our sponsor. In these circumstances, our advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction, we would not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees to be paid to our advisor, our property manager and other affiliates for services they provide for us were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, may be in excess of amounts that we would otherwise pay to third parties for such services and may reduce the amount of cash that would otherwise be available for investments in real properties and distributions to our stockholders.

Risks Related To Investments in Real Estate

Real property investments are subject to risks that could adversely affect our operating results.

Real property investments are subject to varying risks which cannot be entirely eliminated. Some of these risks include:

•	changes in global, national, regional or local economic, demographic or real estate market conditions;

•	changes in the supply of or demand for similar or competing properties in an area;

•	competition for real property investments targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	changes in interest rates and availability of financing;

•	changes in the terms of available financing, including more conservative loan-to-value requirements and shorter debt maturities;

•	changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws; and

•	the illiquidity of real estate investments generally.

All of these risks are beyond our control and could affect our ability to meet our obligations and make distributions to our stockholders. The value of the real properties we acquire may decrease following the date we acquire such properties due to the risks described above or any other unforeseen changes in market conditions. If the value of our real properties decreases, we may be forced to dispose of the properties at a price lower than the price we paid to acquire our properties, which could adversely impact our results of operations and our ability to make distributions and return capital to our investors.

We will compete with numerous other persons and entities for real estate assets and tenants.

We will compete with numerous other persons and entities in acquiring real property and attracting tenants to real properties we acquire. These persons and entities may have greater experience and financial strength than us. There is no assurance that we will be able to acquire real properties or attract tenants to real properties we acquire on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Each of these factors could adversely affect our financial condition and ability to pay distributions to you.

We will be dependent on tenants for revenue and our inability to lease our real properties or to collect rent from our tenants will adversely affect our results of operations and returns to our stockholders.

We are dependent on the lease payments of the tenants of the properties in which we invest for revenue. Many of the properties in which we invest may be occupied by only one tenant and, therefore, our revenues from those properties will be materially dependent on the creditworthiness and financial stability of such tenants. A default of a tenant on its lease payments to us would cause us to lose revenue from the property and force us to find an alternative source of revenue to meet any expenses associated with the property and prevent a foreclosure if the property is subject to a mortgage. In the event of a default by a single or major tenant of a property, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing the property. If a lease of a single or major tenant of a property is terminated, we may not be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor of a tenant to fulfill its obligations or a tenant’s election not to extend a lease upon its expiration could have an adverse effect on our financial condition and our ability to pay distributions to you.

If we acquire a high concentration of properties in a particular geographic area, or properties leased to tenants in a particular industry, the adverse effect on our financial condition caused by an economic downturn in that particular geographic area or tenant industry will be magnified.

We are dependent on the lease payments of the tenants of the properties in which we invest for revenue, and as a result, our performance is indirectly affected by the financial results of our tenants, as financial difficulties experienced by our tenants could result in defaults by our tenants in their obligations to us. We intend to acquire a portfolio of properties that is diversified in terms of geographic area and tenant industry. However, to the extent that we acquire a concentration of properties located in a particular geographic area, any economic downturn or other factor that disproportionately impacts that geographic area would have a magnified adverse effect on our tenants and our performance. Similarly, if the tenants of the properties in our portfolio become concentrated in a particular industry or industries, any economic downturn or other factor that disproportionately impacts that industry would have a magnified adverse effect on our tenants and our performance.

Elevated vacancy rates could have an adverse impact on our ability to make distributions to our stockholders and the value of an investment in our shares.

The recent recession has led to an overall decline in the commercial real estate market and historically high vacancy rates in the commercial real estate sector, and may cause vacancy rates to continue to trend upward in the future. Increased vacancy rates generally result in lowered rental rates, increased expenses from tenant improvements and concessions, reduced revenues from properties and an increase in the number of properties facing foreclosure. In the event that we experience increased vacancy rates or rates which are substantially higher than we had anticipated, we may be forced to offer lower rental rates and more favorable lease terms and tenant improvements or concessions than expected in order to attract or retain tenants. While such measures may help us to attract and retain tenants, they may also reduce our revenues and impair our ability to repay financing associated with our properties and pay distributions to our stockholders. Our revenues will also be negatively impacted during any periods in which our properties are vacant or experience decreased occupancy. In addition, increased vacancy rates could cause the value of our investments in commercial properties to decrease below the amount we paid for such investments. An increase in vacancy rates may have a more significant impact on us, as compared to other investment vehicles, as our investment strategy relies on relatively long-term leases for industrial properties with a relatively limited number of tenants in order to provide a stable stream of income to our stockholders.

Our properties may be leased at below-market rates under long-term leases.

We intend to seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers, provided that contractual rent increases are included. These leases may allow tenants to renew the lease with pre-defined rate increases. If we do not accurately judge the potential for increases in market rental rates, we may set the rental rates of these long-term leases at levels such that even after contractual rental increases, the resulting rental rates are less than then-current market rental rates. Further, we may be unable to terminate such leases or adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into long-term leases.

Properties that incur vacancies for a significant period of time may be difficult to sell on favorable terms.

Any of the properties in which we invest may incur vacancies as a result of the default of a tenant under its lease, the expiration of a tenant’s lease or the early termination of a lease by a tenant. In addition, because a property’s market value depends principally upon the value of the property’s leases, the resale value of a property with prolonged vacancies could decline, which could make it more difficult for us to sell the property on favorable terms and could further reduce our ability to pay distributions to our stockholders.

We may not have funds available for future tenant improvements or capital needs, which could adversely affect our results of operations and our ability to pay distributions to our stockholders.

When the tenant of a property we have acquired does not renew its lease or otherwise vacates its space, in order to attract one or more new tenants, we may be required to expend substantial funds to carry out tenant improvements in the vacated space. In addition, although we expect that the leases with tenants in the properties we acquire will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs to the properties we acquire, such as repairs to the foundation, exterior walls and rooftops. Substantially all of the net proceeds from this offering will be used to invest in real property and to pay various fees and expenses, and we do not anticipate that we will maintain permanent working capital reserves. If we do not establish sufficient reserves for working capital or obtain adequate secured financing to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our real properties. If we defer such improvements, the applicable real properties may suffer from a greater risk of obsolescence and decline in value, it may be more difficult for us to attract or retain tenants to such real properties or the amount of rent we can charge at such real properties may decrease. We cannot assure you that we will have any sources of funding available to us for repair or reconstruction of damaged real property in the future.

We may obtain only limited warranties when we acquire a property and thus may have only limited recourse in the event our due diligence did not identify any issues that lower the value of the property.

Property is often sold in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, property purchase agreements may contain only limited warranties and representations and indemnification provisions that will only survive for a limited period after the closing of the acquisition. To the extent that we acquire properties with limited warranties, we will increase the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

We may not always be able to sell a property when we desire to do so, or at a price that is equal to, or greater than, the price for which we acquired the property, which could adversely impact our ability to pay distributions to our stockholders.

Real properties are illiquid investments, and the real estate market is affected by many factors that are beyond our control, including general economic conditions, availability of financing, interest rates, supply and demand, and other factors. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser will be acceptable to us, and we cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property. In addition, the leases at some of our properties may not provide for increases in rent over the course of the lease term. When that is the case, the value of the leased property to a potential purchaser may not increase over time, which may restrict our ability to sell that property. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to our stockholders.

We may acquire properties which are subject to lock-out provisions, which may prohibit us from selling a property, or may require us to maintain certain debt levels for a specified period of time on a property.

Some of the properties in which we invest may be subject to lock-out provisions, which are provisions that prohibit the prepayment of a loan during a specified time period and may include terms that provide strong financial disincentives for borrowers to prepay their outstanding loan balance. If we invest in a property which is subject to a lock-out provision, we could be restricted in selling or otherwise disposing of or refinancing the property when we desire to do so, prohibited from reducing or refinancing the outstanding indebtedness with respect to such property or increasing the amount of indebtedness with respect to such property. In addition, lock-out provisions could prevent us from taking other actions during the lock-out period that could be in the best interests of our stockholders. In particular, lock-out provisions could impair our ability to participate in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

If our operating expenses increase, our cash flow from operations and funds available to acquire investments or make distributions to our stockholders could be decreased.

If we are unable to lease properties pursuant to “net” leases that require the tenants to pay all or a majority of the properties’ operating expenses, if our tenants fail to pay these operating expenses as required or if the operating expenses we are required to pay exceed our projections, we could have less funds available for future acquisitions or cash available for distributions to our stockholders. In addition, if any property we acquire is not fully occupied or if rents are being paid in an amount that is insufficient to cover the operating expenses of the property, we could be required to expend funds with respect to that property for operating expenses.

Significant covenants, conditions and restrictions may restrict our ability to operate the properties which we acquire.

The properties we acquire may be contiguous with other parcels of real property or comprise part of the same industrial center. In such cases, we will be subject to significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties. In addition, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions to our stockholders.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may use proceeds from this offering to acquire properties upon which we will construct improvements. If we engage in development or construction projects, we will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks if we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups.

The properties we acquire will face competition that affects tenants’ ability to pay rent and the amount of rent paid to us, which may affect the amount of distributions we make to our stockholders.

We intend to acquire properties located in developed areas in which there will be numerous other industrial properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties near the properties we acquire will have a material effect on our ability to rent space at our properties and the amount of rents charged at our properties. If additional competitive properties are built in close proximity to our properties, competition for customer traffic and creditworthy tenants will increase, which could result in decreased cash flow from our tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting the amount of distributions we pay to our stockholders.

Our industrial tenants may be adversely affected by a decline in manufacturing activity in the U.S.

Fluctuations in manufacturing activity in the U.S. may adversely affect our industrial tenants and therefore the demand for and profitability of any industrial properties we acquire. Trade agreements with foreign countries have given employers the option to utilize less expensive foreign manufacturing workers. Outsourcing manufacturing activities could reduce the demand for U.S. workers, thereby reducing the profitability of our industrial tenants and the demand for and profitability of our industrial properties.

Any investments we make in real properties located outside of the U.S. will be subject to currency rate exposure and certain other risks associated with the uncertainty of foreign laws and markets.

We may invest in real properties located outside of the U.S. to the extent that such international investments help us meet our investment objectives. To the extent that we invest in real properties located outside of the U.S., in addition to risks inherent in the investment in real estate generally, we will also be subject to fluctuations in foreign currency exchange rates and the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, currency exchange controls, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden associated with complying with foreign laws. Changes in foreign currency exchange rates may adversely impact the fair values and earnings streams of our international investments and therefore the returns on our non-dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on our international investments as a result of exchange rate fluctuations.

Actions of joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties, including with entities that are affiliated with our advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	the possibility that our venture partner or co-tenant in an investment might become bankrupt;

•	that the venture partner or co-tenant may at any time have economic or business interests or goals which are, or which become, inconsistent with our business interests or goals;

•	that such venture partner or co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that we may incur liabilities as a result of an action taken by such venture partner;

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that disputes between us and a venture partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business;

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the possibility that if we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so; or

•	the possibility that we may not be able to sell our interest in the joint venture if we desire to exit the joint venture.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture and an impasse may be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In addition, to the extent that our venture partner or co-tenant is an affiliate of our advisor, certain conflicts of interest will exist.

Our real properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. Generally, property taxes increase as property values or assessment rates change, or for other reasons deemed relevant by property tax assessors. We anticipate that certain of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy, while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.

We expect that each of the tenants at our properties will be responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts that our advisor determines are sufficient to cover reasonably foreseeable losses. For instance, tenants of single-user properties leased on a triple-net basis typically are required to pay all insurance costs associated with those properties. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders sometimes require commercial property owners to purchase specific coverage against acts of terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our real properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. These environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties, may affect our real properties. There are also various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to these costs in connection with such regulations. The cost of defending against environmental claims, any damages or fines we must pay, compliance with environmental regulatory requirements or remediating any contaminated real property could materially and adversely affect our business and results of operations, lower the value of our assets and, consequently, lower the amounts available for distribution to you. Further, the potential liability as a result of violations of, and the costs associated with compliance with, environmental laws and regulations may be greater in connection with industrial properties than with other classes of real property. For instance, properties historically used for industrial or manufacturing purposes may be more likely to contain, or to have contained, underground storage tanks for the storage of petroleum products or other hazardous or toxic substances, which may expose us to potential liability.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.

Investment in real properties may also be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. We are committed to complying with the ADA to the extent to which it applies. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. With respect to the properties we acquire, the ADA’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. We cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the ADA will reduce the amount of cash available for distribution to our stockholders.

Risks Associated with Investments in Real Estate-Related Assets

Disruptions in the financial markets and deteriorating economic conditions could adversely impact the commercial mortgage market as well as the market for real estate-related assets and debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We may allocate a portion of our portfolio to real estate-related assets. The returns available to investors in these investments are determined by: (1) the supply and demand for such investments and (2) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. As liquidity or “demand” increases, the returns available to investors will decrease. Conversely, a lack of liquidity will cause the returns available to investors to increase. Recently, concerns pertaining to the deterioration of credit in the residential mortgage market have adversely impacted almost all areas of the debt capital markets including corporate bonds, asset-backed securities and commercial real estate bonds and loans. Only recently have these markets begun to stabilize. Future instability in the financial markets or weakened economic conditions may interfere with the successful implementation of our business strategy.

If we make or invest in mortgage loans, our mortgage loans may be affected by unfavorable real estate market conditions and other factors that impact the commercial real estate underlying the mortgage loans, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels, economic conditions affecting real estate values and other factors that impact the value of the underlying real estate, including those associated with the financial condition of the tenants leasing the underlying real properties and expenditures associated with the early termination or nonrenewal of a lease, such as tenant improvement costs and leasing commissions. The borrower may also be subject to tenant roll concentration, in which there are significant leases that terminate in a given year and increase the uncertainty of the future cash flow of the property to the borrower and ultimately to us as the holder of the mortgage in the event the borrower defaults. See above “—Risks Related to Investments in Real Estate.” We will not know whether the values of the properties securing our mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

Commercial real estate loans, in which we may invest, are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances.

If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations that could reduce our returns as compared to market interest rates and reduce the value of the mortgage loans in the event we sell them.

If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates and the value of the loan may decline. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid because we may not be able to make new loans at the higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues and the value of the loan will also decrease. For these reasons, if we invest in mortgage loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

Many of our investments in real estate-related assets may be illiquid, and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related assets that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited.

The CMBS in which we may invest are subject to several types of risks.

Commercial mortgage backed securities, or CMBS, are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the CMBS in which we invest in are subject to all the risks of the underlying mortgage loans. In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third party guarantees or other forms of credit support can reduce the credit risk.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS will not be fully paid. Subordinate securities of CMBS are also subject to greater credit risk than those CMBS that are more highly rated.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of the entity owning the real property, the entity that owns the interest in the entity owning the real property or other assets. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our mezzanine loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans will have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal and interest.

Bridge loans may involve a greater risk of loss than conventional mortgage loans.

We may provide bridge loans secured by first-lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate. The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our investments in bridge loans, the value of our company and of our common stock may be adversely affected.

Our strategies to hedge interest rate risks may not be effective.

We may use various investment strategies to hedge interest rate risks with respect to our portfolio of real estate-related assets. The use of interest rate hedging transactions involves certain risks. These risks include: (1) the possibility that the market will move in a manner or direction that would have resulted in gain for us had an interest rate hedging transaction not been utilized, in which case our performance would have been better had we not engaged in the interest rate hedging transaction; (2) the risk of imperfect correlation between the risk sought to be hedged and the interest rate hedging transaction used; (3) potential illiquidity for the hedging instrument used, which may make it difficult for us to close-out or unwind an interest rate hedging transaction; and (4) the possibility that the counterparty fails to honor its obligation. In addition, because we intend to qualify as a REIT, for federal income tax purposes we will have limitations on our income sources, and the hedging strategies available to us will be more limited than those available to companies that are not REITs. To the extent that we do not hedge our interest rate exposure, our profitability may be negatively impacted by changes in long-term interest rates.

Declines in the market values of the real estate-related assets in which we invest may adversely affect our periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

A portion of the real estate-related assets in which we invest may be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to stockholders’ equity without impacting net income on our income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security below its amortized value is other-than-temporary, we will recognize a loss on that security in our income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our real estate-related assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as market illiquidity, changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those of our investments that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of the real estate-related assets in which we invest will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of the real-estate-related assets in which we invest will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Risks Associated With Debt Financing

Disruptions in the financial markets and deteriorating economic conditions could adversely affect our ability to secure debt financing on attractive terms and the values of investments we make.

The capital and credit markets have recently experienced extreme volatility and disruption. Liquidity in the global credit market has been severely contracted by these market disruptions, making it costly to obtain new lines of credit or refinance existing debt. We expect to finance our investments in part with debt. As a result of the recent credit market turmoil, we may not be able to obtain debt financing on attractive terms, if at all. For example, lenders are currently providing debt with shorter terms than were previously available and there is no current market for new issuances of CMBS. As such, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions and originations, reducing the number of investments we would otherwise make. If the current debt market environment persists we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt and focusing on those investments that do not require the use of leverage to meet our portfolio goals.

Future disruptions in the financial markets and deteriorating economic conditions could adversely affect the values of any investments we make. The recent turmoil in the capital markets has constrained equity and debt capital available for investment in the commercial real estate market, resulting in fewer buyers seeking to acquire commercial properties and increases in capitalization rates and lower property values. All of these factors could impair our ability to make distributions to our stockholders and decrease the value of an investment in us.

We will incur mortgage indebtedness and other borrowings, which may increase our business risks and could hinder our ability to make distributions and decrease the value of your investment.

We intend to finance a portion of the purchase price of real properties by borrowing funds. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation and amortization, allowances for bad debt or other allowances, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the aggregate cost of our investments before depreciation and amortization. We may borrow in excess of these amounts if such excess is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report, along with the justification for such excess. In addition, we may incur mortgage debt and pledge some or all of our investments as security for that debt to obtain funds to acquire additional investments or for working capital. We may also borrow funds as necessary or advisable to ensure we maintain our REIT tax qualification, including the requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the distribution paid deduction and excluding net capital gains). Furthermore, we may borrow in excess of the borrowing limitations in our charter if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Instability in the debt markets and our inability to find financing on attractive terms may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates, underwriting standards, capital market instability or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and negatively impact our operating results.

Interest we pay on our debt obligations will reduce our cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing us financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage, or replace our advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

The derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

We may use derivative financial instruments, such as interest rate cap or collar agreements and interest rate swap agreements, to hedge exposures to changes in interest rates on loans secured by our assets, but no hedging strategy can protect us completely. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income tests.

Federal Income Tax Risks

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We intend to operate in a manner designed to permit us to qualify as a REIT for federal income tax purposes commencing with the taxable year in which we satisfy the minimum offering requirement. Although we do not intend to request a ruling from the Internal Revenue Service as to our REIT status, we have received the opinion of Alston & Bird LLP that, commencing with the taxable year in which we satisfy the minimum offering requirement, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT. Investors should be aware, however, that opinions of counsel are not binding on the Internal Revenue Service or on any court and do not guarantee that we will qualify as a REIT or that we will maintain our qualification as a REIT. The opinion of Alston & Bird LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. Alston & Bird LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Alston & Bird LLP and our qualification as a REIT will depend on our satisfaction of numerous ongoing requirements established under highly technical and complex provisions of the Internal Revenue Code, for which there are only limited judicial or administrative interpretations. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Internal Revenue Code is greater in the case of a REIT that holds its assets through a partnership, as we will. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of that qualification.

If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments to pay the applicable corporate income tax. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.

To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.

To qualify as a REIT, we generally must distribute annually to our stockholders a minimum of 90% of our net taxable income, excluding capital gains. We will be subject to regular corporate income taxes to the extent that we distribute less than 100% of our REIT taxable income each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our stockholders under our redemption plan will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales.

To qualify as a REIT we must meet annual distribution requirements which may result in us distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our REIT taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income (including net capital gain) and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be invested in real estate assets and it is possible that we might be required to borrow funds or sell assets to fund these distributions. If we fund distributions through borrowings, then we will have to repay debt using money we could have otherwise used to acquire properties, resulting in our ownership of fewer real estate assets. If we sell assets or use offering proceeds to pay distributions, we also will have fewer investments. Fewer investments may impact our ability to generate future cash flows from operations and, therefore, reduce your overall return. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid REIT-level taxation of our income, it is possible that we might not always be able to do so.

Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real properties and lease them back to the sellers of such properties. We cannot assure you that the Internal Revenue Service will not challenge any characterization of such a lease as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes. In the event that any such sale-leaseback transaction is challenged and re-characterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received a cash distribution equal to the fair market value of the stock received pursuant to the plan. For federal income tax purposes, you will be taxed on this amount in the same manner as if you have received cash; namely, to the extent that we have current or accumulated earnings and profits, you will have ordinary taxable income. To the extent that we make a distribution in excess of such earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the tax basis in your stock, and the amount of the distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

Tax legislation enacted in 2003, as amended, generally reduces the maximum tax rate for distributions payable by corporations to individuals to 15% through 2012. Distributions payable by REITs, however, generally continue to be taxed at the normal ordinary income rate applicable to the individual recipient.

Our gains from sales of our assets are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property is restricted to a substantial extent as a result of our REIT status. We will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. However, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal and state income taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain capital gains we earn from the sale or other disposition of our real estate assets and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Complying with the REIT requirements may cause us to forego otherwise attractive investment opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including shares of stock in other REITs, certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than governmental securities and qualified real estate assets) generally cannot represent more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we will lose our REIT status and suffer adverse tax consequences unless we correct such failure within 30 days after the end of the calendar quarter. As a result, we may be required to liquidate otherwise attractive investments.

Liquidation of assets may jeopardize our REIT status.

To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans. The Internal Revenue Service has provided a safe harbor in Revenue Procedure 2003-65 for structuring mezzanine loans so that they will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT asset tests, and interest derived therefrom will be treated as qualifying mortgage interest for purposes of the 75% gross income test, discussed below. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire mezzanine loans that do not meet all of the requirements of the safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the Internal Revenue Service could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

Our taxable REIT subsidiaries will be taxable on their income, and we may be required to pay some taxes due to actions of a taxable REIT subsidiary we may form, which would reduce our cash available for distribution to you.

Any net taxable income earned directly by one or more taxable REIT subsidiaries we may form, or through entities that are disregarded for federal income tax purposes as entities separate from our taxable REIT subsidiaries, will be subject to federal and possibly state corporate income tax. In this regard, several provisions of the laws applicable to REITs and their subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct certain interest payments made to an affiliated REIT. In addition, the REIT has to pay a 100% penalty tax on some payments that it receives or on some deductions taken by a taxable REIT subsidiary if the economic arrangements between the REIT, the REIT’s customers and the taxable REIT subsidiary are not comparable to similar arrangements between unrelated parties. To the extent that we and our affiliates are required to pay federal, state and local taxes, we will have less cash available for distributions to you.

Foreign investors may be subject to FIRPTA on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled qualified investment entity.”

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (the continuous five year period ending on the date of disposition or, if shorter, the entire period of the REIT’s existence), less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or ERISA, (such as pension, profit-sharing or 401(k) plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA or Keogh plan) whose assets are being invested in our common stock. If you are investing the assets of such a plan (including assets of an insurance company general account or entity whose assets are considered plan assets under ERISA) or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Section 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and/or the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce unrelated business taxable income, referred to as UBTI, for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. For a discussion of the considerations associated with an investment in our shares by a qualified employee benefit plan or IRA, see “ERISA Considerations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to raise capital in this offering;

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	our ability to finance our investments;

•	interest rates; and

•	changes to generally accepted accounting principles.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The following table presents information regarding our intended use of proceeds from the primary offering and pursuant to our distribution reinvestment plan. The table assumes we sell (1) the minimum of $2,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our distribution reinvestment plan, (2) the midpoint of $500,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our distribution reinvestment plan, and (3) the maximum of $1,000,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

Shares of our common stock will be offered in the primary offering at $10.00 per share and issued pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. The actual use of the capital we raise is likely to be different from the figures presented in the table because we may not raise the entire $1,000,000,000 in the primary offering. Raising less than the full $1,000,000,000 in the primary offering will alter the amounts of commissions, fees and expenses set forth below.

The amounts in the table below assume that the full fees and commissions are paid on all shares of our common stock offered to the public in the primary offering. Selling commissions and, in some cases, all or a portion of the dealer manager fee, may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying selling commissions, the dealer manager fee and our organization and offering expenses, we will use the net proceeds of this offering to invest in real estate and real estate-related assets and to pay fees to our advisor and its affiliates. Because amounts in the following table are estimates, they may not accurately reflect the actual receipt or use of the proceeds of this offering. Generally, our policy will be to pay distributions from cash flows from operations. However, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from other sources, including borrowings, sales of assets and offering proceeds. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions.

	Minimum Primary Offering		Midpoint Primary Offering		Maximum Primary Offering
Gross Offering Proceeds	$2,000,000	100.00%	$500,000,000	100.00%	$1,000,000,000	100.00%
Less Offering Expenses:
Selling commissions	140,000	7.00	35,000,000	7.00	70,000,000	7.00
Dealer Manager Fee	55,000	2.75	13,750,000	2.75	27,500,000	2.75
Other Organization and Offering Expenses(1)	25,000	1.25	6,250,000	1.25	12,500,000	1.25

Net Proceeds(2)	1,780,000	89.00	445,000,000	89.00	890,000,000	89.00

Less:
Acquisition Fees(3)	34,732	1.74	8,682,927	1.74	17,365,854	1.74
Acquisition Expenses(4)	8,683	0.43	2,170,732	0.43	4,341,463	0.43

Amount Available for Investments(5)	$1,736,585	86.83%	$434,146,341	86.83%	$868,292,683	86.83%

(1)

Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including, but not limited to, our legal, accounting, printing, mailing and filing fees, charges of our escrow agent and transfer agent, expenses of our organization, data processing fees, advertising and sales literature costs, transfer agent costs and bona fide out-of-pocket due diligence costs. In addition, this may include the costs of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of participating broker-dealers), attendance and sponsorship fees and travel, meal and lodging costs for employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, technology costs to participating broker-dealers associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers, each of which would be underwriting compensation. Assuming selling commissions and the dealer manager fee equal, in the aggregate, 9.75% of the gross proceeds of the primary offering, up to 0.25% of “Other Organization and Offering Expenses” may be used for underwriting compensation. This amount may increase proportionate to a decrease in the aggregate amount of selling commissions and dealer manager fee. As required by the rules of FINRA, at the termination of the offering, total underwriting compensation will not exceed 10.0% of the gross proceeds of the primary offering. We will reimburse our advisor for organization and offering expenses it may incur on our behalf, but only to the extent that the reimbursement would not cause the total selling commissions, dealer manager fees and other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement.

(2)	Until required in connection with the acquisition of our investments, substantially all of the net offering proceeds may be invested in short-term, highly liquid investments, including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations, interest-bearing accounts and other authorized investments as determined by our board of directors.

(3)	We will pay our advisor 2.0% of (1) the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired or originated directly or (2) our allocable portion of the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired or originated through a joint venture, including any acquisition and origination expenses and any debt attributable to such investments. Pursuant to our charter, total acquisition fees and expenses related to the acquisition or origination of an investment must be reasonable and may not exceed 6.0% of the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a real property or other investment, or 6.0% of the amount of funds advanced with respect to a mortgage loan, unless such excess is approved by a majority of our board of directors, including a majority of our independent directors, as commercially competitive, fair and reasonable to us. This table excludes debt proceeds. To the extent we fund investments with debt, as we expect, the amount available for investment and the amount of acquisition fees will be proportionately greater. The acquisition fees reflected in this table are based upon 2.0% of the “Amount Available for Investment” reflected in this table.

(4)	We will reimburse our advisor and its affiliates for amounts it pays to third parties in connection with the selection, acquisition or development of a property or acquisition of real estate-related assets (including expenses relating to potential investments that we do not close). Pursuant to our charter, total acquisition fees and expenses related to the acquisition or origination of an investment may not exceed 6.0% of the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a real property or other investment, or 6.0% of the amount of funds advanced with respect to a mortgage loan, unless such excess is approved by a majority of our board of directors, including a majority of our independent directors, as commercially competitive, fair and reasonable to us. We estimate that our acquisition expenses will be approximately 0.5% of the purchase price of our investments. The acquisition expenses reflected in this table are based upon 0.5% of the “Amount Available for Investment” reflected in this table.

(5)	We do not anticipate establishing a general working capital reserve out of the proceeds of this offering during the initial stages of the offering; however, we may establish capital reserves from offering proceeds with respect to particular investments as required by our lenders. We also may, but are not required to, establish annual cash reserves out of cash flow generated by our investments or out of net cash proceeds from the sale of our investments.

INDUSTRIAL SECTOR OVERVIEW

Market and industry data and forecasts used in this section have been obtained from the CoStar Group and other industry sources where specifically noted. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties as the other forward-looking statements in this prospectus.

Industrial Property Fundamentals

Overview

The industrial sector is currently experiencing historic vacancy levels as a result of excess supply combined with a severe decline in demand. The recent general downturn in the U.S. economy has adversely impacted operating fundamentals in the industrial sector, and the pricing of industrial assets is currently based on the assumption that the economic condition of the industrial market will continue to deteriorate. In addition, the lack of available credit has negatively impacted speculative development in the industrial sector and resulted in the postponement of many active industrial construction projects. As a result of these factors, we believe there exist opportunities to purchase quality industrial properties at attractive prices.

Demand Outlook

Although the recent general downturn in the U.S. economy has negatively impacted the industrial market, we believe that the industrial market may be poised for a recovery due to the significant correlation between growth in the gross domestic product, or GDP, and demand for industrial space. Although most commercial real estate sectors will depend upon GDP growth and related employment growth for significant recovery in demand fundamentals, demand for industrial space is particularly closely correlated with GDP growth and therefore we believe that the industrial sector may experience a recovery in advance of other commercial real estate markets. GDP growth is dependent upon consumer spending, consumption, manufacturing output, exports and business investment. Recent decreases in consumer spending and manufacturing output have hindered GDP growth, and, in turn, demand for industrial space. However, we believe that demand for industrial space will improve with GDP growth as the U.S. economy recovers.

Another critical factor affecting demand for industrial space is shipping weight, as the movement of goods via truck, rail, sea and air requires distribution and warehouse facilities at ports and along trade routes. The Federal Highway Administration predicts that freight flows, or the tonnage of goods being moved from place to place by all means, will continue to increase significantly. According to the Federal Highway Administration, the value of merchandise trade that travels through U.S. land and seaports has averaged approximately 7.7% annual growth since 1990, and the volume of goods is expected to grow through 2035. Similarly, the 2007 study on demand for warehouse space by Glenn Mueller and Andrew Mueller, “Warehouse Demand and the Path of Goods Movement,” which we refer to as the 2007 Mueller study, observes that “the need for warehouse space continues to grow as the U.S. population grows and a more wealthy society demands more goods.” The 2007 Mueller study concludes that because freight flows are forecast to continue to increase over the next two decades, the demand for goods shipping and warehouse space should continue to grow as well. We believe that demand for industrial space will begin to increase in the near term as the U.S. population continues to grow and the economy recovers.

Vacancy

According to the Costar Group’s State of the Commercial Real Estate Industry Mid-Year 2010 Industrial Review & Outlook, the national industrial property vacancy rate fell from 10.4% to 10.3% during the second quarter of 2010. During the same period, availability (defined as space being marketed even though it may not yet be vacant) also fell from 14.8% to 14.7%. The CoStar Group estimates that vacancy levels in the industrial sector have leveled out and will decline steadily over the next four years, down to about 8.0%. More than half the top U.S. industrial property markets tracked by the CoStar Group experienced a vacancy rate decline during the second quarter of 2010, including the Inland Empire (generally recognized as Riverside and San Bernardino counties in Southeast California) region of Southern California (-0.6%), Northern New Jersey (-0.5%) and Minneapolis (-0.3%).

Absorption

The CoStar Group reported approximately 12.5 million square feet of positive net absorption in the second quarter of 2010, the first positive absorption rate since 2008. During the second quarter of 2010, more than half of the top 20 U.S. industrial property markets tracked by the CoStar Group reported positive net absorption, led by the Inland Empire region in Southern California with approximately 2.9 million square feet. By comparison, during 2009, every major metropolitan market tracked by the CoStar Group except Houston, Texas reported negative absorption, including significant losses in Chicago, San Francisco and South Florida.

Supply and Demand

Construction of industrial facilities fell sharply in 2009 as a result of weak demand fundamentals and tightened lending conditions that made it difficult to obtain financing. The recent credit crisis has negatively impacted speculative development in the industrial sector and resulted in the postponement of many active projects. As a result, we believe that new construction will continue to be limited in 2010. We also believe that the trend of limited construction will help support rent growth as industrial market demand recovers.

We believe that demand in the industrial sector will be low through 2010. However, we believe growth prospects for the industrial sector are strong for 2011 and subsequent years and we anticipate that demand for industrial property will outpace new supply in 2011 and 2012. We believe that the expected recovery in market fundamentals from 2011 to 2012 presents an attractive opportunity to invest in the industrial sector in 2011 and subsequent years.

Conclusion

We expect demand for industrial space to increase beginning in 2011 as U.S. GDP recovers and returns to sustained growth. As a result, we believe we may be able to benefit from attractive pricing for industrial sector assets during the period in which we expect to be investing the net proceeds of this offering, and thereafter may be able to take advantage of recovering fundamentals in terms of current income and appreciation in value of our industrial assets.

INVESTMENT OBJECTIVES, STRATEGY AND POLICIES

Investment Objectives

Our primary investment objectives are:

•	to preserve, protect and return our stockholders’ invested capital;

•	to pay stable and attractive cash distributions to our stockholders; and

•	to realize capital appreciation in the value of our investments over the long term.

We cannot assure you that we will achieve our investment objectives or that the value of our assets will not decrease. Subject to the approval of our board of directors, our advisor will have substantial discretion within our investment policies with respect to the selection of specific investments and the purchase and sale of our assets. Our board of directors will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders. Each such determination by our board of directors and the basis therefore will be set forth in the minutes of the meetings of our board of directors.

Investment Strategy

We intend to use the net proceeds of this offering to acquire and manage a diversified portfolio of income-producing industrial properties comprised primarily of warehouse properties, leased to creditworthy tenants. In addition, we may selectively invest in other types of commercial real estate. While our investment focus will be on high-quality, income-producing industrial real estate assets, we may also selectively invest in industrial properties that offer value-add opportunities through renovation, redevelopment, re-tenanting or repositioning, and in unimproved land upon which improvements are to be constructed or completed. We do not anticipate that value-add opportunities will comprise a significant percentage of the aggregate cost of our portfolio. For each of our property investments, we will seek to acquire environmentally-friendly or “green” properties that are certified under the Leadership in Energy and Environmental Design (LEED) Green Building Rating System, and intend to work towards LEED certification for any properties that are not LEED certified at the time we acquire them.

In addition to investments in real property, we may seek to invest in first mortgage, mezzanine, bridge, and other real estate loans, provided that the underlying real estate meets our criteria for direct investment, as well as securities of REITs and other real estate companies, which we collectively refer to as “real estate-related assets.” We may also make any other investment that, in the opinion of our board of directors, meets our investment objectives, is consistent with our intent to operate as a REIT and is in our best interests. We may make our investments either on our own behalf or through joint ventures with third parties.

Following the investment of substantially all of the net offering proceeds of this offering, we anticipate that industrial properties will comprise approximately 90% of the aggregate cost of our portfolio and a combination of investments in other sectors of commercial real estate and real estate-related assets will comprise approximately 10% of the aggregate cost of our portfolio. This targeted portfolio allocation may be revised by our board of directors from time to time, or at any time, if our board determines that a different portfolio composition is in our and our stockholders’ best interests.

Industrial Focus

We believe that by focusing on investments in industrial properties, we will have the opportunity to provide a stable and secure source of income for our stockholders and maximize returns upon disposition of our assets. We believe that there are a variety of advantages to investing in industrial properties, including, but not limited to, the following:

•	We believe that industrial properties generally exhibit relatively stable occupancy rates as compared to other commercial real estate asset classes.

•	We believe that industrial properties typically have relatively low maintenance requirements as compared to other real estate asset sectors.

•

Industrial building designs are often generic, which we believe allows for ready use by a wide variety of potential tenants and results in relatively few re-tenanting and capital improvement costs when re-leasing a facility.

•	Industrial buildings are typically located in in-fill markets that have little available land for development and significant barriers to entry.

•

Industrial properties are typically leased pursuant to “triple-net” leases which require the lessee to pay or reimburse the owner of the property for the majority of the expenses related to repairs, maintenance, property taxes, utilities, insurance and other property operating costs, which we believe helps to insulate the landlord from future increases in such expenses. In addition, industrial properties are generally leased to large, creditworthy corporate tenants.

•

With current constraints in the capital markets and the expectation of numerous distressed properties becoming available for sale, we expect capitalization rates to rise significantly, which we believe will cause asset values to fall substantially. As a result, we believe opportunities to purchase attractive industrial properties well below replacement costs will arise during the period of time we will be investing the proceeds of this offering.

•

We anticipate that as the U.S. economy improves and consumer spending increases, companies will be forced to increase product inventories and lease more industrial space, which we believe will in turn increase the demand for industrial space. According to CBRE MarketView Atlanta Industrial 2010, at the close of 2009 inventory levels were at their lowest levels since World War II.

•

Construction of industrial facilities has fallen sharply in recent years due to weak demand fundamentals and tightened lending conditions that made it difficult to obtain financing and the recent credit crisis has negatively impacted speculative development in the industrial sector and resulted in the postponement of active industrial construction projects. We believe that new construction will continue to be limited in the industrial sector through 2011 and that the continuing trend of limited construction will increase demand and support rent growth as the U.S. economy recovers.

Industrial Properties

Property Characteristics

We intend to invest primarily in quality income-producing industrial properties, with a focus upon well-constructed bulk distribution and general purpose warehouse properties located within the target markets described below. Within the industrial sector, bulk distribution and general purpose warehouse properties are generally characterized by their stable cash flows and relatively low maintenance and capital improvement costs. Although the characteristics of the individual investments in industrial properties we make will vary, we intend to focus on investments in Class A properties between approximately 50,000 and 1,000,000 square feet in size. We intend to focus on Class A properties because we believe that tenants are typically willing to pay higher rents for Class A properties and that Class A properties are often the first properties to be leased in any given market. In addition, we believe that Class A properties generally command higher prices when they are sold. We anticipate that the industrial properties we acquire will typically possess all or some combination of the following key characteristics:

•

Rectangular shape – In an industrial warehouse, inventory is typically stored on racks which run perpendicular to the loading doors. We believe that it is most efficient when product is unloaded off a truck, sent directly back to storage racks and then eventually brought directly back out to be shipped on another truck.

•	High ceilings – We believe that higher ceilings generally increase a tenant’s cubic storage capacity per rentable square foot as opposed to lower ceilings.

•	Loading doors – We believe that a ratio of approximately 1 loading door per 10,000 square feet allows inventory to flow in and out of a building quickly and efficiently.

•	Grade level doors – Grade level doors generally permit smaller trucks to deliver product to a warehouse via dollies.

•

Early Suppression Fast Response (ESFR) sprinklers – ESFR sprinkler systems generally permit tenants to “high pile” flammable inventory and thus store more inventory per rentable square foot without the additional cost of in-rack sprinkler systems.

•

Truck courts – Large truck courts allow tenants to store their excess product and trucks outside of a building in a secured environment without paying additional rent. In addition, we believe that large truck courts allow trucks to unload their goods quickly and efficiently.

•	T5 lighting – T5 fluorescent lights are smaller and more energy efficient than older metal halogen or strip fluorescent lights, which we believe reduces energy costs.

•	Skylights – Skylights in a building may allow tenants to work during the day without turning on a building’s electrical light, which we believe reduces energy costs.

•	Office build out – We intend to acquire buildings with contemporary office space which occupies approximately 5% to 10% of the building’s total space.

•

LEED Certification – We will seek to acquire (or cost-effectively retrofit) properties that meet the Leadership in Environmental Design (LEED) Green Building Rating System certification criteria in order to potentially enhance occupancy, income and overall return on investment. See “–Green Buildings” below.

•

Triple Net Leases – We will seek to establish relatively long-term triple-net leases that pass the responsibility and expense risk of taxes, insurance and common area maintenance to the tenant. See “–Lease Terms” below.

We will primarily seek to acquire existing properties, the space in which has been leased or pre-leased to national, regional and local corporate tenants who satisfy our standards for creditworthiness. However, we may acquire properties with some level of vacancy at the time of acquisition. In addition, we may acquire properties which are under construction or develop properties directly or in joint ventures with third party developers. We anticipate that the properties we acquire or develop will provide generic storage and work space suitable for and adaptable to a broad range of potential tenants and operations. We may invest in stand alone, single-tenant properties, multi-tenant properties, multiple buildings that comprise an entire industrial park or complex, or one or more buildings within an industrial park or complex.

We intend to target properties valued at between $5,000,000 and $50,000,000, although we have not established any maximum or minimum purchase price for any individual investment. We feel that our targeted price range provides us all the benefits of economies of scale, but also enables us to diversify risk across investments, tenants and geographic locations. We will determine the appropriate purchase price for any particular property based upon capitalization rates, price per square foot, and other metrics dictated by the location and quality of the property in question. We will also consider acquisitions of property portfolios.

We initially intend to acquire properties with leverage, provided that we may also acquire properties on an all-cash basis to take advantage of discounted prices and other opportunities, with the intent of placing debt on the property following the closing of the acquisition.

Green Buildings

We will seek to acquire properties which are certified pursuant to the Leadership in Energy and Environmental Design (LEED) Green Building Rating System, and intend to work towards achieving LEED certification of any property that is not LEED certified at the time of acquisition. Generally considered one of the most credible and widely recognized third-party environmental rating systems, the LEED rating system was developed by the U.S. Green Building Council (USGBC), a non-profit industry organization, in 2000. The LEED rating process begins with registering a project to determine if it is a viable candidate for LEED certification. Under the LEED rating system, participants must meet prerequisites and obtain a minimum number of design and performance credits to in order to obtain a LEED certification. Depending on the number of credits obtained, a project will be awarded one of four progressive levels of LEED certification: Certified, Silver, Gold or Platinum.

According to the USGBC, as of October 2010, 29,101 commercial projects, comprising approximately 4.5 billion square feet of construction space, have been registered for LEED certification and 7,368 commercial projects, totaling approximately 1 billion square feet, had been LEED certified. Projects have been LEED registered and/or certified in all 50 states and over 90 countries. The expansion of LEED certified buildings in the market has been mirrored by growth in the USGBC itself. As of October 2010, the USGBC had 80 local U.S. chapters, over 30,000 individual members and more than 16,000 member companies and organizations. In addition, according to the USGBC, as of October 2010, more than 150,000 building professionals across all areas of practice have become LEED credentialed professionals through The Green Building Certification Institute’s professional credentialing program. According to USGBC, buildings in the U.S. are responsible for approximately 39% of carbon dioxide emissions, approximately 40% of energy consumption, approximately 13% water consumption and approximately 15% of GDP per year, making green building a source of significant economic and environmental opportunity. The annual U.S. market in green building products and services was more than $7 billion in 2005, approximately $12 billion in 2007 and is projected to grow to approximately $60 billion by 2010.

The LEED rating system has been adopted as the green building standard by the federal government and many state and local governments nationwide. According to the USGBC, as of September 2010, various LEED initiatives including legislation, executive orders, resolutions, ordinances, policies, and incentives have been implemented in 45 states, including 442 localities (384 cities/towns and 58 counties), 35 state governments (including the Commonwealth of Puerto Rico), 14 federal agencies or departments, and numerous public school jurisdictions and institutions of higher education across the U.S. The General Services Administration, or the GSA, the landlord for the civilian federal government, has adopted a requirement that all new GSA construction and substantial renovations of federally-owned properties must achieve a minimum of LEED Gold certification.

Potential benefits of LEED certified and other green buildings include healthier work environments through improved natural light, ventilation, thermal control and air quality, lower energy, water and waste disposal costs, lower maintenance and operations costs and savings stemming from improved health, increased productivity and decreased turnover of workers. According to the 2009 study “Doing Well by Doing Good? Green Office Buildings” by Eichholtz, Kok & Quigley, office buildings with either a U.S. Environmental Protection Agency Energy Star or LEED certification were found to command a premium in rental rates and sales prices over conventional office buildings. In the 2009 study “Why Do Companies Rent Green? Real Property and Corporate Social Responsibility” by Eichholtz, Kok & Quigley, the authors propose that in addition to economic benefits and improved employee health, the use of green space by a corporate tenant may signal to the corporation’s stockholders and customers that it has “a long-run commitment” to a corporate social responsibility policy. The authors argue that corporate tenants may seek out green building space in order to improve their reputation and help attract and retain employees and customers.

We believe that the potential environmental, health-related and economic benefits of green buildings will continue to drive the growth of the green building industry and increase demand among corporate tenants for LEED certified buildings. By targeting existing LEED certified properties and working towards LEED certification for properties that are not LEED certified at the time of acquisition, we believe that we will be able to attract and retain commercial tenants who recognize and appreciate the advantages of green buildings. Further, we believe that we will be able to benefit from the premiums that we believe can be charged for renting space in LEED certified buildings, which we believe will allow us to maximize income from our portfolio for distributions to our stockholders.

Target Markets

When products enter the United States and are shipped across the country, they generally follow predetermined cargo routes through major distribution hubs or “gateway” markets that are strategically located near ports, railways, major highway trucking routes and cargo airports. We have identified five key “gateway” markets that we believe are well-suited for industrial real estate investing. We intend to invest up to 80% (by acquisition cost) of our portfolio in industrial properties located within these gateway markets and their sub-markets:

Gateway Markets	Approximate Square Feet of Industrial Space(1)
Greater Los Angeles Area (Los Angeles, Orange County and Inland Empire)	1,235,907,502
Chicago	1,099,437,735
New York/New Jersey	741,169,721
Atlanta	529,040,006
Dallas/Fort Worth	510,921,785
Gateway Markets Total	4,116,476,749

U.S. Total	11,289,071,868

(1)	According to Jones Lang LaSalle North America Industrial Outlook Q2 2010

The gateway markets are characterized by the following traits:

•	Location. Each gateway market is located near large areas of dense population.

•	Excellent Transportation Infrastructure. Each of the gateway markets are distribution hubs that connect airports, highways and/or ports.

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Deep Draft Ports. Each of the gateway markets have access to a deep draft port. According to the American Association of Port Authorities and the U.S. Census Bureau, deep draft ports, which accommodate ocean-going vessels, account for approximately 99% of all import and export traffic through U.S. ports by volume and approximately 64% by value.

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Infill Markets. Each of the gateway markets is an infill market, or a market with significant physical barriers to new development. According to AMB Infill Strategy, July 2010, infill industrial submarkets receive a 220 basis point premium in total return over secondary markets over the past ten years and have outperformed less supply constrained submarkets in occupancy by more than 300 basis points over the past ten years.

We believe that the gateway markets posses the following specific positive attributes:

•	Greater Los Angeles Area

•	According to the U.S. Census Bureau, Population Distribution in 2005, Los Angeles is the second largest population center in the U.S.

•	Los Angeles is the busiest port in the U.S. according to the Intermodal Association of North America (IANA), Intermodal Industry Statistics, Top 20 U.S. Ports.

•	According to Grubb & Elliss, Logistics Market Trends, First Half 2010, approximately 44% of all containerized cargo that enters the U.S. passes through ports in Southern California.

•	According to Jones Lang LaSalle North America Industrial Outlook Q2 2010, as of June 2010, Los Angeles had the lowest industrial property vacancy rate of any major market in the U.S.

•	Chicago

•	According to the U.S. Census Bureau, Population Distribution in 2005, Chicago is the third largest population center in the U.S.

•	A centralized location in the U.S. with an extensive transportation network of airports, highways and rail lines and a strong manufacturing and distribution base.

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According to the U.S. Department of Transportation, Federal Railroad Administration (2010), Chicago is the largest rail hub in the U.S. and more than half of all U.S. freight passes through Chicago rail yards.

•	New York/New Jersey

•	According to the U.S. Census Bureau, Population Distribution in 2005, New York is the largest population center in the U.S.

•	According to the IANA, Intermodal Industry Statistics, Top 20 U.S. Ports, New York is the 3rd busiest port in the U.S.

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According to The Port Authority of New York & New Jersey, Terminal Improvements (2010), The Port Authority of New York and New Jersey has launched $3 billion in improvement initiatives to the Port of New York and New Jersey.

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According to the Jones Lang LaSalle North America Industrial Outlook Q2 2010, Northern New Jersey saw an increase from May 2009 to May 2010 in container traffic (22%), vehicle volume (32%) and intermodal rail (18%).

•	Atlanta

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Receives goods from the ports of Charleston, Jacksonville and the Port of Savannah, the 4th busiest port in the U.S. according to the IANA, Intermodal Industry Statistics, Top 20 U.S. Ports. According to the Georgia Department of Transportation Statewide Strategic Transportation Plan, 2010-2030, approximately $1.2 billion in improvements are currently planned for the Port of Savannah in order to increase its capacity.

•	The industrial hub of the Southern U.S. with a well-developed transportation infrastructure and multiple airports, highways and rail lines.

•	Dallas/Fort Worth

•	A centrally located distribution center with access to an extensive network of interstate highways, railways and cargo airports.

•	Access to Houston, the 7th busiest port in the U.S. according to the IANA, Intermodal Industry Statistics, Top 20 U.S. Ports.

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According to the Jones Lang LaSalle North America Industrial Outlook Q2 2010, the Dallas/Fort Worth economy has outperformed most others in the nation, with positive job growth each month since January 2010.

In addition to the gateway markets listed above, we may invest in any other market or submarket in the U.S., including, without limitation, Memphis, Houston, Phoenix, Orlando, Miami, Seattle and Boston. We may also make selective investments in properties located in Canada, Mexico, Europe, Asia and South America, although we anticipate that investments in properties located in such international markets will be limited to no more than 10% of the aggregate cost of our portfolio.

Portfolio Diversification

In order to reduce the risk profile of our investments and enhance our ability to meet our investment objectives, we intend to acquire a portfolio of industrial properties that is diversified in terms of geography, tenants, tenant industry and lease rollover or expirations. In particular, we will generally seek to avoid having any single tenant account for a significant portion of our total net rental income and, to the extent reasonably practicable, we will manage our portfolio so as to avoid excessive amounts of lease rollover or expirations in any given year in relation to our average annual lease rollover or expirations. Notwithstanding the foregoing, there can be no assurance that we will achieve our objective of portfolio diversification, and the number and mix of properties we acquire will ultimately depend upon real estate market conditions and other circumstances existing at the time we acquire properties, as well as the amount of proceeds we raise in this offering. We are not limited as to the geographic area in which we may conduct our operations, although we intend to focus on investments within the U.S. We are not specifically limited in the number or size of properties we may acquire, or in the percentage of net proceeds of this offering that we may invest in a single property, provided that our board of directors must determine that each investment we make is in the best interests of our stockholders. Although we intend to focus upon investments in industrial properties, we are not restricted to investments in industrial properties. See “—Other Property Investments” below.

Lease Terms

We anticipate that the majority of the properties we acquire will be leased to tenants pursuant to relatively long-term leases with terms of 3 to 10 years or more at the time of the property acquisition, although we may acquire properties leased to tenants with shorter lease terms if the property is in an attractive location or has other significant favorable attributes. In addition, we may acquire properties which are completely or partially vacant at the time we acquire the property. We anticipate that the majority of the leases at properties we acquire will provide for fixed annual base rentals with periodic rental increases based on the consumer price index or similar adjustments, which we believe will help ensure consistent, predictable income over time. We do not anticipate that any of the rentals due under leases at our properties will be based on the income or profits of any tenant or other person. Generally, we anticipate that the leases at properties we acquire will require each tenant to procure, at its own expense, commercial general liability insurance. The landlord obtains property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy, and the tenant then reimburses the landlord for this expense.

We anticipate that the majority of the properties we acquire will be leased to tenants under what is generally referred to as a “triple net” or “NNN” lease. A triple net lease typically provides that the tenant of a property is required to pay or reimburse the landlord of the property for all or a majority of the cost of property repairs and maintenance, property taxes, utilities, insurance, capital costs and management and other operating costs, in addition to lease payments. As the landlord in a net lease, depending on market conditions, we may have responsibility for certain capital repairs or replacements of specific structural components of the property such as the roof of the building, the truck court and parking areas and the interior floor or slab of the building. When space in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate that we will enter into triple net leases. Notwithstanding the foregoing, the terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe herein.

We anticipate that tenant improvements required to be funded by us as the landlord under leases in connection with newly acquired properties will be funded from our offering proceeds. However, when a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our properties, we may be required to expend funds for tenant improvements and tenant refurbishments to the vacated space in order to attract new tenants. Given that we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.

Creditworthiness of Tenants

Our advisor has developed a specific underwriting process for determining the creditworthiness of in-place and prospective tenants at our properties. Our advisor’s underwriting process will include analyzing financial data and other information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans and data provided by industry credit rating services. In evaluating the credit worthiness of an in-place or prospective tenant, our advisor may not always use specific quantifiable standards, and may consider a variety of other factors, including, as applicable, the proposed terms of the acquisition, the operating history of the property with such tenant or tenants, the tenant’s market share and track record within its industry segment, the general health and outlook of the tenant’s industry segment, the lease length and terms at the time of the acquisition and any other information our advisor may deem relevant.

Although we may enter into leases with any type of tenant, we anticipate that a majority of the tenants in the industrial properties in which we invest will be corporations or other entities that have a substantial net worth and operating income, or whose lease obligations are guaranteed by another corporation or entity with a substantial net worth or who otherwise meet the creditworthiness standards developed by our advisor. We believe that leasing our properties to credit-worthy tenants will help provide greater certainty of lease payments and stabilized occupancy over time. In instances in which we obtain guarantees of leases by the corporate parent of the tenant, our advisor will typically analyze the creditworthiness of the guarantor using similar methods to those described above for determining the creditworthiness of tenants.

Form of Ownership

Our investments in real properties will generally take the form of holding fee title or a long-term leasehold estate. We intend to acquire such interests either (1) directly through our operating partnership or (2) indirectly through wholly-owned limited liability companies or through investments in joint ventures, partnerships, limited liability companies, co-tenancies or other co-ownership arrangements with the developers of the real properties, affiliates of our advisor or other entities. We may also obtain options to acquire real estate properties. The amount paid for any such option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such re-characterization was successful, deductions for depreciation and cost recovery relating to such real property would be disallowed, interest and penalties could be assessed by the Internal Revenue Service and it is possible that under some circumstances we could fail to qualify as a REIT as a result.

Due Diligence

Prior to investing in a real property, our advisor will undertake an extensive property and site review. Our advisor will typically also undertake a long-term viability and fair value analysis, including an inspection of the property and surrounding area by an acquisition specialist and an assessment of market area demographics. Depending on the property to be acquired and terms agreed to, our advisor or a qualified affiliate of our advisor will obtain, evaluate and assess, as applicable, the following:

•	historical net operating income data of the property;

•	historical occupancy rates at the property;

•	a list of the current tenants at the property and the terms of their respective leases;

•	the financial condition and creditworthiness of current tenants at the property;

•	a schedule of historical, current year and projected future tenant improvements and capital expenditures;

•	historical and projected operating expenses for the property along with that of the comparable properties;

•	current and historical data on real estate taxes and potential increases in real estate taxes over the projected term of the investment;

•	competitive rents in the same geographical area for similar properties;

•	historical, current year and projected utility expenses for the property;

•	service and vendor contracts, parking management agreements, ground leases, and property management agreements related to the property;

•	macroeconomic and microeconomic employment and demographic data and trends of the submarket where the property is located;

•	regional, market and property specific supply and demand dynamics;

•	physical condition and design characteristics of the property;

•	property location and positioning within its market; and

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all appropriate environmental due diligence assessments and reports, including, but not limited to, a preliminary investigation comprised of record reviews, interviews and physical property inspections.

Other Property Investments

We intend to invest primarily in industrial properties. However, we may also make selective acquisitions of other types of commercial properties that we determine meet our overall investment objectives. We believe that the recent downturn in the commercial real estate market has provided an opportunity for us to purchase these types of investment properties at historically low prices during the period in which we will be investing the net proceeds of this offering, thereby enhancing our ability to realize substantial appreciation on the ultimate dispositions of the properties. In selecting investments in other property types, we will generally follow the same criteria and guidelines outlined above for industrial investments, adapted as necessary to meet the unique characteristics of each property type.

Development and Construction of Real Properties

We may invest a portion of the proceeds available for investment from this offering in unimproved land upon which improvements are to be constructed or completed or which require substantial renovation or refurbishment. However, we do not expect that investments in unimproved real properties which are not acquired for the purpose of immediately producing rental or other operating income and on which development or construction is not expected to occur within one year of the acquisition will exceed 10% of the overall cost of our property portfolio. Development of real properties is subject to risks relating to the ability of the builder or developer to control construction costs and build in conformity with plans, specifications and timetables. Our advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with our advisor) to plan, supervise and implement the development and construction of any unimproved real properties which we acquire. Any such project managers would be compensated by us.

Acquisitions from Affiliates

We are not precluded from acquiring real properties, directly or through joint ventures, from our affiliates. All such transactions or investments will be approved by a majority of our independent directors as described in

“Conflicts of Interest—Conflict Resolution Procedures” and, generally, may not be acquired for a value, at the time the transaction was entered into, in excess of the appraised fair market value of such investment. Subject to this limitation, our sponsor, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with any such investment and our cost to acquire the property may be in excess of the cost that we would have incurred if we had acquired the property from an unaffiliated third party. See “Risk Factors—Risks Related to Conflicts of Interest.”

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or non-affiliated third parties for the purpose of owning and/or operating real properties. We may also enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties and other investments without unduly limiting the diversity of our portfolio. Our investment may be in the form of equity or debt. In determining whether to recommend investment in a particular joint venture, our advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real property investments.

We have not established the specific terms we will require in the joint venture agreements we may enter into, or the safeguards we will apply to, or require in, our potential joint ventures. Particular terms and conditions or safeguards we will require in joint ventures will be determined on a case-by-case basis after our advisor and board of directors consider all facts they feel are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, liabilities and assets the joint venture may conduct and own, and the proportion of the size of our interest when compared to the interests owned by other parties. We expect to consider specific safeguards to address potential consequences relating to:

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the management of the joint venture, such as obtaining certain approval rights in joint ventures we do not control or providing for procedures to address decisions in the event of an impasse if we share control of the joint venture;

•	our ability to exit a joint venture, such as requiring buy/sell rights, redemption rights or forced liquidation under certain circumstances; and

•	our ability to control transfers of interests held by other parties in the joint venture, such as requiring consent, rights of first refusal or forced redemption rights in connection with transfers.

Any joint ventures with our affiliates will result in certain conflicts of interest. See “Conflicts of Interest — Joint Ventures with Our Affiliates.”

Real Estate-Related Assets

We may invest a portion of our portfolio in real estate-related assets other than properties. These real estate-related assets include, but are not limited to, first mortgages and other indebtedness secured by high-quality industrial properties. We will initially target (1) loans that, due to the recent general downturn in economic conditions, are in default or (2) loans that the borrower is unable to refinance and, therefore, the borrower is likely to default, which we refer to as “distressed loans.” Holders of distressed loans must choose between foreclosing upon the real property securing the distressed loan or selling the loan. Many holders of distressed loans generally avoid foreclosure proceedings on the real property securing the distressed loan due to the sometimes lengthy and expensive nature of the foreclosure process. Moreover, most lenders do not have the expertise necessary to effectively manage commercial real estate and do not wish to incur the costs and liabilities associated with the ownership of real property. An event of default by the borrower under these loans may present us with attractive opportunities to acquire the properties securing these loans through foreclosure in what is commonly referred to as a “loan-to-own” transaction.

When determining whether to make investments in real estate-related assets, we will consider a variety of factors, including:

•	positioning our overall investment portfolio to achieve an optimal mix of real estate investments;

•	the diversification benefits of the real estate-related assets relative to the rest of our portfolio;

•	the potential for the investment to deliver high current income and attractive risk-adjusted total returns; and

•	other factors considered important to meeting our investment objectives.

Debt Investments

Our investments in real estate-related assets will focus primarily on acquiring first mortgage loans. We believe that the current credit market conditions provide us with substantial near-term opportunities to invest in these types of assets at a discount to their par value in order to realize predictable income and attractive overall returns. We may invest in mortgage loans structured to permit us to retain the entire loan or to sell or securitize the lower yielding senior portions of the loan and retain the higher yielding subordinate investment (or vice-versa). We may also acquire seasoned mortgage loans in the secondary market secured by single assets as well as portfolios of performing loans originated by third party lenders such as banks, life insurance companies and other owners. We will not make or invest in mortgage loans unless we obtain an appraisal of the underlying property from a certified independent appraiser. We will maintain each appraisal in our records for at least five years. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. In evaluating a potential investment in a mortgage loan, we will generally focus upon the quality of the underlying property as opposed to the credit quality of the loan, as we will typically seek to eventually acquire the underlying property securing the loan pursuant to a loan-to-own transaction. However, we will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification for exceeding such limit due to the presence of other underwriting criteria. We may find such substantial justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

In addition to investments in first mortgages, we may make selective investments in other real estate loans, including second mortgage loans, mezzanine loans, bridge loans and participations in such loans in situations in which we believe that the underlying credit and/or property is attractive and the potential returns to us are significant given the level of associated risk.

In evaluating prospective investments in loans, our advisor will consider a variety of factors, including the following:

•	the fundamentals of the underlying property and other collateral by which it is secured;

•	the ratio of the amount of the investment to the value of the underlying property and other collateral by which the underlying property is secured;

•	the liquidity of the investment;

•	the quality, experience and creditworthiness of the borrower and/or guarantor; and

•	general economic conditions.

Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Although most loans that we will consider for investment would provide for monthly payments of interest only and repayment of principal at maturity, some loans may also provide for principal amortization.

Equity Securities

We may seek to invest in other real estate companies when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. In most cases, we will evaluate the feasibility of investing in these entities using the same criteria we will use in evaluating a particular property. These investments will be made through the purchase of common or preferred stock or options to acquire stock. We do not expect our non-controlling equity investments in other public companies to exceed 10% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any given time.

Disposition Policies

We generally will acquire properties with an expectation of holding each property for an extended period. However, circumstances might arise which could result in a shortened holding period for certain properties. The period that we will hold our real estate-related assets will vary depending on the type of asset, interest rates and other factors. Our advisor will develop an exit strategy for each investment we make in a property or real estate-related asset that will be modified over the period we hold the investment in order to conform to changing market conditions and property-level factors. Our advisor will continually perform a hold-sell analysis on each investment we make in a property or real estate-related asset in order to determine the optimal time to hold the investment and generate an attractive return for our stockholders. Economic and market conditions may influence us to hold investments for different periods of time. We may dispose of a property or real estate-related asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders. Relevant factors our advisor will consider when considering whether to dispose of a property or real estate-related asset include:

•	the prevailing economic, real estate and securities market conditions;

•	the extent to which the investment has realized its expected total return;

•	benefits associated with disposing of the investment and diversifying and rebalancing our investment portfolio;

•	the opportunity to pursue a more attractive investment;

•	compliance with REIT qualification requirements;

•	the involuntarily liquidation or lease default of a major tenant at a property;

•	the opportunity to enhance overall investment returns through sale of the investment;

•	the fact that the investment was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	our advisor’s judgment that the value of the investment might decline;

•	liquidity benefits with respect to the availability of sufficient funds for the share repurchase program; and

•	other factors that, in the judgment of our advisor, determine that the sale of the investment is in our stockholders’ best interests.

The determination of whether a particular investment should be sold or otherwise disposed of will be made after consideration of all relevant factors, including prevailing economic conditions, with a view toward achieving maximum total return for the investment. We cannot assure you that this objective will be realized. The selling price of a real property which is net leased will be determined in large part by the amount of rent payable under the leases for such real property and the remaining term of the leases. In connection with our sales of real properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the real property being sold is located and by the then-prevailing economic conditions. We may sell investments to affiliates. While there is no minimum on the price we must receive in such transactions, a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction must approve such transactions as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Leverage

We currently have no outstanding debt and have not identified any potential financing soures. We intend to use leverage to provide additional funds to support our investments in properties. We expect that after we have invested substantially all of the proceeds of this offering in properties and real estate-related assets, our debt financing will be approximately 50% of the sum of the cost of our real properties (before deducting depreciation and amortization) plus the value of our other investments. During the period when we are acquiring our portfolio, we expect to temporarily employ greater leverage in order to quickly build a diversified portfolio of assets. By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

We may leverage our portfolio by assuming or incurring secured or unsecured asset-level or operating partnership-level debt. An example of asset-level debt is a mortgage loan secured by an individual real estate property or portfolio of real estate properties incurred or assumed in connection with our acquisition of such property or portfolio of properties. An example of operating partnership-level debt is borrowing under a line of credit. Borrowings under a line of credit may be used to fund acquisitions, to repurchase shares or for any other corporate purpose.

Our board of directors will review our aggregate borrowings, including secured and unsecured debt, at least quarterly to ensure they remain reasonable in relation to our net assets and may from time to time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our actual leverage may be higher or lower than our target leverage depending on a number of factors, including the availability of attractive investment and disposition opportunities, inflows and outflows of capital and increases and decreases in the value of our portfolio. In particular, large outflows of capital over short periods of time could cause our leverage to be substantially higher than our 50% target.

There is no limitation on the amount we may invest in any single improved real property. However, under our charter, we are precluded from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets. However, we may borrow in excess of this amount if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with a justification for such excess. In the event that we borrow in excess of the debt limitations in our charter, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable.

Our charter restricts us from obtaining loans from any of our directors, our advisor and any of our affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors, not having a conflict of interest in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings will be reviewed by our board of directors at least quarterly.

Liquidity Strategy

Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders seven to nine years from the completion of our offering. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of the sale of our assets, a sale or merger of the company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our stockholders.

In assessing whether to list our shares on a national securities exchange or pursue another type of liquidity event, our board of directors would likely solicit input from financial advisors as to the likely demand for our shares upon listing. If our board of directors believed that it would be difficult for stockholders to dispose of their shares after our shares were listed, then that factor would weigh against listing our shares. However, this would not be the only factor considered by our board of directors. If listing our shares still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing, our board of directors may still opt to pursue listing our shares in keeping with its obligations under Maryland law. Our board of directors would also likely consider whether there was a significant demand among our stockholders to sell their shares when making decisions regarding whether to pursue listing our shares or another type of liquidity event. The degree of participation in our distribution reinvestment plan and the number of repurchase requests under the share repurchase program at the time could be an indicator of stockholder demand to sell their shares.

Investment Limitations

Our charter places certain limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. Prior to a listing of our common stock, we may not:

•

invest more than 10% of our total assets in unimproved real property in which we have an equity interest that was not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year of our acquisition, or mortgage loans on such unimproved real property;

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property and real estate-related loans;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our advisor or our affiliates;

•

acquire equity securities unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of our independent directors) shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system) and provided further that this limitation does not apply to (1) acquisitions effected through the purchase of all of the equity securities of an existing entity, (2) the investment in wholly owned subsidiaries of ours or (3) investments in securities, which we refer to as asset-backed securities, that are collateralized by a pool of assets, including loans and receivables, that provide for a specific cash flow stream to the holder;

•

make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

•

issue (1) equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share repurchase program), (2) debt securities in the absence of adequate cash flow to cover debt service, (3) options or warrants to purchase shares to our advisor, any of our directors or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public, if at all, and unless the amount of the options or warrants issuable to our advisor, any of our directors or any of their respective affiliates does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options, or (4) equity securities on a deferred payment basis or under similar arrangement;

•	engage in trading, except for the purpose of short-term investments;

•	engage in underwriting or the agency distribution of securities issued by others;

•	invest in the securities of any entity holding investments or engaging in activities prohibited by our charter; or

•

make any investment that our board of directors believes will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Change in Investment Objectives and Policies

Our charter requires our independent directors to review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefore is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders. Our primary investment objectives themselves and other investment policies and limitations specifically set forth in our charter, however, may only be amended if approved by a vote of the holders of shares entitled to cast a majority of all of the votes entitled to be cast on the matter.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Accordingly, under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if: (i) it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and (ii) it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company as we intend to invest primarily in real property, rather than in securities, through our wholly or majority-owned subsidiaries, the majority of which we expect will have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would not be within the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

Even if the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires our subsidiaries to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets.

For purposes of the exclusion provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. Whole loans will be classified as qualifying real estate assets, as long as the loans are “fully secured” by real estate at the time our subsidiary originates or acquires the loan but will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets if the real estate securing the loan has an appraised value of 55% of the fair market value of the loan on the date of acquisition. We will treat mezzanine loan investments as qualifying real estate assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the criteria set forth in the Capital Trust, Inc., SEC No-Action Letter (May 24, 2007).

Consistent with SEC staff guidance, we will consider a participation in a whole mortgage loan to be a qualifying real estate asset only if (1) our subsidiary has a participation interest in a mortgage loan that is fully secured by real property; (2) our subsidiary has the right to receive its proportionate share of the interest and the principal payments made on the loan by the borrower, and its returns on the loan are based on such payments; (3) our subsidiary invests only after performing the same type of due diligence and credit underwriting procedures that it would perform if it were underwriting the underlying mortgage loan; (4) our subsidiary has approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, our subsidiary has effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying real estate asset. The SEC has not issued no-action letters specifically addressing construction loans. If the SEC takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

Consistent with guidance issued by the SEC, we will treat our subsidiaries’ joint venture investments as qualifying real estate assets that come within the 55% basket only if we have the right to approve major decisions affecting the joint venture; otherwise, they will be classified as real-estate related assets.

We will treat investments by our subsidiaries in securities issued by companies primarily engaged in the real estate business, interests in securitized real estate loan pools, loans fully secured by a lien on real estate and additional assets of the real estate developer (which may include equity interests in the developer entity and a pledge of additional assets of the developer including parcels of undeveloped or developed real estate), and any loans with a loan-to-value ratio in excess of 100% as real estate-related assets. CMBS and CDOs will also be treated as real-estate related assets.

The treatment of any other investments as qualifying real estate assets and real estate-related assets will be based on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and will be consistent with SEC guidance.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from the definition of “investment company” provided by Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

Finally, to maintain compliance with the Investment Company Act exceptions, we, our operating company or our subsidiaries may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interest in companies that we would otherwise want to acquire and that may be important to our investment strategy. If our subsidiaries fail to own a sufficient amount of qualifying real estate assets or additional qualifying real estate assets or real estate related assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to our board of directors’ direction, oversight and approval.

We currently have a total of seven directors, four of whom are independent of us, our advisor and our respective affiliates. An “independent director” is a director who is not, and for the last two years has not, been associated with us, our advisor, our sponsor or any of our affiliates. A director is deemed to be associated with us, our advisor, our sponsor or any of our affiliates if he or she, directly or indirectly (including through a member of his or her immediately family), (1) owns any interest in, is employed by, has any material business or professional relationship with or serves as an officer or director of, our advisor, our sponsor or any of their affiliates, (2) serves as a director of more than three REITs organized by our sponsor or its affiliates or advised by our advisor or its affiliates, or (3) performs services (other than as an independent director) for us. We refer to our directors who are not independent as our “affiliated directors.”

As of the date of this prospectus, our charter and bylaws provide that the number of our directors may be established by a majority of our board of directors from time to time but may not be fewer than three. Our charter also provides that each of our directors must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. In addition, our charter provides that a majority of our directors must be independent directors, and at all times at least one of our independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

Each of our directors will be elected by our stockholders and will serve for a term of one year and until his or her successor is elected and qualifies. Although the number of our directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by our stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

A vacancy following the removal of a director or a vacancy created by an increase in the number of our directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors. If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no directors in office, successor directors will be elected by our stockholders. Each of our directors will be bound by our charter.

Responsibilities of Directors

The responsibilities of our board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•	approving our investments in real properties and real-estate related assets;

•	approving and overseeing our debt financing strategies;

•	approving and monitoring the relationship between our operating partnership and our advisor;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	approving a potential liquidity event;

•	determining our distribution policy and authorizing distributions from time to time; and

•	approving amounts available for the repurchase of shares of our common stock.

Our directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their responsibilities require. Our directors will meet quarterly or more frequently as necessary.

Our directors have established and will periodically review written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of our advisor to assure that such policies are carried out.

Because of the conflicts of interest created by the relationship among us, our advisor and our various affiliates, our charter requires that a majority of our independent directors assume certain responsibilities. At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and ratified by a vote of a majority of our directors and a majority of the independent directors. The independent directors will determine, from time to time but at least annually, that (1) the total fees and expenses paid to our advisor, our property manager and our dealer manager, as applicable, are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs and (2) the compensation paid to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. The independent directors supervise the performance of our advisor and review the compensation we pay our advisor to determine that the provisions of the advisory agreement with our advisor are carried out. If the independent directors determine to terminate the advisory agreement, our advisor will not be entitled to compensation for further services but shall be entitled to receive from us or our operating partnership within 30 days after such termination all unpaid reimbursements or expenses and all earned but unpaid fees payable prior to such termination, subject to certain limitations. A majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction must approve all transactions between us and any of our directors, our sponsor, our advisor or any of their affiliates, as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

As part of their review of our advisor’s compensation, the independent directors will consider factors such as:

•	the quality and extent of the services and advice furnished by our advisor;

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	the rates charged to other externally advised REITs and similar investors by advisors performing similar services;

•	the additional revenues realized by our advisor and its affiliates through their relationships with us, whether we pay them or they are paid by others with whom we do business;

•	the performance of our investments, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our investments relative to the investments generated by our advisor for its own account.

The independent directors will record their findings on the factors they deem relevant in the minutes of the meetings of our board of directors.

Committees of Our Board of Directors

Our board of directors may establish such committees as it deems appropriate to address specific areas in more depth than may be possible at a full meeting of our board of directors, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee. Our board of directors does not intend to form a compensation committee as we have no employees.

Audit Committee

The audit committee meets on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary function is to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. The audit committee is currently comprised of three directors, Messrs. Pickett, Mehrabi and Houten, all of whom are independent directors. Mr. Pickett has been designated as the Chairman of the audit committee and as the audit committee’s financial expert.

All audit committee members must be able to read and understand fundamental financial statements, including a balance sheet, income statement, cash flow statement and footnotes. The audit committee has direct responsibility for the appointment, compensation and oversight of the work of the independent auditors we employ. The audit committee assists our directors in overseeing and monitoring: (1) the systems of our internal accounting and financial controls; (2) our financial reporting processes; (3) the independence, objectivity and qualification of the independent auditors; (4) the annual audit of our financial statements; and (5) our accounting policies and disclosures. The audit committee considers and approves (a) any non-audit services provided by an independent auditor and (b) certain non-audit services provided by an independent auditor to our advisor and its affiliates to the extent that such approval is required under applicable regulations of the SEC. The audit committee has sole authority to hire and fire any independent auditor and is responsible for approving all audit engagement fees and terms, and resolving disagreements between us and the independent auditor regarding financial reporting. Our independent auditors report directly to the audit committee.

Directors and Executive Officers

As of the date of this prospectus, our directors and executive officers and their positions and offices are as follows:

Name	Age	Position
Douglas D. O’Donnell	43	Chief Executive Officer, President and Chairman of the Board
Christopher S. Cameron	38	Chief Financial Officer, Treasurer and Secretary
John D. O’Donnell	78	Director
Arthur J. Hill	71	Director
John R. Houten	50	Independent Director
Aria Mehrabi	40	Independent Director
Gary A. Pickett	55	Independent Director
John L. Privett	47	Independent Director

Douglas D. O’Donnell has served as our Chief Executive Officer and President and as the Chairman of our board of directors since October 2010. Mr. O’Donnell is the son of John D. O’Donnell, one of our affiliated directors. In 1992, Mr. O’Donnell began his career in commercial real estate by joining O’Donnell Property Services, a property management company founded in 1986 by John D. O’Donnell. In 1995, O’Donnell Property Services was sold to Insignia/ESG, Inc., or Insignia, the U.S. commercial real estate services subsidiary of Insignia Financial Group. While at O’Donnell Property Services and later Insignia, Mr. O’Donnell oversaw the leasing and sales activities for a 25 million square foot portfolio and managed a 20 person leasing team. In 1995, Mr. O’Donnell was recognized as Insignia’s top leasing agent nationwide. In 1996, Mr. O’Donnell founded The

O’Donnell Group, Inc. and O’Donnell Management Company, and has served as the Chief Executive Officer of both companies since 1996. Mr. O’Donnell serves on the Board of Directors for the UCI Center For Real Estate and The Lusk Center for Real Estate Development at the University of Southern California. Mr. O’Donnell is also a member of the Orange County and Inland Empire NAIOP Chapters and the Urban Land Institute. Mr. O’Donnell received a bachelors degree in International Relations, a Master’s of Business Administration and a Master’s in Real Estate Development from the University of Southern California.

Our board of directors, excluding Mr. O’Donnell, has determined that the leadership positions with affiliates of our sponsor previously and currently held by Mr. O’Donnell and his extensive experience with the acquisition, financing, development, leasing and management of industrial real estate assets have provided Mr. O’Donnell with the relevant experience, qualifications and skills necessary to effectively carry out his duties and responsibilities as a director.

Christopher S. Cameron has served as our Chief Financial Officer, Treasurer and Secretary since March 2011. Mr. Cameron previously served from July 2010 to March 2011 as the Chief Financial Officer, Treasurer and Secretary of TNP Strategic Retail Trust, Inc., a public non-listed REIT with a focus on multi-tenant, necessity based retail centers. From January 2008 to June 2010, Mr. Cameron served as Director of Accounting and Financial Reporting at Cole Real Estate Investments, or Cole, a national real estate investment company that is the sponsor of multiple public non-listed REITs. In this position, Mr. Cameron focused on financial tracking and reporting systems, external audit examinations and broker-dealer due diligence reviews. Mr. Cameron also served as Manager of Financial Reporting at Cole from August 2004 to December 2007. Prior to joining Cole in August 2004, Mr. Cameron was a senior accountant with Deloitte & Touche LLP from September 2001 to August 2004, where he provided auditing and accounting services to large public and private entities. Mr. Cameron also served honorably in the United States Army Infantry, participating in two peace keeping missions in Somalia, Africa and Port-au Prince, Haiti. Mr. Cameron is a certified public accountant and is a member of the American Institute of CPAs and the Arizona Society of CPAs. Mr. Cameron earned a Bachelor of Science in Business Administration, with a major in Accounting and a minor in Finance, from the University of Arizona.

John D. O’Donnell has served as one of our affiliated directors since October 2010. Mr. O’Donnell has over 38 years of experience developing, acquiring, managing and marketing commercial real estate. Mr. O’Donnell currently serves as a Director of The O’Donnell Group, Inc. In 1986, Mr. O’Donnell founded O’Donnell Property Services, a property management company which was acquired by Insignia in 1995. Mr. O’Donnell served as the Managing General Partner of O’Donnell Property Services from 1986 to its sale to Insignia in 1995, during which time O’Donnell Property Services managed and marketed over 25 million square feet of industrial properties located throughout California. Prior to commencing his real estate development activities in 1972, Mr. O’Donnell worked for ten years at Coldwell Banker (now known as CB Richard Ellis) as a broker and sales manager. Mr. O’Donnell is a Trustee Emeritus of the Urban Land Institute. Mr. O’Donnell received a bachelors degree in Communications from the University of Southern California. Mr. O’Donnell is the father of Douglas D. O’Donnell, our Chief Executive Officer and President and Chairman of our board of directors.

Our board of directors, excluding Mr. O’Donnell, has determined that Mr. O’Donnell’s extensive knowledge of, and relationships within, the commercial real estate community and his over 30 years of experience in the acquisition, development and management of industrial real estate assets have provided Mr. O’Donnell with the relevant experience, qualifications and skills necessary to effectively carry out his duties and responsibilities as a director.

Arthur J. Hill has served as one of our affiliated directors since April 2011. Mr. Hill is currently the Chairman of Arthur Hill & Co. LLC, or AHC, a privately held real estate firm with a focus on retail, office, apartment, mixed use and land development projects in select markets throughout the United States which Mr. Hill formed in January 1994. At AHC, Mr. Hill leads development projects, oversees advisory services and is directly involved with investments and key transactions. AHC is the sponsor of the AHC Metro Realty Funds I, II, III and IIIB, which focus primarily on office and business parks, retail properties and apartments. Prior to forming AHC in 1994, Mr. Hill served as Chairman of Homart Development Co., one of the nation’s leading shopping center and mall developers, from February 1984 to March 1987. Mr. Hill also served from September

1985 to December 1993 as Chairman of the Coldwell Banker Real Estate Group, the parent company of Homart Development Co., which also included CB Richard Ellis and Coldwell Banker Residential, along with banking and mortgage entities. During his tenure at Homart Development Co., Mr. Hill and his colleagues developed over 40 major retail projects and 20 office buildings amounting to more than 35 million square feet of retail and 5 million square feet of office space. Mr. Hill is a retired Lieutenant in the U.S. Navy, a member of the Urban Land Institute and the International Council of Shopping Centers. Mr. Hill is a former director of Sears, Roebuck and Co., and a director of Allstate Bank, a wholly-owned subsidiary of Allstate Insurance. Mr. Hill received a bachelor’s degree from Stanford University and a Masters of Business Administration from the University of California at Los Angeles.

Our board of directors, excluding Mr. Hill, has determined that Mr. Hill’s extensive experience in commercial real estate acquisition and development throughout the United States and his prior service as a director of a public company have provided Mr. O’Donnell with the relevant experience, qualifications and skills necessary to effectively carry out his duties and responsibilities as a director.

John R. Houten has served as one of our independent directors since April 2011. Since March 2010, Mr. Houten has served as the Executive Vice President—Corporate Development for Southwest Bank in Tustin, California, where he is responsible for establishing a core real estate lending program with an emphasis on opportunistic lending on both commercial, residential and land assets. Prior to joining Southwest Bank, Mr. Houten served from May 2000 to March 2010 as a Senior Vice President—Commercial Real Estate Manager at California National Bank in Newport Beach, California, where he managed a real estate lending group. From June 1994 to May 2000, Mr. Houten served as Senior Vice President—Real Estate Manager for First Security Bank in Irvine, California, where he managed a real estate lending office. From June 1990 to March 1994, Mr. Houten served as Vice President—Manager for Commercial Center Bank in Santa Anna, California. From March 1984 to June 1990, Mr. Houten served as Vice President—Manager for Sanwa Bank in Long Beach, California. Mr. Houten is a member of the Building Industry Association, the National Association of Industrial and Office Properties and the Urban Land Institute. Mr. Houten is a past president and current director of the Harbor Area Boys and Girls Club and the president of the Harbor Area Youth Foundation. Mr. Houten received a bachelor degree in Economics/Finance and an associates degree in Accounting from Bentley College in Waltham, Massachusetts and received a Professional Designation in Real Estate from the University of California, Irvine.

Our board of directors, excluding Mr. Houten, has determined that Mr. Houten’s extensive experience in and knowledge of the real estate lending industry have provided Mr. Houten with the relevant experience, qualifications and skills necessary to effectively carry out his duties and responsibilities as a director.

Aria Mehrabi has served as one of our independent directors since April 2011. Dr. Mehrabi has over 16 years of operating experience in commercial real estate. Dr. Mehrabi is a principal of Pacific Star Capital, LLC, a private real estate investment fund which Dr. Mehrabi co-founded in March 2003. Dr. Mehrabi began his career in commercial real estate as Vice President of Acquisitions for RPD Catalyst, LLC, an opportunity fund, where, from October 1996 to February 2001, he managed the acquisition of over $550 million of commercial real estate, including industrial and office projects in 20 different markets across the United States. Prior to joining RPD Catalyst, Dr. Mehrabi worked privately in the residential multi-family sector and developed and sold multiple housing tracts and a portfolio of condominium projects in Southern California. Prior to entering the real estate industry, Dr. Mehrabi worked as a risk consultant to the RAND Corporation from August 1994 to December 1995 and also lectured on international economics at Georgetown University during February 1996. Dr. Mehrabi is a member of the Urban Land Institute, serves on the Leadership Council of the New America Foundation and also serves on the Executive Board of the Lusk Center for Real Estate at The University of Southern California. Dr. Mehrabi received a Bachelors of Arts degree from The University of California, Berkeley, a Masters in Real Estate Development from The University of Southern California and a Ph.D. from Johns Hopkins University, School of Advanced International Studies (SAIS), with a focus in economics. Dr. Mehrabi is a California Real Estate Broker, has a California General B Contractor’s License and holds the designation of Chartered Financial Analyst (CFA).

Our board of directors, excluding Dr. Mehrabi, has determined that Dr. Mehrabi’s extensive experience with the acquisition of commercial real estate assets, including industrial properties, throughout the Unites States, his strong educational background in real estate development and economics and his certifications as a chartered financial analyst, real estate broker and general contractor have provided Dr. Mehrabi with the relevant experience, qualifications and skills necessary to effectively carry out his duties and responsibilities as a director.

Gary A. Pickett has served as one of our independent directors since April 2011. Since June 2010, Mr. Pickett has served as the Chief Financial Officer for M. H. Sherman Company, a privately held real estate investment company. From January 1990 to May 2010, Mr. Pickett served as President of Gary Pickett & Company, which provided accounting, tax and business consulting services to over 175 business entities. Prior to forming Gary Pickett & Company in January 1990, Mr. Pickett served as Vice-President, Private Placement Specialist for Integrated Resources, Inc. from July 1984 to October 1989. During his tenure at Integrated Resources, Inc., Mr. Pickett maintained various securities licenses in connection with his activities analyzing and marketing private placement offerings of real estate, leveraged buy-outs and equipment leasing investments to accredited investors. Mr. Pickett served as a senior accountant in the audit and tax departments for Ernst & Whinney (now Ernst & Young LLP) from September 1977 to October 1979. Mr. Pickett received a bachelors degree in Business Administration with a major in Accounting and Finance from the University of Southern California. Mr. Pickett serves on the board of Global Grins, a non-profit corporation devoted to providing dental hygiene products to children in underdeveloped countries. Mr. Picket is a Certified Public Accountant and a member of the California Society of CPAs.

Our board of directors, excluding Mr. Pickett, has determined that Mr. Pickett’s extensive experience providing accounting, tax and business consulting services to real estate investment and development companies and his on-going service as the chief financial officer of a private real estate investment company have provided Mr. Pickett with the relevant experience, qualifications and skills necessary to effectively carry out his duties and responsibilities as a director.

John L. Privett has served as one of our independent directors since April 2011. Mr. Privett has over 20 years of commercial real estate experience. Mr. Privett has served as an Executive Vice President and real estate broker at CB Richard Ellis, Inc., or CBRE, since December 2006. Since joining CBRE in February 1986, Mr. Privett has leased or sold over 30 million square feet of buildings valued in excess of $1 billion. Mr. Privett is a member of the Coldwell Colbert Circle, which is comprised of the top 3% of CBRE brokers nationally, was named the top CBRE broker in Los Angeles in 1995, 1997-2004 and 2006-2009 and has been named the Best Broker Specializing in Industrial Properties in Los Angeles by the Los Angeles Business Journal. Mr. Privett is a member of the American Industrial Real Estate Association. Mr. Privett received a bachelors degree in Business with an emphasis in Real Estate from The University of Southern California. Mr. Privett is a licensed California Real Estate Broker.

Our board of directors, excluding Mr. Privett, has determined that Mr. Privett’s more than 20 years of experience as a broker of commercial real estate, including specific expertise with respect to marketing, leasing and selling of industrial real estate assets in markets and sub-markets in which we intend to acquire industrial assets, have provided Mr. Privett with the relevant experience, qualifications and skills necessary to effectively carry out his duties and responsibilities as a director.

Our directors and executive officers will serve until their successors are elected and qualify. Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of directors from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us. Each of our executive officers is also an officer of our advisor. See “—Our Advisor.”

Compensation of Executive Officers and Directors

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our advisor or its affiliates and receives compensation for his or her services, including services performed on our behalf, from our advisor or its affiliates. We do not intend to pay any compensation directly to our executive officers. Our executive officers, as employees of our advisor or its affiliates, will be entitled to receive awards in the future under our long-term incentive plan as a result of their status as employees of our advisor, although we do not currently intend to grant any such awards.

We will pay each of our independent directors an annual retainer, pro-rated for a partial term, of $30,000. Each independent director will receive $2,000 for each in-person meeting of our board of directors attended, $2,000 for each in-person committee meeting attended ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each board or committee telephonic meeting in which such independent director participates. If there is a meeting of the board and one or committee meetings in a single day, the fees payable to each independent director for attending such meetings will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). Our independent directors may elect to receive the meeting fees and annual retainer in shares of our common stock at a price of $9.025 per share until we have commenced disclosing an estimated per share value of our common stock that is not based on the price paid to acquire a share of our common stock in the primary offering or a public follow-on offering and thereafter at a price based upon the most recent estimated per share value of our common stock as determined by our advisor or another firm chosen for that purpose. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors; provided, however, that if a director is also one of our officers, we will not pay any compensation or reimbursement to such person for services rendered as a director. Mr. Douglas D. O’Donnell serves as both our Chief Executive Officer and President and as the chairman of our board of directors, and as a result will receive no compensation or reimbursement for services rendered as the chairman of our board.

We have approved and adopted an independent directors’ compensation plan, which will operate as a sub-plan of our long-term incentive plan described below. Under the independent directors’ compensation plan and subject to such plan’s conditions and restrictions, each of our independent directors received 3,000 shares of restricted common stock in connection with the initial meeting of the full board of directors. Going forward, each new independent director that joins our board will receive 3,000 shares of restricted common stock upon election to our board. In addition, on the date following an independent director’s re-election to our board, he or she will receive 3,000 shares of restricted common stock. The shares of restricted common stock will generally vest in four equal annual installments beginning on the first anniversary of the date of grant and ending on the fourth anniversary of the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of our company.

Long-Term Incentive Plan

We have adopted a long-term incentive plan, which we will use to attract and retain qualified directors, officers, employees and consultants. Our long-term incentive plan will offer these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently intend to issue awards only to our independent directors under our long-term incentive plan (which awards will be granted under the sub-plan as discussed above under “—Compensation of Executive Officers and Directors”).

The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, performance awards, dividend equivalents, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by our board of directors for participation in our long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such stock options. Any stock options and stock appreciation rights granted under the long-term incentive plan will have an exercise price or base price that is not less than fair market value of our common stock on the date of grant.

Our board of directors administers the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above under “—Compensation of Executive Officers and Directors,” our board of directors intends to adopt a sub-plan to provide for regular grants of restricted stock to our independent directors.

No awards will be granted under either plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

We have authorized and reserved 300,000 shares for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately, and our board of directors must make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability, or upon the occurrence of a change in control, all outstanding options and stock appreciation rights granted under the long-term incentive plan will become fully exercisable and all time-based vesting restrictions on outstanding awards will lapse as of the date of termination or change in control. Unless otherwise provided in an award certificate or any special plan document governing an award, with respect to outstanding performance-based awards granted under the long-term incentive plan, (1) upon the termination of a participant’s service due to death or disability, the payout opportunities attainable under such awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs); (2) upon the occurrence of a change in control, the payout opportunities under such awards will vest based on target performance; and (3) in either case, the awards will payout on a pro rata basis, based on the time elapsed prior to the termination or change in control, as the case may be. In addition, our board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. Our board of directors may discriminate among participants or among awards in exercising such discretion.

The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the long-term incentive plan at any time, including upon a liquidity event. The expiration or other termination of the long-term incentive plan will have no adverse impact on any award previously granted under the long-term incentive plan. Our board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award previously granted and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Limited Liability and Indemnification of Directors, Officers and Others

Subject to certain limitations, our charter limits the personal liability of our directors and officers for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we intend to obtain directors and officers’ liability insurance.

The Maryland General Corporation Law, or the MGCL, permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The MGCL requires a corporation (unless its charter provides otherwise) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and permits directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, may not be made unless ordered by a court if it determines that the director or officer is fairly and reasonably entitled to indemnification even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received, and then only for expenses.

The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, our charter provides that we may indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:

•	our directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors and our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement subject to the limitations set forth immediately above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

We may advance funds to our directors, our advisor and its affiliates for legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•	the party seeking indemnification has provided us with written affirmation of the party’s good faith belief that such party has met the standard of conduct necessary for indemnification;

•

the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in the stockholder’s capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•

the party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which the party is found not to have complied with the requisite standard of conduct and not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Our Advisor

We are externally managed and advised by O’Donnell Strategic Industrial Advisors, LLC, a Delaware limited liability company formed in August 2010 as a joint venture in which 77.5% of the equity is owned by our sponsor and the remaining 22.5% is owned by Strategic Capital Advisory Services, LLC, or Strategic Capital, an affiliate of our dealer manager. The purpose of the joint venture between our sponsor and Strategic Capital is to permit our advisor to capitalize upon the expertise of the executives of Strategic Capital and its affiliates in the structuring of investment programs and providing administrative and operational services with respect to those programs. Strategic Capital is comprised of operations and technology specialists with expertise in the financial services industry, including experience in the design, development, support and servicing of publicly offered, non-listed REITs. Pursuant to our advisor’s limited liability company agreement, Strategic Capital will provide certain services to, and on behalf of, our advisor, including but not limited to consulting and advisory services related to our formation and the structure of this offering, the composition of our investment portfolio, the acquisition, financing and disposition of our investments, property leasing and management, communications with existing investors, selecting and negotiating with third party vendors and marketing and other administrative and operational services. As of the date of this prospectus, our sponsor and Strategic Capital are the only owners or members of our advisor. We will rely on our advisor to manage our day-to-day activities and to implement our investment strategy. Our advisor has contractual and fiduciary responsibilities to us and our stockholders pursuant to an advisory agreement.

Our advisor is managed by our sponsor as our advisor’s sole manager. Although our sponsor generally has sole authority as manager to manage our advisor and to make decisions on our advisor’s behalf, the unanimous approval of all of the members of our advisor is required for the following fundamental actions of our advisor:

•	the admission of any additional members to our advisor;

•	any change to the form of legal entity of our advisor, whether such change is effected by merger, statutory conversion or otherwise;

•	any amendment or restatement of the operating agreement or other governing or organizational document of our advisor;

•	the payment of any compensation to an officer of the advisor or to any member or affiliate of any member, other than as provided for in the operating agreement;

•	any amendments to the advisory agreement between us and our advisor; and

•	the formation of any subsidiary of our advisor or the taking of any action by any such subsidiary which, if taken by our advisor, would require approval by the members.

The executive officers of our advisor are set forth below:

Name	Age	Position
Douglas D. O’Donnell	43	Chief Executive Officer
John D. O’Donnell	78	Vice President
Christopher S. Cameron	38	Chief Financial Officer, Treasurer and Secretary
Patrick J. Miller	46	Executive Vice President

Messrs. Douglas D. O’Donnell and John D. O’Donnell will have primary responsibility for the management decisions of our advisor, including the selection of investments to be recommended to our board of directors, the negotiations in connection with these investments and the property management and leasing of these investments. For biographical information on Douglas D. O’Donnell, John D. O’Donnell and Christopher S. Cameron, see “—Directors and Executive Officers” above. For biographical information on Mr. Miller, see “—Dealer Manager” below.

The Advisory Agreement

Under the proposed terms of our advisory agreement, our advisor will use its best efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to our advisory agreement, our advisor will manage our day-to-day operations and perform other duties including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of investments;

•	entering into service agreements for our loans;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of properties underlying our investments and properties we may acquire;

•	entering into leases and service contracts for our properties;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, financing and refinancing, marketing, servicing and disposition of our investments;

•	performing investor relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

The above summary is provided to illustrate the material functions that our advisor will perform for us as an advisor and is not intended to include all of the services that may be provided to us by our advisor, its affiliates or third parties.

The advisory agreement terminates one year from the commencement of this offering, subject to renewals upon mutual consent of our advisor and a majority of our independent directors for an unlimited number of successive one year periods. Our independent directors will evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement will not require us or our advisor to provide advance notice prior to a non-renewal of the advisory agreement. The advisory agreement may be terminated:

•	immediately by us for “cause,” or upon the bankruptcy of our advisor;

•	without cause or penalty by a majority of our independent directors upon 60 days’ written notice; or

•	without cause or penalty by our advisor upon 60 days’ written notice.

“Good reason” is defined in the advisory agreement to mean any material breach of the advisory agreement of any nature whatsoever by us or our operating partnership. “Cause” is defined in the advisory agreement to mean fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor or a material breach of the advisory agreement by our advisor.

In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. Upon termination of the advisory agreement, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and all outstanding shares of our convertible stock will convert to shares of common stock. Before selecting a successor advisor, our board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

For a detailed discussion of the fees payable to our advisor under the advisory agreement, see “Management Compensation.” We also describe in that section our obligation to reimburse our advisor for organizational and offering expenses, the cost of providing services to us (other than services for which it earns acquisition or dispositions fees for sales of properties or other investments) and payments made by our advisor to third parties in connection with potential investments.

Our advisor and its affiliates expect to engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us.

Holdings of Shares of Common Stock and Convertible Stock

Our advisor has invested $200,000 in us through the purchase of 22,222 shares of our common stock, which we refer to as the initial investment, reflecting that no selling commissions or dealer manager fees were payable on these shares. Our advisor currently owns 1,000 shares of our convertible stock, for which it contributed $1,000. Our advisor also contributed $1,000 to our operating partnership in exchange for its limited partnership interest in our operating partnership. We are the sole general partner of our operating partnership. Our advisor or any other affiliate of our sponsor that holds the initial investment may not sell the investment while our sponsor remains our sponsor, but may transfer the initial investment to other affiliates of our sponsor. The resale of any of our shares of common stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.

Dealer Manager

SC Distributors, LLC will serve as our dealer manager for this offering and will provide dealer manager services to us in this offering. The dealer manager was formed in March 2009 and is an affiliate of Strategic Capital. Patrick J. Miller, the president of our dealer manager and an executive vice president of our advisor, has over 23 years of experience in the financial services business, including extensive experience overseeing national sales and marketing. The senior management of the dealer manager has significant experience in securities distribution and management, due diligence and product structuring. The dealer manager is duly registered as a FINRA member firm, and prior to the commencement of this offering, will be properly registered in the states in which this offering will be conducted. We will pay the dealer manager a selling commission and a dealer manager fee, as described in “Plan of Distribution—Dealer Manager and Participating Broker-Dealer Compensation and Terms.”

Information with respect to the executive officers of the dealer manager is set forth below:

Name	Age	Position
Patrick J. Miller	46	President
Mark Brandenberger	43	Chief Financial Officer
Michael McDaniel	43	National Sales Manager

Patrick J. Miller is a co-founder of SC Distributors, LLC and has been its President since the company’s formation in June 2009. Mr. Miller is responsible for overall strategy, marketing and new business development at SC Distributors. In addition, Mr. Miller currently serves on the Board of Trustees for the Investment Program Association. Prior to co-founding Strategic Capital Companies, LLC, a distribution and advisory business focused providing advisory, marketing and distribution services for alternative investment products sold through professional financial intermediaries, in May 2009, Mr. Miller served as President of KBS Capital Markets Group, LLC from the company’s inception in September 2005 to May 2009. During Mr. Miller’s tenure, KBS Capital Markets Group raised approximately $1.7 billion in investment capital for KBS Real Estate Investment Trust, Inc. and successfully launched KBS Real Estate Investment Trust II, Inc., which is currently raising equity capital through a network of independent broker-dealers. From 2002 until joining KBS Capital Markets Group in October 2005, Mr. Miller served as President and Chief Executive Officer of Financial Campus, an online education and training company serving the financial services industry. Mr. Miller was responsible for facilitating the successful acquisition of Financial Campus by the Thomson Corporation in 2004. Mr. Miller also served as Chief Executive Officer of Equitable Distributors Inc., the wholesale distribution subsidiary of AXA Financial, Inc., until 2001. Mr. Miller was elected Chief Executive Officer of Equitable Distributors in 2000 after having joined Equitable Distributors at its inception in 1996 as President of the Wirehouse Division. From 1987 to 1994, Mr. Miller was Regional Vice President of American Funds Distributors. Mr. Miller received a Bachelor of Arts from the University of California at Los Angeles.

Mark Brandenberger is a co-founder of SC Distributors, LLC and has been its Chief Financial Officer since the company’s formation in June 2009. Mr. Brandenberger has 20 years of experience and extensive knowledge of the financial services industry, including 12 years of experience in forming and operating distribution systems. From September 2005 to May 2009, Mr. Brandenberger served as the Chief Financial Officer of KBS Capital Markets Group, LLC, where he was responsible for all fiscal matters, including strategic planning and oversight of human resource functions. From February 2004 to August 2005, Mr. Brandenberger served as the Executive Vice President and Chief Financial Officer of Retirement Capital Group, Inc., a provider of executive compensation and benefit solutions, where he was responsible for finance, technology and human resources. From February 2003 to June 2003, Mr. Brandenberger served as President of Duvera Financial, which provides financing and servicing solutions to businesses, where he was in charge of the development of corporate strategy and oversight of sales and operations. From July 2000 to June 2002, Mr. Brandenberger served as the Chief Financial Officer of Metlife Investors Group, a provider of investment and insurance products, which included four life insurance companies, one FINRA broker-dealer and one investment advisory firm. From April 2001 to June 2002, Mr. Brandenberger also served as the Treasurer for the Met Investors Series Trust, an open-end, management investment company. From October 1996 to June 2000, Mr. Brandenberger served as Vice President of Strategic Planning for Equitable Distributors, Inc., where he was responsible for the strategic planning and financial operations for the distribution company which distributed annuities and life insurance to wirehouses, broker-dealers and banks on a wholesale basis. From July 1993 to September 1996, Mr. Brandenberger served as a Manager of fund accounting, where he was responsible for the preparation of semi-annual reports for Pacific Investment Management Company, a global investment management firm. From September 1989 to June 1993, Mr. Brandenberger served as senior accountant for Deloitte & Touche, where he planned and performed audit procedures in conjunction with the preparation of financial statements for investment and insurance company clients. Mr. Brandenberger holds a CPA designation and received a Bachelor of Science in Business Administration from California Polytechnic State University, San Luis Obispo.

Michael McDaniel is a co-founder of SC Distributors, LLC and has been its National Sales Manager since the company’s formation in June 2009. Mr. McDaniel is responsible for overall sales, wholesaling and strategic relationship management at SC Distributors. Prior to co-founding SC Distributors, Mr. McDaniel served as National Sales Manager of KBS Capital Markets Group, LLC from October 2005 to May 2009. During Mr. McDaniel’s tenure, KBS Capital Markets Group, LLC assembled a team of 18 wholesalers and raised approximately $2 billion of investment capital for KBS Real Estate Investment Trust, Inc. and KBS Real Estate Investment Trust II, Inc. From 1996 to 2005, Mr. McDaniel served as Senior Vice President and National Sales Manager at AXA Financial, Inc. During his nine years at AXA Financial, Mr. McDaniel held several positions, including Regional Vice President and Divisional Vice President, and, in 2000, Mr. McDaniel was named President and National Sales Manager for the Broker Dealer Channel. While in senior management at AXA Financial, Mr. McDaniel’s broker dealer channels were responsible for raising in excess of $20 billion in assets. From 1995 to 1996, Mr. McDaniel was the Midwest Director of Mutual Fund Sales for Mainstay Funds, a division of New York Life Insurance, a mutual life insurance provider. Mr. McDaniel is a graduate of Rollins College in Winter Park, FL.

Affiliated Property Manager

Our real properties will be managed and leased by O’Donnell Management Company, an affiliate of our sponsor which we refer to as our “property manager.” We will pay our property manager a market fee with respect to each property owned by us that is equal to the percentage of annual gross revenues of the property that is usual and customary for comparable property management services rendered to properties of a similar size, type and condition in the geographic market and sub-market of the property, as determined by our advisor. In determining the market-based property management fee, our advisor will survey brokers and agents in the area in which the property is located. This survey may be conducted informally by our advisor based upon its experience and contacts in the applicable real estate market. The property management fee shall only be paid if a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction, determines that the fee is fair and reasonable in relation to the services being performed and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Notwithstanding the foregoing, in no event will the property management fee exceed 5% of the property’s annual gross revenues. Our property manager may subcontract with a third party property manager and will be responsible for supervising and compensating such third party property manager.

In addition to the property management fee, we may pay our property manager a separate fee for services rendered, whether directly or indirectly, in leasing our real properties to a third party lessee. Such leasing fee will be in an amount that is usual and customary for comparable services rendered to similar real properties in the geographic market of the real property leased as determined by our advisor; provided, however, that such fee shall only be paid if a majority of our board, including a majority of our independent directors, not otherwise interested in the transaction, determines that such fee is fair and reasonable in relation to the services being performed and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Notwithstanding the foregoing, in no event will the leasing fee exceed 2% of the total lease consideration with respect to a new lease or 5% of the total lease consideration with respect to a renewal of an existing lease.

Our property manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property managed, which may include, but is not limited to, on-site managers and building and maintenance personnel. In certain instances, as market norms dictate, our property manager may be entitled to reimbursements from us for the salaries and wages of property-level employees such as on-site property leasing and maintenance staff, other employee-related expenses of on-site employees of our property manager or its subcontractors which are engaged in the operation, leasing, management or maintenance of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties. Certain employees of our property manager may be employed on a part-time basis and may also be employed by our advisor, our dealer manager or certain of their affiliates. Our property manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

MANAGEMENT COMPENSATION

Although we have executive officers who will manage our operations, we have no paid employees. Our advisor will manage our day-to-day affairs and our portfolio of real properties and real estate-related assets. The following table summarizes all of the compensation and fees, including reimbursement of expenses, to be paid by us to our advisor, its affiliates and our dealer manager in connection with our organization, this offering and our operations. The table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts for any category of purchasers).

Type of Compensation	Determination of Amount	Estimated Amount if Minimum/Maximum Sold(1)

Organizational and Offering Stage

Selling commission(2)	We will pay our dealer manager 7.0% of gross offering proceeds from the sale of shares (all of which will be reallowed to participating broker-dealers), subject to reductions based on volume and for certain categories of purchasers. No selling commissions will be paid for sales pursuant to the distribution reinvestment plan.	$140,000/$70,000,000

Dealer Manager Fee(2)	We will pay our dealer manager 2.75% of gross offering proceeds from the sale of shares (all or a portion of which may be reallowed to participating broker-dealers). No dealer manager fee will be paid for sales pursuant to the distribution reinvestment plan.	$55,000/$27,500,000

Other Organization and Offering Expenses(3)	To date, our advisor and its affiliates have paid organization and offering expenses on our behalf. We will reimburse our advisor and its affiliates for these costs and for future organization and offering expenses they may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. Our organization and offering expenses will include a fee of $25.00 per subscription agreement for reviewing and processing subscription agreements. We will pay this fee to an affiliate of our dealer manager in lieu of paying the same fee to our transfer agent.	$25,000/$13,750,000

Operational Stage

Acquisition Fees(4)	We will pay our advisor 2.0% of (1) the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired or originated directly or (2) our allocable portion of the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired or originated through a joint venture, including any acquisition and origination expenses and any debt attributable to such investments. Total acquisition fees and expenses relating to the purchase of an investment must be reasonable and may not exceed 6.0% of the contract purchase price of such investment or, in the case of an investment in debt, 6.0%	$69,464/$34,731,708 (assuming 50% leverage) $138,928/$69,463,416 (assuming 75% leverage)

Type of Compensation	Determination of Amount	Estimated Amount if Minimum/Maximum Sold(1)
of the funds advanced, unless such excess is determined by our board of directors, including a majority of our independent directors, to be commercially competitive, fair and reasonable to us.

Acquisition Expenses(4)	We will reimburse our advisor for amounts it pays to third parties in connection with the selection, acquisition or development of a property or acquisition of real estate-related assets (including expenses relating to potential investments that we do not close). We estimate that our acquisition expenses will be approximately 0.5% of the purchase price of our investments.	$17,366/$8,682,926 (assuming 50% leverage) $34,732/$17,365,852 (assuming 75% leverage)

Asset Management Fees(5)	We will pay our advisor a monthly amount equal to one-twelfth of 1.0% of the cost of the real properties and real estate-related assets we acquire. Such fee will be calculated by including acquisition expenses and any debt attributable to such investments, or our proportionate share thereof in the case of investments made through joint ventures.	Actual amounts depend upon the aggregate cost of our investments, and therefore cannot be determined at this time.

Property Management and Leasing Fees

We will pay O’Donnell Management Company, our property manager, a percentage of the annual gross revenues of each property owned by us for property management services. The property management fee payable with respect to each property will be equal to the percentage of annual gross revenues of the property that is usual and customary for comparable property management services rendered to similar properties in the geographic market of the property, as determined by our advisor and approved by a majority of our board of directors, including a majority of our independent directors; provided, however, that in no event will the property management fee exceed 5% of the property’s annual gross revenues. Our property manager may subcontract with third party property managers and will be responsible for supervising and compensating those third party property managers.

We may also pay our property manager a separate fee for services rendered, whether directly or indirectly, in leasing our real properties to a third party lessee. The amount of such leasing fee will be usual and customary for comparable services rendered for similar real properties in the geographic market of the property leased, as determined by our advisor and approved by a majority of our board of directors, including a majority of our independent directors; provided, however, that in no event will the leasing fee exceed 2% of the total lease consideration with respect to a new lease or 5% of the total lease consideration with respect to a renewal of an existing lease.

Actual amounts depend upon the gross revenue of the properties, the services actually provided and the usual and customary property management and leasing fees in the geographic market in which properties are located, and therefore cannot be determined at this time.

Type of Compensation	Determination of Amount	Estimated Amount if Minimum/Maximum Sold(1)

Where market norms dictate, we may also reimburse our property manager for the salaries and wages of property-level employees, other employee-related expenses of on-site employees of our property manager or its subcontractors which are engaged in the operation, leasing, management or maintenance of our properties and other expenses directly related to the management of specific properties. See “Management—Affiliated Property Manager.”

Other Operating Expenses(6)	We will reimburse our advisor for its expenses incurred in providing services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities and IT costs. We will not reimburse for employee costs in connection with services for which our advisor receives acquisition fees or disposition fees or for the personnel costs our advisor pays with respect to persons who serve as our executive officers.	Actual amounts are dependent upon the services provided, and therefore cannot be determined at this time.

Convertible Stock

Convertible Stock	We have issued 1,000 shares of our convertible stock to our advisor in exchange for $1,000. Our convertible stock will convert to shares of common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the original issue price of those shares plus a 7.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) we list our common stock for trading on a national securities exchange or (C) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement). In the event of a termination or non-renewal of our advisory agreement for cause, all of the shares of convertible stock will be redeemed by us for the sum of $1.00. In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the excess of (1) our “enterprise value” plus the value of distributions paid to date on the then outstanding shares of our common stock over (2) the aggregate purchase price paid by stockholders for those outstanding shares of common stock plus a 7.0% cumulative, non-compounded annual return on the original issue price of those outstanding shares, divided by (B) our enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case calculated as of the date of the conversion. Due to the fact that (i) the first conversion trigger described above is based upon our payment of distributions equal to the aggregate purchase price paid	Actual amounts depend upon future liquidity events, and therefore cannot be determined at this time.

Type of Compensation	Determination of Amount	Estimated Amount if Minimum/Maximum Sold(1)
for the then outstanding shares plus a 7.0% cumulative, non-compounded annual return on that aggregate purchase price, and (ii) investors who have held their shares of our common stock for differing lengths of time may have received differing returns on their investments as of the date of the conversion trigger, there is no assurance that each individual stockholder will have received a return of its invested capital plus at least a 7.0% cumulative annual return on such investment upon such a triggering event. For a description of how our enterprise value is determined pursuant to our charter and an example illustrating how the conversion formula with respect to our convertible stock set forth above will operate, see “Description of Capital Stock—Convertible Stock.”

Liquidity Stage

Disposition Fees(7)	If our advisor or its affiliates provides a substantial amount of services, as determined by our independent directors, in connection with the sale of a real property or real estate-related asset sold, our advisor will earn a disposition fee equal to 2.0% of the contract sales price of the real property or real estate-related asset sold.	Actual amounts depend upon the sale price of the investments being sold and other factors, and therefore cannot be determined at this time.

(1)	The estimated minimum dollar amounts reflected in the table are based on the sale of the minimum of $2,000,000 in shares to the public in the primary offering. The estimated maximum dollar amounts reflected in the table are based on the sale of the maximum of $1,000,000,000 in shares to the public in the primary offering, except with respect to the maximum dollar amount for “Other Organization and Offering Expenses,” which is based on the sale of the maximum of $1,000,000,000 in shares to the public in the primary offering and the sale of $100,000,000 in shares pursuant to our distribution reinvestment plan.

(2)	The selling commissions and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan.

(3)	These other organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) incurred by and to be paid by us in connection with the offering, including, without limitation, our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, expenses of our organization, data processing fees, advertising and sales literature costs, transfer agent costs, bona fide out-of-pocket due diligence costs of broker-dealers and amounts to reimburse our advisor or its affiliates for the salaries of its employees and other costs, such as copying and other office expenses, incurred in connection with preparing supplemental sales materials and providing other administrative services in connection with our offering. In addition, we may also reimburse the costs of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and travel, meal and lodging costs for employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special, cases, technology costs to participating broker-dealers associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers, each of which would be underwriting compensation. Assuming selling commissions and the dealer manager fee equal, in the aggregate, 9.75% of the gross proceeds of the primary offering, up to 0.25% of “Other Organization and Offering Expenses” may be used for underwriting compensation. This amount may increase proportionate to a decrease in the aggregate selling commission and dealer manager fee. We will not pay or reimburse any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of the primary offering as of the termination of the offering, as required by the rules of FINRA. After the termination of the primary offering, our advisor will reimburse us to the extent total selling commissions, dealer manager fee and other organization and offering expenses borne by us exceed 15.0% of the gross proceeds raised in the offering, without recourse against us. As of December 31, 2010, our advisor and its affiliates had incurred approximately $1,750,000 in organizational and offering expenses on our behalf.

(4)	Pursuant to our charter, total acquisition fees and expenses related to the acquisition or origination of an investment must be reasonable and may not exceed 6.0% of the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a real property or other investment, or 6.0% of the amount of funds advanced with respect to a mortgage loan, unless such excess is approved by a majority of our board of directors, including a majority of our independent directors, as commercially competitive, fair and reasonable to us. In connection with the purchase of securities, the acquisition fee may be paid to an affiliate of our advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the acquisition fee to a firm that is not a registered broker-dealer. We do not believe that such amounts, if any, will be deemed underwriting compensation.

(5)	We will pay our advisor an asset management fee to compensate our advisor for the overall management of our portfolio, which services shall include, without limitation, the following: (i) serving as our investment and financial advisor and obtaining certain market research and economic and statistical data in connection with our investments and investment objectives and policies; (ii) monitoring applicable markets and obtaining reports, where appropriate, concerning the value of our investments; (iii) monitoring and evaluating the performance of our investments, providing the daily investment management services and performing and supervising the various investment management and operational functions related to our investments; (iv) formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our investments on an overall portfolio basis; (v) overseeing the performance by the property manager of its duties and conducting periodic on-site property visits to some or all of our real properties; (vi) coordinating and managing relationships between us and any joint venture partners; and (vii) providing financial and operational planning services and investment portfolio management functions, including, without limitation, the planning and implementation of policies and procedures for establishing the estimated per share value of our common stock.

(6)	Commencing with the fourth fiscal quarter following the commencement of this offering, our advisor must reimburse us for the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets, or 25% of our net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors, in which case such determination, together with an explanation of the factors considered in making such determination, will be disclosed to our stockholders within 60 days after the end of the quarter in which such excess occurred. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under generally accepted accounting principles in the U.S., or GAAP, that are in any way related to our operation, including investment management fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close); (g) real estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

(7)	No disposition fee will be paid for securities traded on a national securities exchange. In the event of a merger or combination that results in any person or group (other than our affiliate) becoming the beneficial owner, directly or indirectly, of 50% of the voting power of our common stock or any transaction pursuant to which our outstanding voting stock is converted into or exchanged for cash, securities or other property, we will pay out advisor a disposition fee based on the aggregate consideration paid in such transaction. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 6 above.

In connection with the sale of securities, the disposition fee may be paid to an affiliate of our advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the disposition fee to a firm that is not a registered broker-dealer. We do not believe that such amounts, if any, will be deemed underwriting compensation.

Our charter limits the maximum amount of the disposition fees payable to the advisor or its affiliates for the sale of any real property to the lesser of one-half of the brokerage commission paid or 3.0% of the contract sales price. In addition, our charter limits the total amount of brokerage commissions paid to our advisor, its affiliates and unaffiliated parties in connection with the sale to the lessor of the competitive real estate commission or 6.0% of the contract sales price.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our sponsor and its affiliates, some of whom serve as our executive officers and directors. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of our stockholders. Our directors also have a fiduciary obligation to supervise our relationship with our advisor. The material conflicts of interest are discussed below.

Our Affiliates’ Interests in Other Affiliated Entities

General

Some of our executive officers, two of our directors and certain of the key real estate professionals who perform services for us on behalf of our advisor are also officers, directors, managers, and/or key professionals of affiliates of our sponsor. These persons have legal obligations with respect to those entities that are similar to, and may from time to time conflict with, their obligations to us. In the future, these persons and other affiliates may organize other real estate programs and acquire, own and manage for their own account real estate investments that may be suitable for us.

Our sponsor and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, management, leasing or sale of real property or investing in real estate-related assets. None of the affiliates of our sponsor are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our board of directors.

Allocation of Our Affiliates’ Time

We cannot currently estimate the time our officers and directors will be required to devote to us because the time commitment required of our officers and directors will vary depending upon a variety of factors, including, but not limited to, general economic and market conditions effecting us, the amount of proceeds raised in this offering and our ability to locate and acquire investments that meet our investment objectives. Since these real estate professionals engage in and will continue to engage in other business activities on behalf of themselves and others, these real estate professionals will face conflicts of interest in allocating their time among us, our advisor, other affiliates and other business activities in which they are involved. This could result in actions that are more favorable to other affiliates than to us. However, we believe that our advisor and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to all of the activities of the affiliates in which they are involved.

Competition

We may compete with other affiliates for opportunities to acquire or sell real properties in certain geographic areas. As a result of this competition, certain investment opportunities may not be available to us. We and our advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and our affiliates. Our advisor will be required to provide information to our board of directors to enable our board of directors, including the independent directors, to determine whether such procedures are being fairly applied.

Certain of our sponsor’s affiliates currently own or manage properties in geographic areas in which we expect to acquire properties. Conflicts of interest will exist to the extent that we own or manage real properties in the same geographic areas where real properties owned or managed by other affiliates are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another affiliate were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another affiliate were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing real property on our behalf seek to employ leasing agents, developers, contractors or building managers.

Affiliated Property Manager

Our property manager will perform property management services for us and our operating partnership. Our property manager is affiliated with our advisor, and in the future there is potential for a number of the members of our advisor’s management team and our property manager’s management team to overlap. As a result, we will not have the benefit of independent property management to the same extent as if our advisor and property manager were unaffiliated and did not share any employees or managers. In addition, given that our property manager is affiliated with us, our agreement with our property manager will not be at arm’s-length; however, as a result of our property manager’s affiliation with us, all of our agreements with our property manager will require approval by a majority of our board of directors (including a majority of our independent directors) as being fair and reasonable to us and on terms and conditions no less favorable to us than those available to unaffiliated third parties. Notwithstanding the foregoing, we will nevertheless not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Joint Ventures with Our Affiliates

We may enter into joint ventures or other arrangements with our affiliates to acquire and manage real properties and other real estate assets, subject to approval by our board of directors and the separate approval of our independent directors, including a determination that the investment is fair and reasonable to us and on substantially the same terms and conditions as those received by our affiliates. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. In addition, should any joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since our advisor will make investment decisions on our behalf, agreements and transactions between our advisor’s affiliates and us as joint venture partners will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Fees and Other Compensation to Our Advisor and its Affiliates

A transaction involving the purchase and sale of a real property or real estate-related asset may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates, including acquisition fees and property management fees and participation in non-liquidating net sale proceeds. None of the agreements that provide for fees and other compensation to our advisor and its affiliates will be the result of arm’s-length negotiations. All such agreements, including our advisory agreement, require approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those that could be obtained from unaffiliated entities. The timing and nature of fees and compensation to our advisor or its affiliates could create a conflict between the interests of our advisor or its affiliates and those of our stockholders.

Additionally, in advising our board of directors with respect to pursuing a liquidity event, our advisor and its affiliates may have conflicts of interest due to the fact that a liquidity event will likely cause a termination of the advisory agreement resulting in the cessation of fees payable to our advisor and its affiliates. In such a case, the interests of our advisor may conflict with our stockholders’ interest.

Subject to oversight by our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that the acquisition fees and asset management fees payable to our advisor are based upon the cost of the real properties and real estate-related assets we acquire and not on the value or performance of the assets we acquire, and the fact that the asset management fees payable to our advisor will not decrease based on changes in the value of the assets we acquire, which may create an incentive for our advisor to accept a higher purchase price for assets or to purchase assets that may not otherwise be in our best interest. Our advisor may also receive a disposition fee in connection with our sale of a real property or real estate-related asset, regardless of the performance of the asset, which may create an incentive for our advisor to recommend the disposition of assets that would not otherwise be in our best interest. Additionally, the property management fees payable to our property manager will generally be payable regardless of the quality of services provided to us. The management and leasing fees payable to our property manager will be in an amount no greater than the amount that is usual and customary for comparable services rendered to similar real properties in the geographic market of the real properties in question, as determined by our advisor and approved as fair and reasonable in relation to the services being performed by our board of directors. As a result, there may be an incentive for our advisor to provide market survey information to our board of directors which would support the payment of higher property management and leasing fees than might otherwise be warranted.

Each transaction we enter into with our advisor or affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. A majority of our directors, including a majority of the independent directors, who are not otherwise interested in the transaction must approve each transaction between us and our advisor, our sponsor, any of our directors, or any of their affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Allocation of Corporate Overhead

We have agreed to reimburse our advisor and its affiliates for expenses incurred in providing services to us, including our allocable share of our advisor’s overhead, such as rent, utilities, information technology costs, and employee costs; provided, however we will not reimburse employee costs in connection with services for which our advisor or its affiliates receives acquisition fees or disposition fees or for the personnel costs our advisor pays with respect to persons who serve as our executive officers. The amount of our reimbursement of expenses must be approved by a majority of our independent directors. Our advisor may face conflicts of interest in making its determination of the amount of expenses to be allocated to us and to the other operations of our affiliates.

Conflict Resolution Procedures

As discussed above, we are subject to potential conflicts of interest arising out of our relationship with our advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and our advisor or its affiliates and other situations in which our interests may differ from those of our advisor or its affiliates. We have adopted the procedures set forth below to address these potential conflicts of interest.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for our sponsor or affiliates of our sponsor. Under the advisory agreement, our sponsor has agreed that any opportunity identified by our sponsor or its affiliates to invest in an industrial property that is suitable for us and one or more affiliates must first be presented to us for potential investment. Unless our board of directors determines not to proceed with the investment, the investment opportunity must not be presented to any other real estate investment fund, program or joint venture owned, managed or advised by our sponsor or any of its affiliates. Our sponsor or its affiliates are not required to present any such investment opportunity to us during any period in which we do not have sufficient available funds, or a reasonable opportunity of obtaining available funds, with which to make the investment.

Compensation Involving Our Advisor and its Affiliates

The independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being performed appropriately. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

•	the quality and extent of the services and advice furnished;

•	the amount of fees paid in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other externally advised REITs and similar investors by advisors performing similar services; and

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business.

The independent directors shall record these factors in the minutes of the meetings at which they make such evaluations. Our independent directors will not approve the renewal of the advisory agreement for another one-year term if they determine that the compensation that we pay to our advisor and affiliates is not reasonable in relation to the nature and quality of the services performed based upon the factors set forth above. In such circumstances, we would expect our independent directors to negotiate changes to the fees payable to our advisor and affiliates in connection with the renewal of the advisory agreement. If the result of such negotiations were not acceptable to our independent directors, our independent directors could ultimately determine that it is in the best interests of our company and our stockholders to hire a third party to serve as our advisor.

Acquisition, Leases and Sales Involving Affiliates

We will not purchase or lease assets in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. In no event may we acquire any such asset at an amount in excess of its current appraised value.

Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of our board of directors or the members of a duly authorized committee of the board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our advisor, any of our directors or any of their affiliates, the fair market value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates

Our charter generally prohibits us from investing in or making mortgage loans, including when the transaction is with our advisor, or our sponsor, our directors or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our common stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of our sponsor, our advisor, our directors or any of our affiliates.

Loans and Expense Reimbursements Involving Affiliates

We will not make any loans to our advisor, our sponsor, our directors or any of their affiliates except mortgage loans for which an appraisal is obtained from an independent appraiser. In addition, we will not borrow from these persons unless a majority of our board of directors, including a majority of the independent directors, approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by our directors or officers, our sponsor, our advisor or any of their affiliates.

In addition, our directors and officers, our sponsor, our advisor, and any of their affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in this prospectus under the caption “Management Compensation.”

OUR SPONSOR

This section presents general information with respect to the prior real estate investments of affiliates of our sponsor. The information presented in this section is included solely to provide prospective investors with certain background information to be used in evaluating the real estate investment history and experience of our management and affiliates of our sponsor. Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced in connection with any of the prior real estate investments discussed in this section. Investors who purchase our shares of common stock will not thereby acquire any ownership interest in any of the investments to which the following information relates.

The prior real estate investments discussed in this section were made through privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. Neither our sponsor nor any of its affiliates has significant experience in operating a REIT or a public or private investment program.

Our Sponsor

O’Donnell REIT Advisors, LLC, our sponsor and the majority owner of our advisor, was formed as a Delaware limited liability company in July 2010. Our sponsor is controlled by Mr. Douglas D. O’Donnell, our chief executive officer and president and the chairman of our board of directors and the chief executive officer of our advisor. Our sponsor is part of the O’Donnell Companies, a group of affiliated real estate investment, development and management companies. The first O’Donnell Company was formed in 1972 by John D. O’Donnell, one of our directors and an officer of our advisor. The corporate headquarters of the O’Donnell Companies are located in Newport Beach, California.

Since 1972, John D. O’Donnell and Douglas D. O’Donnell, with their partners and employees, through real estate development partnerships and other co-ownership arrangements with joint venture partners, have developed or acquired approximately 25 million square feet of industrial and office properties located in California, Washington and Alaska and raised approximately $625 million in equity for investment from a number of prominent institutional investors. These prior acquisitions and developments were focused upon industrial warehouse and flex-space properties.

In 1986, John D. O’Donnell founded O’Donnell Property Services, a property management company which was acquired in 1995 by Insignia/ESG, Inc., or Insignia, the U.S. commercial real estate services subsidiary of Insignia Financial Group. From 1986 to 1995, O’Donnell Property Services managed and marketed over 25 million square feet of industrial properties located throughout California. Prior to the sale of O’Donnell Property Services to Insignia, O’Donnell Property Services had successfully grown its staff to more than 125 professionals.

In 1996, Douglas D. O’Donnell formed The O’Donnell Group, Inc. and O’Donnell Management Company. The O’Donnell Group, Inc. is an industrial property development company and O’Donnell Management Company is a property and asset management and leasing company.

Prior Acquisitions

During the ten year period ended December 31, 2009, affiliates of our sponsor acquired 16 commercial real estate properties and parcels of undeveloped land, which are collectively referred to in this section as the “prior investments.” The prior investments total approximately 9.7 million square feet of industrial and office properties and land and were acquired and/or developed for an aggregate cost of approximately $104 million. All of the prior investments were funded (i) solely by Douglas D. O’Donnell and/or John D. O’Donnell with their own equity or (ii) through joint ventures between an affiliate of our sponsor and institutional investors and other joint-venture partners. With respect to the prior investments structured as joint ventures, the affiliates of our sponsor did not have discretion with respect to the investment of the funds supplied by the institutional investors and other joint venture partners.

Of the prior investments, eleven were comprised of existing properties or a combination of undeveloped land and existing properties and five were comprised of undeveloped parcels of land. All of the prior investments were located in California.

The following table provides additional information regarding the prior investments:

Acquisition Date	Location	Property Type	Approximate Square Feet	Approximate Cost (1)	Investment Type (2)
January 2000	Anaheim, CA	Industrial	192,815	$9,415,000	JV
March 2000	Pomona, CA	Industrial	110,250	4,420,000	JV
June 2000	Norwalk, CA	Industrial	12,756	375,000	JV
November 2000	Torrance, CA	Industrial	361,468	18,344,103	JV
December 2001	Sante Fe Springs, CA	Industrial	54,000	3,060,690	O’Donnell
June 2002	Glendora, CA	Office	84,053	7,920,000	JV
July 2004	Fullerton, CA	Industrial	51,197	2,887,953	O’Donnell
September 2004	Pomona, CA	Land/Industrial	853,776	7,952,550	JV
November 2004	Norwalk, CA	Industrial	58,020	4,860,000	JV
December 2004	Thermal, CA	Land	958,320	1,350,000	JV
January 2005	Downey, CA	Industrial	143,500	4,696,518	JV
August 2005	Moreno Valley, CA	Land	1,254,964	3,241,300	O’Donnell
May 2006	Riverside, CA	Land	2,787,840	12,200,000	JV (3)
December 2006	Costa Mesa, CA	Land	174,240	6,600,000	JV
December 2006	Banning, CA	Land	2,613,600	6,967,423	O’Donnell
September 2007	Irvine, CA	Office	36,451	9,700,000	JV (4)

		Totals	9,747,250	$103,990,537

(1)	Cost includes the purchase price of the prior investment and all closing costs, plus the cost of any buildings or improvements constructed in the case of land acquired for development.

(2)	As used in the table above, (i) “JV” refers to a transaction in which an affiliate of our sponsor acted as general partner or manager, as applicable, of a joint venture structured as a limited partnership or limited liability company and (ii) “O’Donnell” refers to a transaction in which an affiliate of our sponsor acquired or developed the prior investment for its own account without the involvement of any joint venture partner or other investor.

(3)	Property owned by OD DeAnza Street, L.P. See “—Adverse Business Developments” below.

(4)	Property owned by O’Donnell MV, L.P. See “—Adverse Business Developments” below.

The following table provides a breakdown of the prior investments by property type (commercial versus residential):

Property Type	Properties Purchased (as an approximate percentage of cost)
Commercial:
Industrial Buildings	52.8%
Office Buildings	16.9
Land	30.3

Total:	100.0%

Adverse Business Developments

The recent global financial crisis and economic recession contributed to elevated unemployment rates, decreased consumer spending, a decline in rental rates and property values and deteriorated property operating fundamentals. These economic trends had an adverse impact upon certain of the prior investments. In May 2006, OD DeAnza Street, L.P. acquired a parcel of land in Riverside, California for the purposes of developing residential properties for a purchase price, including closing costs, of approximately $12,200,000. In 2008, OD DeAnza Street, L.P. defaulted on its outstanding debt obligations of approximately $14,000,000 and, as a result, on July 29, 2008, entered into a deed in lieu of foreclosure agreement transferring its property to its lender. In September 2007, O’Donnell MV, L.P. acquired an office property located in Irvine, California for a purchase price, including closing costs, of approximately $9,700,000. In 2010, O’Donnell MV, L.P. defaulted on its outstanding debt obligations of approximately $7,300,000 and, as a result, on August 25, 2010, the lender non-judicially foreclosed on the property under its deed of trust. Both the OD DeAnza Street L.P. and O’Donnell MV, L.P. investments are reflected in the table on the preceding page which lists the prior investments.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

We are a newly formed company and have no operating history. We are dependent upon proceeds received from this offering to conduct our proposed activities. The capital required to purchase our investments will be obtained from this offering and from any indebtedness that we may incur in connection with the investment or thereafter. We have initially been capitalized with $202,000, $200,000 of which was contributed by our advisor on October 11, 2010 in exchange for 22,222 shares of our common stock and $1,000 of which was contributed by our advisor on October 11, 2010 in exchange for 1,000 shares of our convertible stock. In addition, our advisor has invested $1,000 in our operating partnership in exchange for its limited partnership interests. We have no commitments to acquire any investments or to make any other material capital expenditures.

O’Donnell Strategic Industrial Advisors, LLC is our advisor. Our advisor will manage our day-to-day operations and our portfolio of properties and real estate-related assets. Our advisor also will source and present investment opportunities to our board of directors. Our advisor will also provide investment management, marketing, investor relations and other administrative services on our behalf.

We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire and operate our assets.

Substantially all of our business will be conducted through O’Donnell Strategic Industrial REIT Operating Partnership, LP, our operating partnership. We are the sole general partner of our operating partnership. The initial limited partner of our operating partnership is our advisor. As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to our operating partnership as a capital contribution. The limited partnership agreement of our operating partnership provides that our operating partnership will be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, our operating partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our operating partnership.

We believe our financial condition and results of operations will depend in significant part on our ability to identify and acquire properties and other real estate-related assets on favorable terms and, as discussed below, on our ability to lease the properties we acquire. We will seek to identify opportunities to acquire existing properties on favorable terms, and may also selectively seek to identify opportunities to acquire and develop new properties on favorable terms. Our acquisition and development of properties will be impacted by a number of conditions which are beyond our control, including property and market specific conditions and general economic conditions. Our acquisition and development of properties will also entail certain risks and uncertainties, including that our investments may not sustain or achieve the occupancy and rental rate levels we anticipate or will otherwise fail to perform as anticipated. In addition, we will face significant competition for attractive acquisition opportunities from other real estate investors, many of whom may have greater financial resources than we do. Further, we may be unable to finance the acquisition or development of investment opportunities which we identify. In the event that we are unable to identify and make sufficient investments on favorable terms, or if the investments we make do not perform as we anticipate, our financial condition, results of operations and ability to pay distributions to our stockholders would be adversely affected.

We anticipate that we will generate revenue primarily from rental income from relatively long-term operating leases at the properties we acquire, although we may acquire properties leased to tenants with shorter lease terms if the property is in an attractive location or has other favorable attributes. Revenues generated from rental income, in addition to income generated from the sale of our investments, will be a significant source of funds for our liquidity. Our ability to successfully lease our property and the occupancy rates and rental rates at our properties will be impacted by a number of conditions which are beyond our control, including property and market specific conditions and general economic conditions. Our leasing of properties will also entail a variety of risks and uncertainties, including tenant defaults. If we are unable to rent the properties we acquire on favorable terms, are unable to maintain or increase occupancy and rental rates at the properties we acquire, or if a significant number of our tenants are unable to meet their rent payment obligations, our financial condition, results of operations and ability to pay distributions to our stockholders would be adversely affected.

Our advisor may, but is not required to, establish working capital reserves from offering proceeds out of cash flow generated by our investments or out of proceeds from the sale of our investments. We do not anticipate establishing a general working capital reserve; however, we may establish capital reserves with respect to particular investments. We also may, but are not required to, establish reserves out of cash flow generated by investments or out of net sale proceeds in non-liquidating sale transactions. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.

To the extent that the working capital reserve is insufficient to satisfy our cash requirements, additional funds may be provided from cash generated from operations or through short-term borrowing. In addition, subject to the limitations described in this prospectus, we may incur indebtedness in connection with the acquisition of any real property or other real estate-related asset, refinance the debt thereon, arrange for the leveraging of any previously unfinanced property or reinvest the proceeds of financing or refinancing in additional properties or real estate-related assets.

If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year after the taxable year in which we initially elect to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

Factors Which May Influence Results of Operations

Markets Conditions

The recent recession and general economic downturn have led to high unemployment rates and a decline in consumer spending. These economic trends have contributed to an overall decline in the commercial real estate market, historically high vacancy rates, declining rental rates and declining property values. Increased vacancy rates generally result in lowered rental rates, increased expenses from tenant improvements and concessions, reduced revenues from properties and an increase in the number of properties facing foreclosure. Although the economy has recently shown certain signs of improvement, occupancy and rental rates in the commercial real estate market continue to be below those experienced before the recent recession and general economic downturn. If the current economic uncertainty persists or if general economic conditions worsen, we may experience vacancy rates which are substantially higher than we had anticipated and may be forced to offer lower rental rates and more favorable lease terms and tenant improvements or concessions than expected in order to attract or retain tenants. Although measures such as reduced rental rates and favorable lease terms may help us to attract and retain tenants, they may also reduce our revenues and impair our ability to repay financing associated with our properties and pay distributions to our stockholders. Our revenues will also be negatively impacted during any periods in which any properties we acquire are vacant or experience decreased occupancy, and increased vacancy rates could also cause the value of our investments to decrease below the amount we paid for such investments. An increase in vacancy rates may have a more significant impact on us, as compared to other investment vehicles, as our investment strategy will rely on relatively long-term leases with a relatively limited number of tenants in order to provide a stable stream of income to our stockholders.

The recent economic downturn and significant disruptions in domestic and international financial markets have adversely impacted the availability of credit and contributed to rising costs associated with obtaining credit, and the volume of mortgage lending for commercial real estate remains significantly lower than previous levels. As a result, we may experience more stringent lending criteria, which may affect our ability to finance our acquisitions or refinance any indebtedness we incur. Additionally, with respect to acquisitions for which we are able to obtain financing, the interest rates and other terms on such loans may be unacceptable. Our ability to access financing on favorable terms will depend upon various factors, including general market conditions, interest rates and credit ratings. If we are unable to obtain suitable financing for our acquisitions or we are unable to identify suitable investment opportunities at attractive prices in the current credit environment, our financial condition, results of operations and ability to pay distributions to our stockholders would be adversely affected.

We expect that the properties in our portfolio will be located in markets throughout the United States. Negative trends in regional or local economic or other conditions, adverse weather conditions, natural disasters and other events beyond our control in the markets and sub-markets in which our properties are located may adversely affect our financial condition, results of operations and ability to pay distributions to our stockholders.

Rental Income

The amount of rental income generated by our properties will depend principally on our ability to maintain the occupancy rates of currently leased space, to lease currently available space and lease space available from unscheduled lease terminations at the existing rental rates. Negative trends in one or more of these factors could adversely affect our rental income.

Offering Proceeds

Our ability to invest in properties and other real estate-related assets will depend upon the net proceeds raised in the offering and our ability to finance the acquisition of such assets. If we are unable to raise substantially more than the minimum offering amount of $2,000,000, we will make fewer investments resulting in less diversification in terms of the number of investments owned resulting in fewer sources of income. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher which could affect our net income and results of operations.

Sarbanes-Oxley Act

The Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, and related laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies, have increased the costs of compliance with corporate governance, reporting and disclosure practices which are now required of us. These costs may have a material impact on our results of operations and could impact our ability to pay distributions to our stockholders. Furthermore, we expect that these costs will increase in the future due to our continuing implementation of compliance programs mandated by these requirements. Any increased costs may affect our ability to distribute funds to our stockholders.

In addition, these laws, rules and regulations create new legal grounds and theories for potential administrative enforcement, civil and criminal proceedings against us in case of non-compliance, thereby increasing the risks of liability and potential sanctions against us. We expect that our efforts to comply with these laws and regulations will continue to involve significant and potentially increasing costs, and our failure to comply could result in fees, fines, penalties or administrative remedies against us.

Critical Accounting Policies

General

Our accounting policies have been established to conform to GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions is different, it is possible that different accounting policies will be applied or different amounts of assets, liabilities, revenues and expenses will be recorded, resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses. Below is a discussion of the accounting policies that management considers to be most critical once we commence significant operations. These policies require complex judgment in their application or estimates about matters that are inherently uncertain.

Real Estate Assets

Depreciation

Real estate costs related to the acquisition, development, construction, and improvement of properties will be capitalized. Repair and maintenance costs will be charged to expense as incurred and significant replacements and betterments will be capitalized. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset. We consider the period of future benefit of an asset to determine its appropriate useful life. We anticipate the estimated useful lives of our assets by class to be generally as follows:

Buildings	25-40 years
Building improvements	10-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease
Furniture, fixtures, and equipment	7-10 years

Real Estate Purchase Price Allocation

In accordance with Accounting Standards Codification, or ASC, Topic 805, Business Combinations, we will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases, which we expect will range from one month to ten years.

We will measure the aggregate value of other intangible assets acquired based on the difference between (1) the property valued with existing in-place leases adjusted to market rental rates and (2) the property valued as if vacant. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

We will also consider information obtained about each property as a result of our preacquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

Estimates of the fair values of the tangible and intangible assets will require us to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property will be held for investment. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocation, which would impact the amount of our net income.

Impairment of Real Estate Assets

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may not be recoverable, we will assess the recoverability of the assets by estimating whether we will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. If based on this analysis we do not believe that we will be able to recover the carrying value of the asset, we will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the asset as defined by ASC Topic 360, Property, Plant and Equipment.

Projections of future cash flows require us to estimate the expected future operating income and expenses related to an asset as well as market and other trends. The use of inappropriate assumptions in our future cash flows analyses would result in an incorrect assessment of our assets’ future cash flows and fair values and could result in the overstatement of the carrying values of our real estate assets and an overstatement of our net income.

Rents and Other Receivables

We will periodically evaluate the collectibility of amounts due from tenants and maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. We will maintain an allowance for deferred rent receivable that arises from the straight-lining of rents in accordance with ASC Topic 840, Leases. We will exercise judgment in establishing these allowances and consider payment history and current credit status of our tenants in developing these estimates.

Revenue Recognition

We will recognize minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related leases when collectibility is reasonably assured and will record amounts expected to be received in later years as deferred rent. If the lease provides for tenant improvements, we will determine whether the tenant improvements, for accounting purposes, are owned by the tenant or us. When we are the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance that is funded is treated as a lease incentive and amortized as a reduction of revenue over the lease term.

We will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred.

We will make estimates of the collectibility of our tenant receivables related to base rents, including straight line rentals, expense reimbursements and other revenue or income. We will specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, we will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectibility of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. When a tenant is in bankruptcy, we will record a bad debt reserve for the tenant’s receivable balance and generally will not recognize subsequent rental revenue until cash is received or until the tenant is no longer in bankruptcy and has the ability to make rental payments.

Income Taxes

We intend to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, commencing with the taxable year in which we satisfy the minimum offering requirement. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP) to our stockholders. As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

Results of Operations

As of the date of this prospectus, we are in our organizational and development stage and have not commenced operations.

Liquidity and Capital Resources

We will not sell any shares in this offering unless we raise a minimum of $2,000,000 in gross offering proceeds from persons who are not affiliated with us or our advisor. If we are unable to raise substantially more funds in the offering than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a public REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We currently have no outstanding debt. Once we have fully invested the proceeds of this offering, we expect that our overall borrowings will be 50% or less of the cost of our investments, although we expect to exceed this level during our offering stage in order to enable us to quickly build a diversified portfolio. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets, which generally approximates to 75% of the aggregate cost of our assets, though we may exceed this limit only under certain circumstances. We have not yet identified any sources of financing.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and our dealer manager. During our organization and offering stage, these payments will include payments to our dealer manager for selling commissions and the dealer manager fee and payments to our advisor for reimbursement of certain other organization and offering expenses. However, we will only reimburse our advisor for organization and offering expenses it may incur on our behalf to the extent that the reimbursement would not cause the total selling commissions, dealer manager fees and other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. During our operating stage, we expect to make payments to our advisor in connection with the acquisition of investments, the management of our assets and costs incurred by our advisor in providing services to us. For a discussion of the compensation to be paid to our advisor and our dealer manager, see “Management Compensation.”

Our principal demand for funds will be to acquire properties and real estate-related assets, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs for items, other than asset acquisitions, from operations. Otherwise, management expects that our principal sources of working capital will include:

•	current cash balances;

•	public offerings;

•	various forms of secured financing;

•	equity capital from joint venture partners;

•	proceeds from our operating partnership’s private placements, if any;

•	proceeds from our distribution reinvestment plan; and

•	cash from operations.

Over the short term, we believe that our sources of capital, specifically our cash balances, cash flow from operations, our ability to raise equity capital from joint venture partners, our ability to obtain various forms of secured financing and proceeds from our operating partnership’s private placement, if any, will be adequate to meet our liquidity requirements and capital commitments.

Over the longer term, in addition to the same sources of capital we will rely on to meet our short term liquidity requirements, we may also utilize additional secured and unsecured financings and equity capital from joint venture partners. We may also conduct additional public offerings. We expect these resources will be adequate to fund our operating activities, debt service and distributions, which we presently anticipate will grow over time, and will be sufficient to fund our ongoing acquisition activities as well as providing capital for investment in future development and other joint ventures along with potential forward purchase commitments.

Inflation

Inflation might have both positive and negative impacts upon us. Inflation might cause the value of our real estate to increase. Inflation might also cause our costs of equity and debt capital and operating costs to increase. An increase in our capital costs or in our operating costs will result in decreased earnings unless it is offset by increased revenues. We anticipate that the leases at properties we acquire will generally provide for annual rent increases based on the consumer price index or similar adjustments, which we believe will help offset any increased costs as a result of inflation.

To mitigate the adverse impact of any increased cost of debt capital in the event of material inflation, we may enter into interest rate hedge arrangements in the future, but we have no present intention to do so. The decision to enter into these agreements will be based on the amount of our floating rate debt outstanding, our belief that material interest rate increases are likely to occur and requirements of our borrowing arrangements.

REIT Compliance

To qualify as a REIT for tax purposes, we will be required to distribute at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP) to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Funds from Operations

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, established the measurement tool of funds from operations, or FFO. Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. We intend to compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper, which we refer to as the “White Paper,” and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. While FFO is a relevant and widely used measure of operating performance for REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Quantitative and Qualitative Disclosures about Market Risk

We may be exposed to interest rate changes. Market fluctuations in real estate financing may affect the availability and cost of funds needed to expand our investment portfolio. In addition, restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect our ability to dispose of real estate in the future. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Also, we will be exposed to both credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, our advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. Our advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our capital stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 1,100,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 999,999,000 shares are designated as common stock with a par value of $0.01 per share, 1,000 shares are designated as convertible stock with a par value of $0.01 per share and 100,000,000 shares are designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. As of the date of this prospectus, 22,222 shares of our common stock were issued and outstanding, 1,000 shares of our convertible stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Under Maryland law, our stockholders generally are not liable for our debts or obligations.

Our board of directors has authorized the issuance of shares of our capital stock without certificates; therefore, we will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to: DST Systems, Inc., 333 West 11th Street, 5th floor, Kansas City, Missouri 64105.

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Convertible Stock

Our authorized capital stock includes 1,000 shares of convertible stock, par value $0.01 per share. We have issued 1,000 shares of convertible stock to our advisor. No additional consideration is due upon the conversion of the convertible stock. There will be no distributions paid on shares of convertible stock. The conversion of the convertible stock into shares of common stock will decrease the percentage of our shares of common stock owned by persons purchasing shares in this offering. However, at no time will the conversion of the convertible stock into shares of common stock result in our advisor holding a majority of the outstanding shares of our common stock.

Except in limited circumstances, shares of convertible stock will not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of our stockholders at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock.

Each outstanding share of our convertible stock will convert into the number of shares of our common stock described below if:

•

we have made total distributions on the then outstanding shares of our common stock equal to the price paid for those shares plus a 7.0% cumulative, non-compounded, annual return on the price paid for those outstanding shares of common stock;

•	we list our common stock for trading on a national securities exchange; or

•	our advisory agreement with our advisor is terminated or expires and is not renewed (other than for “cause” as defined in the advisory agreement).

Upon the occurrence of any of the triggering events described above, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (1) our “enterprise value” (as determined in accordance with the provisions of our charter and defined below) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds (2) the aggregate purchase price paid for those outstanding shares of common stock plus a 7.0% cumulative, non-compounded, annual return on the price paid for those outstanding shares of common stock, divided by (B) our enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case, as of the date of the event triggering the conversion. In the case of a conversion upon a listing, the number of shares to be issued will not be determined until the 31st trading day after the date of the listing. In the event of a termination or nonrenewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00. “Cause” is defined in our advisory agreement to mean fraud, criminal conduct, misconduct, negligence or breach of fiduciary duty by our advisor or a material breach of our advisory agreement by our advisor. Due to the fact that (i) the first conversion trigger described above is based upon our payment of distributions equal to the aggregate purchase price paid for the then outstanding shares plus an aggregate 7.0% cumulative, non-compounded annual return on that aggregate purchase price, and (ii) investors who have held their shares of our common stock for differing lengths of time may have received differing returns on their investments as of the date of the conversion trigger, there is no assurance that each individual stockholder will have received a return of its invested capital plus at least a 7.0% cumulative annual return on such investment upon such a triggering event.

The conversion formula will result in the convertible stock converting into a number of shares equal to approximately 15% of the outstanding shares of our common stock if the conversion occurs after stockholders have received at least the aggregate purchase price paid for the outstanding shares of our common stock plus a

7.0% cumulative, non-compounded annual return on the price paid for those outstanding shares. In no event will our convertible stock convert into a number of shares of our common stock greater than 15% of our outstanding shares of common stock on an as-converted basis. If the triggering event is the result of a sale of the company, the holders of the convertible stock will be entitled to receive a value equal to 15% of the excess of the consideration paid for the company plus the total distributions paid to our stockholders through such date over the aggregate purchase price paid for the outstanding shares of common stock plus a 7.0% cumulative, non-compounded, annual return on the price paid for those outstanding shares of common stock. The example set forth below illustrates how the conversion formula for our convertible stock would work based on a set of purely hypothetical facts in which a triggering event occurs prior to stockholders having received the aggregate purchase price paid for the outstanding shares of our common stock as of the date of the triggering event plus a 7.0% cumulative, non-compounded annual return on the price paid for those outstanding shares. The example set forth below assumes the following facts as of the date of the triggering event:

A.	We have sold shares in this offering with an aggregate gross offering price of $1 billion.

B.	A 7.0% cumulative, non-compounded, annual return on the $1 billion of gross offering proceeds is equal to $70 million.

C.	Our enterprise value is equal to $1.3 billion.

D.	We have paid an aggregate of $50 million in distributions to stockholders.

E.	We have 103 million shares of common stock outstanding on an as-converted basis.

Step	1: Calculate the numerator of the conversion equation, as follows:

Our enterprise value as of the date of the triggering event ($1.3 billion) plus total distributions paid to our stockholders through the date of the triggering event ($50 million) on the then outstanding shares of our common stock equals $1.35 billion.

minus

The aggregate gross offering price for the then outstanding shares of our common stock ($1 billion) plus a 7.0% cumulative, non-compounded, annual return on the price paid for those outstanding shares ($70 million) equals $1.07 billion.

equals

$280 million ($1.35 billion minus $1.07 billion).

15.0% of $280 million equals $42.0 million.

Step	2: Calculate the denominator of the conversion equation, as follows:

Our enterprise value ($1.3 billion) divided by the number of outstanding shares of our common stock on an as-converted basis (103 million) as of the date of the triggering event equals $12.58 per share.

Step	3: Divide the numerator calculated in Step 1 by the denominator calculated in Step 2, as follows:

$42.0 million divided by $12.58 per share equals approximately 3,338,632 shares.

Therefore, based on the hypothetical set of facts set forth above an aggregate of 3,338,632 shares of our common stock (or approximately 3,339 shares of our common stock per share of convertible stock) would be issuable to our advisor upon the conversion of our convertible stock.

As used above and in our charter, “enterprise value” as of a specific date means our actual value as a going concern on the applicable date based on the difference between (A) the actual value of all of our assets as determined in good faith by our board of directors, including a majority of the independent directors, and (B) all of our liabilities as set forth on our balance sheet for the period ended immediately prior to the determination date, provided that (1) if such value is being determined in connection with a change of control that establishes our net worth, then the value shall be the net worth established thereby and (2) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange, then the value shall be the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days, as mutually agreed upon by our board of directors, including a majority of the independent directors and the advisor. If the holders of shares of convertible stock disagree with the value determined by our board of directors, then we and the holders of the convertible stock shall each name one appraiser and those two named appraisers shall promptly agree in good faith to the appointment of a third appraiser whose determination of our value shall be final and binding on the parties. The cost of such appraisal will be shared evenly between us and the holder of the convertible stock.

Our charter provides that if we:

•

reclassify or otherwise recapitalize our outstanding common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares); or

•

consolidate or merge with another entity in a transaction in which we are either (1) not the surviving entity or (2) the surviving entity but that results in a reclassification or recapitalization of our common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares), then we or the successor or purchasing business entity must provide that the holder of each share of our convertible stock outstanding at the time one of the events triggering conversion described above occurs will continue to have the right to convert the convertible stock upon such a triggering event. After one of the above transactions occurs, the convertible stock will be convertible into the kind and amount of stock and other securities and property received by the holders of common stock in the transaction that occurred, such that upon conversion, the holders of convertible stock will realize as nearly as possible the same economic rights and effects as described above in the description of the conversion of our convertible stock. This right will apply to successive reclassifications, recapitalizations, consolidations and mergers until the convertible stock is converted.

Our board of directors will oversee the conversion of the convertible stock to ensure that the number of shares of common stock issuable in connection with the conversion is calculated in accordance with the terms of our charter. Further, if in the good faith judgment of our board of directors full conversion of the convertible stock would cause a holder of our stock to violate the limitations on the ownership and transfer of shares of common stock which prohibit, among other things, (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding shares of capital stock or more than 9.8% of the value or number, whichever is more restrictive, of our then outstanding shares of common stock or (2) any transfer of shares or other event or transaction that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons or would otherwise cause us to fail to qualify as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) will be converted into shares of our common stock such that no holder of our stock would violate such limitations, and the conversion of the remaining shares of convertible stock will be deferred until the earliest date after our board of directors determines that such conversion will not violate such limitations. Any such deferral will not otherwise alter the terms of the convertible stock.

Meetings, Special Voting Requirements and Access To Records

An annual meeting of the stockholders will be held each year, beginning in 2011, on a specific date which will be at least 30 days after the delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the chief executive officer or the president and will be called by our secretary upon the written request of stockholders entitled to cast at least 10.0% of the votes entitled to be cast at the meeting on any matter that may properly be considered at a meeting of stockholders. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders, within ten days after receipt of such request, with written notice either in person or by mail, of such meeting and the purpose thereof. Such meeting will be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as provided in the following paragraph and except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our dissolution or (3) our merger or consolidation or the sale or other disposition of all or substantially all of our assets. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. With respect to stock owned by our advisor, directors, or any of their affiliates, neither the advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.

The advisory agreement, including the selection of our advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors. Any stockholder will be permitted access to all of our records at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay the reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above and in our charter, we will have the right to redeem that offeror’s shares, if any, and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Restriction on Ownership and Transfer of Shares of Capital Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding shares of capital stock or more than 9.8% of the value or number, whichever is more restrictive, of our then outstanding shares of common stock and (2) any transfer of, or other event or transaction with respect to, shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (1) would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (2) would cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (3) would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our capital stock that, if transferred, would: (1) result in a violation of the 9.8% ownership limits; (2) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (3) cause us to own 10% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (4) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust, which we refer to as the “share trust,” effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the share trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits, the transfer is exempted (prospectively or retroactively) by our board of directors from one or both of the ownership limits based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no later than 20 days after the trustee receives notice from us that shares of our capital stock have been transferred to the trust. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder will receive a per share price equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the market price per share of the shares on the day of the event that caused the shares to be held in the trust), or (2) the market price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any selling commission and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of our liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series.

Any person who acquires or attempts or intends to acquire shares of our capital stock in violation of the foregoing restrictions or who would have owned shares of our capital stock that were transferred to the trust is required to give prompt written notice to us of such event, or, in the case of a proposed or attempted transaction, give us at least 15 days prior written notice. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT.

The ownership limits do not apply to a person or persons that our board of directors exempts (prospectively or retroactively) from the ownership limit upon receipt of certain representations and undertakings required by our charter and appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5.0% (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year is required to provide written notice to us setting forth the name and address of such owner, the number of shares of our capital stock beneficially owned and a description of the manner in which such shares are held. In addition, such owners are required to provide us with any additional information that we may request in order to determine the effect of such ownership on our status as a REIT and to ensure compliance with the ownership limits and the other restrictions in our charter.

Distributions

We intend to accrue distributions on a daily basis and make distributions on a monthly basis beginning no later than the first calendar month after the month in which we make our first investment, and we expect to continue to make monthly distribution payments following the end of each calendar month. Once we commence paying distributions, we expect to continue paying monthly distributions unless our results of operations, our general financial condition, the general economic condition or other factors prohibit us from doing so. The timing and amount of distributions, if any, will be determined by our board of directors in its discretion. In connection with a distribution to our stockholders, our board of directors will authorize a monthly distribution for a certain dollar amount per share of our common stock out of funds legally available therefore. We will then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates. Each stockholder’s distributions will begin to accrue on the date we accept such stockholder’s subscription.

Generally, our policy will be to pay distributions from cash flow from operations. However, we expect to have insufficient cash flow from operations available for distribution until we make substantial investments and we can give no assurance that we will pay distributions solely from our cash flow from operations in the future. Our organizational documents permit us to pay distributions from any source, including loans, our advisor’s advances and deferral of fees and expenses reimbursements and offering proceeds. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period, and we expect to pay these distributions in advance of our actual receipt of these funds. In these instances, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds, the sale of assets or advances and the deferral of fees and expense reimbursements by our advisor in its sole discretion. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and your overall return on your investment in us may be reduced. Our payment of fees and permitted expense reimbursements to our advisor and its affiliates and redemption of shares of our common stock pursuant to our share repurchase program may reduce the funds available for the payment of distributions to our stockholders.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of readily marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. Due to the fact that we do not have any current intention to list our shares of common stock on a national securities exchange, and do not expect that a public market for our shares of common stock will develop, our shares are not currently, and may never be, readily marketable.

We intend to qualify as a REIT commencing with the taxable year in which we satisfy the minimum offering requirement. To qualify as a REIT, we are required to distribute 90% of our annual taxable income, determined without regard to the dividends paid deduction and by excluding net capital gains, to our stockholders. If the aggregate amount of cash distributions in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will either be (1) a return on capital or (2) gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions. For further information regarding the tax consequences in the event we make distributions other than from cash flow from operations, see “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.”

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, you may elect to have the cash distributions you receive reinvested in shares of our common stock at an initial price of $9.50 per share; provided, however, that after we begin disclosing an estimated per share value of our common stock that is not based on the price to acquire a share of our common stock in our primary offering or a follow-on public offering, cash distributions will be reinvested in shares of our common stock pursuant to our distribution reinvestment plan at a price per share equal to 95% of our most recently calculated estimated per share value. We expect our advisor, or another firm chosen for that purpose, to determine an estimated per share value of our common stock that is not based on the price to acquire a share in the primary offering or a follow-on public offering beginning no later than 18 months after the completion of our offering stage. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or a follow-on public offering, provided we have not filed a registration statement for a follow-on public offering as of such date (for purposes of this definition, we do not consider “public offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership). We do not currently anticipate obtaining independent appraisals or valuations of our properties or other assets in connection with determining the estimated per share value of our common stock and, accordingly, the estimated per share values should not be viewed as an accurate reflection of the fair market value of our assets or the amount of net proceeds that would result from an immediate sale of our assets.

A copy of our distribution reinvestment plan is included as Appendix B to this prospectus. You may elect to participate in our distribution reinvestment plan by completing the subscription agreement or the enrollment form or by other written notice to the plan administrator. Participation in our distribution reinvestment plan will begin with the next distribution made after acceptance of your written notice. We may terminate, suspend or amend our distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of our distribution reinvestment plan, all subsequent distributions to stockholders will be made in cash. No selling commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan.

Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (1) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (2) this offering and any future offering pursuant to our distribution reinvestment plan terminates, and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our distribution reinvestment plan or (3) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.

Holders of limited partnership interests in our operating partnership may also participate in our distribution reinvestment plan and have cash otherwise distributable to them by our operating partnership invested in our common stock at the same price as shares of our common stock.

Stockholders who elect to participate in our distribution reinvestment plan, and who are subject to U.S. federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the U.S. federal income tax treatment of that amount will be as described with respect to distributions under “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Material U.S. Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in our distribution reinvestment plan.

All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to our stockholders at least annually. Each stockholder participating in our distribution reinvestment plan will have an opportunity to withdraw from our distribution reinvestment plan at least annually after receiving this information.

Share Repurchase Program

Our share repurchase program may provide an opportunity for you to have your shares repurchased by us, subject to certain restrictions and limitations. No shares can be repurchased under our share repurchase program until after the first anniversary of the date of purchase of such shares; provided, however, that the one year holding period requirement may be waived in certain circumstances, as described below. Until we begin to disclose an estimated per share value of our common stock that is not based on the price to acquire a share of our common stock in the primary offering or a follow-on public offering, the purchase price for shares repurchased pursuant to our share repurchase program will be as follows (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock):

•	92.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least one year;

•	95.0% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least two years;

•	97.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least three years; and

•	100.0% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least four years.

The purchase price per share for all shares repurchased pursuant to our share repurchase program will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to our stockholders prior to the repurchase date as a result of the sale or refinancing of one or more of our assets that constitutes a return of capital distribution as a result of such sale or refinancing.

Notwithstanding the foregoing, shares repurchased pursuant to our share repurchase program after we begin disclosing an estimated per share value of our common stock that is not based on the price to acquire a share of our common stock in the primary offering or a follow-on public offering will be repurchased for the lesser of (1) the price paid for the shares by the redeeming stockholder and (2) 95% of our most recent estimated per share value, subject to the exception described below for repurchases in the case of a stockholder’s death or disability. We expect our advisor, or another firm chosen for that purpose, to determine an estimated per share value of our common stock that is not based on the price to acquire a share of our common stock in the primary offering or a follow-on public offering beginning no later than 18 months after the completion of our offering stage, and that our board of directors will approve each such determination of an estimated per share value of our common stock. We currently expect to update the estimated per share value of our common stock no less frequently than every 12 months thereafter. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or a follow-on public offering, provided we have not filed a registration statement for a follow-on public offering as of such date (for purposes of this definition, we do not consider “public offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership). We do not currently anticipate obtaining independent appraisals or valuations of our properties or other assets in connection with determining the estimated per share value of our common stock and, accordingly, the estimated per share values should not be viewed as an accurate reflection of the fair market value of our assets or the amount of net proceeds that would result from an immediate sale of our assets.

We will treat requests for the repurchase of shares sought upon a stockholder’s death, disability, bankruptcy or other exigent circumstances differently than other repurchases in several respects. Upon request, we may waive the one-year holding period requirement for repurchases sought upon a stockholder’s death, disability or bankruptcy or other exigent circumstances as determined by our advisor. Until we begin to disclose an estimated value per share value of our common stock that is not based on the price to acquire a share of our common stock in the primary offering or a follow-on public offering, shares repurchased in connection with a stockholder’s death or disability will be repurchased at a price per share equal to 100% of the amount actually paid for the shares. After we begin disclosing an estimated per share value of our common stock that is not based on the price to acquire a share of our common stock in the primary offering or a follow-on public offering, shares repurchased in connection with a stockholder’s death or disability will be repurchased at a purchase price per share equal to 100% of our most recent estimated per share value. In the event that we waive the one year holding requirement in connection with the repurchase of shares upon a stockholder’s bankruptcy or other exigent circumstance as determined by our advisor, such shares will be repurchased at a price per share equal to the price per share we would pay had the stockholder held the shares for at least one year from the purchase date.

We intend to limit the number of shares that may be repurchased pursuant to our share repurchase program during any calendar year to 5.0% of the number of shares of our common stock outstanding on December 31st of the previous calendar year. In addition, we are only authorized to repurchase shares using the proceeds received from our distribution reinvestment plan during the prior calendar year. Either of the foregoing limits might prevent us from accommodating all repurchase requests made in any quarter, in which case quarterly repurchases will be made on a pro rata basis as described below. In addition, repurchases may be limited by restrictions under Maryland law that prohibit repurchases if as a result of a repurchase we would violate certain statutory tests of solvency.

Repurchases of shares of our common stock pursuant to our share repurchase program will be made on the last business day of the month following the end of each fiscal quarter. Requests for the repurchase of shares must be received at least five days prior to the end of a fiscal quarter in order for us to repurchase the shares as of the end of the month following the end of such fiscal quarter. Stockholders may withdraw their request to have shares repurchased at any time prior to the last business day of the applicable fiscal quarter.

We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all repurchase requests made in any fiscal quarter. We will determine whether we have sufficient funds available to accommodate all repurchase requests made in any fiscal quarter as soon as practicable after the end of each fiscal quarter, but in any event prior to the applicable repurchase date. In the event that we cannot repurchase all of the shares of our common stock for which repurchase requests have been presented in any fiscal quarter, based upon a lack of sufficient available funds and/or the limits on the number of shares we may repurchase during any year, we will attempt to honor repurchase requests on a pro rata basis; provided, however, that we may give priority to repurchase requests in the case of the death or disability of a stockholder. In the event that we repurchase less than all of the shares subject to a repurchase request in any fiscal quarter, you must submit a new repurchase request for any shares which were not repurchased. Unfulfilled requests for the repurchase of shares will not be carried over automatically to subsequent fiscal quarters.

Our board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time upon 30 days’ notice to our stockholders if it determines that the funds available to fund the share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase program is in our best interests. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase program. There is no fee in connection with a repurchase of shares of our common stock pursuant to our share repurchase program. Our affiliates will not be eligible to participate in our share repurchase program.

Liquidity Events

Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders seven to nine years from the completion of this offering. We will consider our offering stage complete when we are no longer publicly offering equity securities in a continuous offering, whether through this offering or follow-on public offerings. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Our board of directors has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of the sale of our assets, a sale or merger of our company, a listing of our shares on a national securities exchange or a similar transaction. Some types of liquidity transactions, such as a sale or merger of our company or a sale of all or substantially all of our assets, require, after approval by our board of directors, approval of our stockholders. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our stockholders.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which he or she otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and other provisions of the statute.

Should our board of directors opt into the business combination statute in the future, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Business Combination with Our Advisor

Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are considered self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are “internalized,” rather than external, and no third party fees, such as advisory fees, are paid by the REIT. We will consider becoming a self-administered REIT once our assets and income are, in our board of directors’ view, of sufficient size such that internalizing some or all of the management functions performed by our advisor is in our best interests and in the best interests of our stockholders.

If our board of directors should make this determination in the future and seeks to pursue internalizing our management functions through a business combination with our advisor, our board of directors will form a special committee comprised entirely of our independent directors to consider a possible business combination with our advisor. Our board of directors will, subject to applicable law, delegate all of its decision making power and authority to the special committee with respect to these matters, including the power and authority to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our advisor regarding a possible business combination. In any event, before we can complete any business combination with our advisor, the following conditions must be satisfied:

•

the special committee receives an opinion from a qualified investment banking firm, concluding that the consideration to be paid to acquire our advisor is fair to our stockholders from a financial point of view; and

•	our board of directors determines that such business combination is advisable and in our best interests and in the best interests of our stockholders.

Notwithstanding the foregoing, unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our advisor.

Control Share Acquisitions

The MGCL provides that holders of control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to opt into these provisions in the future.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholder may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that vacancies on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

We have elected to provide that, at such time as we are eligible to make a Subtitle 8 election, vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Without our having elected to be subject to Subtitle 8, provisions in our charter and bylaws already vest in our board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to the other provisions of Subtitle 8.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving our acquisition, merger, conversion or consolidation, directly or indirectly, and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of an entity that would be created or would survive after the successful completion of a roll-up transaction, the appraisal will be filed with the SEC and the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for our benefit and the benefit of our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

–	remaining stockholders and preserving their interests in us on the same terms and conditions as existed previously; or

–	receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•

which would result in common stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of the charter and our dissolution;

•

which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•

in which our common stockholders’ rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in “—Meetings, Special Voting Requirements and Access To Records” above; or

•	in which we would bear any of the costs of the roll-up transaction if our common stockholders reject the roll-up transaction.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of asset management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are being followed by us and are in the best interests of our stockholders and the basis for such determination; and

•

separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year. Our independent directors are specifically charged with a duty to examine and comment in the report on the fairness of any such transactions.

Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as material property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we will file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements and annual and quarterly reports.

Subject to availability, you may authorize us to provide such periodic updates, electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. You will have the option to “unsubscribe” from the election of electronic delivery of documents on our website. In addition, every electronic communication sent by us will include a website link that will direct you to the website page where such changes to the election to receive electronic delivery of documents can be made. However, in order for us to be properly notified, your revocation must be given to us within a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

OUR OPERATING PARTNERSHIP

General

Our operating partnership was formed in September 2010 to acquire and hold investments on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for limited partnership interests in our operating partnership from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to our operating partnership in exchange for limited partnership interests on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of common stock in a REIT.

We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest, and we may make future acquisitions of real properties using the UPREIT structure. Further, our operating partnership is structured to make distributions with respect to limited partnership interests which are equivalent to the distributions made to our stockholders. Finally, a holder of limited partnership interests in our operating partnership may later exchange its limited partnership interests for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the REIT.

We are the sole general partner of our operating partnership. Our advisor is currently the only limited partner of our operating partnership. For its limited partnership interests in our operating partnership, our advisor has contributed $1,000 to our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

If we ever decide to acquire properties in exchange for limited partnership interests in our operating partnership, we expect to amend and restate the limited partnership agreement of our operating partnership, or the operating partnership agreement, to provide substantially as set forth below.

The following is a summary of certain provisions of the operating partnership agreement. This summary is qualified by the specific language in the operating partnership agreement. For more detail, you should refer to the actual operating partnership agreement, a copy of which we have filed as an exhibit to the registration statement of which this prospectus forms a part.

Capital Contributions

As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for limited partnership interests. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our operating partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue limited partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us.

Operations

The operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The operating partnership agreement generally provides that our operating partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from the disposition of assets, to the partners of our operating partnership in accordance with their relative percentage interests, on a monthly basis (or, at our election, more frequently), in amounts determined by us as general partner such that a holder of one limited partnership interest will generally receive the same amount of annual cash flow distributions from our operating partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the limited partnership interests).

Similarly, the operating partnership agreement provides that income of our operating partnership from operations and, except as provided below, income of our operating partnership from disposition of assets, normally will be allocated to the holders of limited partnership interests in accordance with their relative percentage interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership. Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the operating partnership agreement to the extent of each partner’s positive capital account balance. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to our operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating our real properties and real estate-related assets, our operating partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include, but not be limited to, all:

•	expenses relating to the formation and continuity of our existence;

•	expenses relating to our public offering and registration of securities;

•	expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	expenses associated with compliance by us with applicable laws, rules and regulations; and

•	other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.

Redemption Rights

We expect that an amended and restated operating partnership agreement would provide for redemption rights. We expect the limited partners of our operating partnership would have the right to cause our operating partnership to redeem all or a portion of their limited partnership interests for, at our sole discretion, cash equal to the value of an equivalent number of our shares of common stock, shares of our common stock or a combination of both. If we elect to redeem limited partnership interests for cash, the cash delivered will generally equal the amount the limited partner would have received if its limited partnership interests were redeemed for shares of our common stock and then such shares were subsequently repurchased pursuant to our share repurchase program. Limited partners, however, would not be able to exercise this redemption right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•

cause us to own 9.8% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

Furthermore, limited partners could exercise their redemption rights only after their limited partnership interests had been outstanding for one year. A limited partner could not deliver more than two redemption notices each calendar year and would not be able to exercise a redemption right for less than $1,000 in limited partnership interests, unless such limited partner held less than $1,000 in limited partnership interests. In that case, he or she would be required to exercise his or her redemption right for all of his or her limited partnership interests.

Change in General Partner

We expect that we generally would not be able to withdraw as the general partner of our operating partnership or transfer our general partnership interest in our operating partnership (unless we transferred our interest to a wholly owned subsidiary). If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners would not be able to transfer their interests in our operating partnership, in whole or in part, without our written consent as the general partner.

Amendment of Operating Partnership Agreement

We expect amendments to the amended and restated operating partnership agreement would require the consent of the holders of a majority of the limited partnership interests including the limited partnership interests we and our affiliates held. Additionally, we, as general partner, would be required to approve any amendment. We expect that certain amendments would have to be approved by a majority of the limited partnership interests held by third party limited partners.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 3 San Joaquin Plaza, Suite 160, Newport Beach, California 92660.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares

O’Donnell Strategic Industrial Advisors, LLC(2)	22,222	65%

Douglas D. O’Donnell(2)	22,222	65%

Christopher S. Cameron	—	—

John D. O’Donnell	—	—

Arthur J. Hill	—	—

John R. Houten	3,000	8.75%

Aria Mehrabi	3,000	8.75%

Gary A. Pickett	3,000	8.75%

John L. Privett	3,000	8.75%

All Directors and Executive Officers as a Group	34,222	100%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	O’Donnell REIT Advisors, LLC, our sponsor, owns a 77.5% membership interest in, and is the sole manager of, O’Donnell Strategic Industrial Advisors, LLC. O’Donnell REIT Advisors, LLC is controlled by Douglas D. O’Donnell.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material U.S. federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through our distribution reinvestment plan or who intend to sell their shares under the share repurchase program, tax-exempt organizations (except as provided below), financial institutions or broker-dealers, or foreign corporations or individuals who are not citizens or residents of the U.S. (except as provided below). The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of common stock, ownership and sale of shares of common stock and of our election to be taxed as a REIT, including the federal, state, local, non-U.S. and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

We intend to elect to be taxable as a REIT commencing with our taxable year in which we satisfy the minimum offering requirement. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Alston & Bird LLP has delivered an opinion to us that, commencing with our taxable year in which we satisfy the minimum offering requirement, we will be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

It must be emphasized that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Alston & Bird LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of O’Donnell Strategic Industrial REIT, Inc.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This deduction substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	we will be taxed at regular corporate income tax rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we may be subject to “alternative minimum tax”;

•

if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of a trade or business), the income will be subject to a 100% tax;

•

if we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on gain from a sale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%);

•

if we fail to satisfy either the 75% or 95% gross income test (defined below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income;

•

if we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we will be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure;

•

if we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed plus (b) retained amounts on which corporate level tax is paid by us;

•

we may elect to retain and pay tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid;

•

if we acquire appreciated assets from a C corporation (a corporation generally subject to corporate tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition; and

•	income earned by any of our taxable REIT subsidiaries will be subject to tax at regular corporate rates.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Organizational Requirements

In order to satisfy the organizational requirements to qualify for taxation as a REIT under the Internal Revenue Code, we must:

(i)	be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Internal Revenue Code;

(ii)	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements for REITs commencing in the year in which we satisfy the minimum offering requirement;

(iii)	be managed by one or more trustees or directors;

(iv)	have our beneficial ownership evidenced by transferable shares;

(v)	not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

(vi)	use a calendar year for federal income tax purposes;

(vii)	have at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

(viii)	not be closely held as defined for purposes of the REIT provisions of the Internal Revenue Code.

We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital shares is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities. Items (vii) and (viii) above will not apply in the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury Regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item (viii) above for a taxable year, we will be treated as having met item (viii) for that year.

We intend to elect to be taxed as a REIT commencing with our taxable year in which we satisfy the minimum offering requirement, and we intend to satisfy the other requirements described in items (i)-(vi) above at all times during each of our taxable years. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (vii) and (viii) above.

Effect of Subsidiary Entities

Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership) are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership.

Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries owned by the REIT, or by a combination of the two. Other entities that are wholly owned by us, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to as “pass-through subsidiaries.”

In the event that one of our disregarded subsidiaries ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another of our disregarded subsidiaries—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “Operational Requirements—Asset Tests” and “Operational Requirements—Income Tests.”

Taxable Subsidiaries.    A REIT may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a taxable REIT subsidiary, or TRS. A corporation in which a TRS directly or indirectly owns more than 35% of its stock, by voting power or value, will automatically be treated as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. A TRS is subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A TRS may not directly or indirectly operate or manage any healthcare facilities or lodging facilities or provide rights to any brand name under which any healthcare facility or lodging facility is operated. A TRS may provide rights to any brand name under which any healthcare facility or lodging facility is operated if such rights are provided to an “eligible independent contractor” (as described below) to operate or manage a healthcare facility or lodging facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such healthcare facility or lodging facility is owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be treated as operating or managing a “qualified healthcare property” or a “qualified lodging facility” solely because the TRS directly or indirectly possess a license, permit, or similar instrument enabling it to do so.

A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees).

Operational Requirements—Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

•

At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including rents from real property described below and from other specified sources, including qualified temporary investment income, as described below.

•

At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from income qualifying under the 75% gross income test described above and from dividends, interest and gains from the sale or disposition of shares of common stock or securities.

The rents we will receive or be deemed to receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•

the amount of rent received from a customer must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	in general, neither we nor an owner of 10% or more of the shares of our common stock may directly or constructively own 10% or more of a tenant;

•

rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

•

we normally must not operate or manage the property or furnish or render services to customers, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income or through a “taxable REIT subsidiary.” However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant” primarily for its convenience. Even if the services provided by us with respect to a property are impermissible tenant services, the income derived therefrom will not disqualify the other income from the property as “rents from real property” if such impermissible tenant income does not exceed one percent of all amounts received or accrued with respect to that property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we have a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and its income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

We expect to hold mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the revenue procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the revenue procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

Any regular interests we hold in a REMIC are generally treated as qualifying real estate assets, and income we derive from interests in REMICs is generally treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC, and our income derived from the interest, qualifies for purposes of the REIT asset and income tests. We intend to invest in CMBS that will not cause us to fail either gross income test.

We may establish taxable REIT subsidiaries to hold assets or conduct activities, generating non-qualifying income. Additionally, we may, from time to time, enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts futures or forward contracts and options. Any income or gain derived by us from transactions that hedge certain risks, such as the risk of changes in interest rates or currency fluctuations, will not be treated as gross income for purposes of either the 75% or the 95% gross income test, provided that specified requirements are met. Such requirements include that the hedging transaction and the hedged item be properly identified within prescribed time periods and that the transaction either (1) hedges risks associated with indebtedness issued by us that is incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests”) or (2) manages the risks of currency fluctuations with respect to income or gain that qualifies under the 75% or 95% gross income test (or assets that generate such income). We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% gross income test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as certain mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs to satisfy the 75% and 95% gross income tests and the asset tests described below.

We expect the bulk of our income to qualify under the 75% and 95% gross income tests as gains from the sale of real property interests, interest on mortgages on real property and rents from real property in accordance with the requirements described above. With regard to rental income, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. In addition, none of our tenants are expected to be related parties, and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. We anticipate that all or most of the services to be performed with respect to our real properties will be performed by our property manager, and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such real property primarily for its convenience. Finally, we anticipate that any non-customary services will be provided by a taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated and from whom we derive no income. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% and 95% gross income tests.

Notwithstanding our failure to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. Even if a relief provision applies, we will pay a tax equal to the amount of income that caused the failure to meet the 75% or 95% gross income test, adjusted to reflect the profitability of such income.

Operational Requirements—Asset Tests

At the close of each quarter of our taxable year, starting with the taxable year with respect to which we elect to be taxed as a REIT, we also must satisfy four tests relating to the nature and diversification of our assets.

•

First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of stock in other qualified REITs, and property attributable to the temporary investment of new capital as described above.

•	Second, no more than 25% of our total assets may be represented by securities other than those qualifying under the 75% asset test described above.

•

Third, of the investments that do not qualify under the 75% asset test, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets, and we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.

•	Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.

The 5% and 10% asset tests do not apply to securities of taxable REIT subsidiaries, qualified REIT subsidiaries or securities that are “real estate assets” for purposes of the 75% asset test described above. Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (i) any loan made to an individual or an estate, (ii) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above. In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

Any interest that we hold in a real estate mortgage investment conduit, or REMIC, will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT gross income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests. To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them may not qualify for purposes of either or both of the 75% and 95% gross income tests, depending upon the circumstances and the specific structure of the investment.

Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test. We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

Upon full investment of the net offering proceeds we expect that most of our assets will consist of “real estate assets,” and we therefore expect to satisfy the asset tests.

If we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance. If that does not occur, we may nonetheless qualify for one of the relief provisions described below.

The Internal Revenue Code contains a number of provisions applicable to REITs, including relief provisions to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

One such provision allows a REIT that fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) it provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 or (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Operational Requirements—Annual Distribution Requirement

To be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the distributions paid deduction and our net capital gain and subject to certain other potential adjustments) for all tax years. If distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year, such distributions are treated as both paid by us and received by our stockholders on December 31 of the year in which they are declared. While we must generally make distributions in the taxable year to which they relate, we may also make distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question and (2) they are paid on or before the first regular distribution payment date after the declaration.

In order for distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in our organizational documents.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods;

we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (1) the amounts actually distributed plus (2) retained amounts on which corporate level tax is paid by us.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of common stock to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency distributions, but we would be required to pay interest and a penalty to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the federal income tax on these gains;

•

stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•

the basis of the stockholder’s shares of common stock would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid by the REIT with respect to such shares of common stock.

Operational Requirements—Recordkeeping

We must maintain certain records as set forth in Treasury Regulations to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of shares of our outstanding common stock. We intend to comply with these requirements.

Failure to Qualify as a REIT

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available) or the failure to meet the minimum distribution requirements. This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause and not due to willful neglect.

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. The recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described.

Taxation of Taxable U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or if it has a valid election to be treated as a US person.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below.

Under the Healthcare and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts will be subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of (1) the individual’s net investment income or (2) the excess of the individual’s modified adjusted gross income over (a) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (b) $125,000 in the case of a married individual filing a separate return, or (c) $200,000 in the case of a single individual.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and. Dividends paid to corporate U.S. shareholders will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. shareholder generally will not qualify for the 15% tax rate currently applicable for “qualified dividend income.” The maximum tax rate for qualified dividend income is 15% through 2012. Without future congressional action, the maximum tax rate on qualified dividend income will be 39.6% in 2013. Our ordinary dividends generally will be taxed at the higher tax rate applicable to ordinary income, which currently is a maximum rate of 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary dividends to the extent attributable: (i) to dividends received by us from non-REIT corporations, such as TRSs; and (ii) to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares of common stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale of its shares of common stock.

Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.

U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain dividends normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2012) in the case of stockholders who are individuals and 35% in the case of stockholders that are corporations. The maximum federal income tax rate for long-term capital gains for individuals will, under present law, be increased to 20% after 2012. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. Further, capital gain dividends are not eligible for the dividend received deduction for corporations.

If we elect to retain and pay tax on our net long term capital gain, our U.S. stockholders will be subject to tax on their proportionate share of the undistributed capital gain. Each U.S. stockholder would then receive a credit, for use on their return of their proportionate share of the tax we paid. If the credit results in an amount owed to a U.S. stockholder, such U.S. stockholder would receive a refund.

Certain Dispositions of Our Common Stock

In general, capital gains recognized by individuals upon the sale or disposition of shares of common stock will be long-term capital gains subject to a maximum federal income tax rate of 15% (through 2012) if such shares of common stock are held for more than 12 months and will be taxed at ordinary income rates (of up to 35% through 2012) if such shares of common stock are held for 12 months or less. The maximum federal income tax rates for long-term capital gains and for ordinary income for individuals will, under present law, be increased to 20% and 39.6%, respectively, after 2012. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year with such capital losses). In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. New reporting requirements generally will apply with respect to dispositions of REIT shares acquired after 2010 (2011 in the case of shares acquired in connection with a dividend reinvestment plan, as defined in Treasury Regulations). Brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B will also be required to report the customer’s adjusted basis in the shares and whether any gain or loss with respect to the shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in shares that are disposed of, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. You should consult with your own tax advisor regarding the new reporting requirements and your election options.

Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	fails to furnish its taxpayer identification number (which, for an individual, would be his Social Security number);

•	furnishes an incorrect taxpayer identification number;

•	is notified by the Internal Revenue Service that the stockholder has failed properly to report payments of interest or distributions and is subject to backup withholding; or

•

under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding for failure to report interest and distribution payments or has been notified by the Internal Revenue Service that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations in certain circumstances and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities, including employee pension benefit trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” which we refer to as UBTI, as defined in the Internal Revenue Code. Dividends we distribute and gains from sale of our stock generally will not be taxable as UBTI to such a tax-exempt entity unless it incurs acquisition indebtedness in connection with its acquisition of our stock. However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to treat distributions from us as UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

In addition, certain tax-exempt pension trusts that hold more than 10% by value of the shares of a REIT may be required to treat a specified percentage of REIT distributions as UBTI. This requirement applies only if our qualification as a REIT depends upon the application of a look-through exception to the closely-held restriction and we are considered to be predominantly held by those tax-exempt trusts. It is not anticipated that our qualification as a REIT will depend upon application of the look-through exception or that we will be predominantly held by these types of trusts; however, we do not guarantee that this will be the case in the future.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. federal income taxation of stockholders that are not U.S. Stockholders, which we refer to collectively as “Non-U.S. stockholders,” are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Recently enacted U.S. federal income tax legislation imposes withholding taxes on certain types of payments made after December 31, 2012 to “foreign financial institutions” and certain other non-U.S. entities. The withholding tax of 30% would apply to dividends and the gross proceeds of a disposition of our stock paid to certain foreign entities unless various information reporting requirements are satisfied. For these purposes, a “foreign financial institution” generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) is engaged in the business of holding financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interest, commodities, or any interest in such assets. Prospective investors are encouraged to consult their tax advisors regarding the implications of this legislation on their investment in our stock, as well as the status of any related federal regulations.

Ordinary Dividends.    A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest”, or a USRPI, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. If a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

(i)	a lower treaty rate applies and the non-U.S. shareholder furnishes to us an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

(ii)	the non-U.S. shareholder furnishes to us an IRS Form W-8ECI claiming that the distribution is effectively connected income.

Capital Gain Dividends.    For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in “United States real property holding corporations” but does not include interests solely as a creditor and, accordingly, does not include a debt instrument that does not provide for contingent payments based on the value of or income from real property interests. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. There is a special 35% withholding rate for distributions to non-US shareholders attributable to the REIT’s gains from dispositions of USRPIs. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

Capital gain dividends that are attributable to our sale of USRPIs would be treated as ordinary dividends rather than as gain from the sale of a USRPI, if: (i) our common stock is “regularly traded” on an established securities market in the United States; and (ii) the non-U.S. shareholder did not own more than 5% of our common stock at any time during the one-year period prior to the distribution. Such distributions would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. Our stock is not regularly traded on an established securities market in the United States, and there is no assurance that it ever will be.

Capital gain dividends that are not attributable to our sale of USRPIs, e.g., distributions of gains from sales of debt instruments that are not USRPIs, generally will not be taxable to non-U.S. shareholders or subject to withholding tax.

Non-Dividend Distributions.    A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on an ordinary dividend. However, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits if our stock is a USRPI. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

Dispositions of Our Common Stock.    A non-U.S. shareholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as we (i) are not a “United States real property holding corporation” during a specified testing period and certain procedural requirements are satisfied or (ii) are a domestically controlled qualified investment entity. A “United States real property holding corporation” is a U.S. corporation that at any time during the applicable testing period owned USRPIs that exceed in value 50% of the value of the corporation’s USRPIs, interests in real property located outside the United States, and other assets used in the corporation’s trade or business. No assurance can be provided that we will not become a “United States real property holding corporation.” In addition, we believe that we will be a domestically controlled qualified investment entity, but we cannot assure you that we will be a domestically controlled qualified investment entity in the future. Even if we were a “United States real property holding corporation” and we were not a domestically controlled qualified investment entity, a non-U.S. shareholder that owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period would not incur tax under FIRPTA if our common stock is “regularly traded” on an established securities market. Our stock is not regularly traded on an established securities market in the United States, and there is no assurance that it ever will be.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Federal Income Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to elect otherwise, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation.

Even though our operating partnership will not elect to be treated as an association for Federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under applicable Treasury regulations, which we refer to as the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, which we refer to as the Private Placement Exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and our operating partnership believe and currently intend to take the position that our operating partnership should not be classified as a publicly traded partnership because (1) limited partnership interests are not traded on an established securities market and (2) limited partnership interests should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, our operating partnership presently qualifies for the Private Placement Exclusion.

Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations, our operating partnership should not be treated as a corporation for Federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Internal Revenue Code) and gain from the sale or disposition of real property. If our operating partnership were characterized as a publicly traded partnership but was not taxable as a corporation because of the qualifying income exception, however, holders of limited partnership interests would be subject to special rules under section 469 of the Internal Revenue Code. Under such rules, each holder of limited partnership interests would be required to treat any loss derived from our operating partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to our operating partnership that are carried forward may only be offset against future income of our operating partnership. Moreover, unlike other passive activity losses, suspended losses attributable to our operating partnership would only be allowed upon the complete disposition of the limited partner’s “entire interest” in our operating partnership.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that our operating partnership will be classified as a partnership for federal income tax purposes.

If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and its Partners

Partners, Not Operating Partnership, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Operating Partnership Allocations.    Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not comply with the provisions of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties.    Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the operating partnership agreement, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest.    The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (a) our allocable share of our operating partnership’s income and (b) our allocable share of indebtedness of our operating partnership and (3) reduced, but not below zero, by (a) our allocable share of our operating partnership’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to Our Operating Partnership.    Our operating partnership will use a portion of contributions we make from net offering proceeds to acquire interests in properties and securities. To the extent that our operating partnership acquires properties or securities for cash, our operating partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership. To the extent that our operating partnership acquires properties in exchange for limited partnership interests in our operating partnership, our operating partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by our operating partnership.

Sale of Our Operating Partnership’s Property.    Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on the facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entry, including our operating partnership, but excluding out taxable REIT subsidiaries, will not be treated as property held primarily for sale to customers in the ordinary course of trade or business.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be changed. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

The recently enacted Tax Relief, Unemployment Insurance Reauthorization and Job Creation Act of 2010 extends the 2001 and 2003 tax rates for taxpayers that are taxable as individuals, trusts and estates through 2012, including the maximum 35% tax rate on ordinary income and maximum 15% tax rate for long-term capital gains and qualified dividends. As noted above, dividends distributed by REITs generally will not constitute qualified dividend income eligible for the 15% rate and generally will be taxable at the higher ordinary income tax rates.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the Internal Revenue Code that may be relevant to a prospective purchaser, including plans and arrangements subject to the fiduciary rules of ERISA (“ERISA Plans”), plans and accounts that are not subject to ERISA but are subject to the prohibited transaction rules of Section 4975 of the Internal Revenue Code, including IRAs, Keogh plans and medical savings accounts (together with ERISA Plans, “Benefit Plans” or “Benefit Plan Investors”) and governmental plans, church plans and foreign plans that are exempt from ERISA and the prohibited transaction provisions of the Code but that may be subject to state law or other requirements which we refer to as Other Plans. This summary is based on provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment. This discussion does not address all of the aspects of ERISA, the Code or other laws that may be applicable to a Benefit Plan or Other Plan, in light of their particular circumstances.

In considering whether to invest a portion of the assets of a Benefit Plan or Other Plan, fiduciaries should consider, among other things, whether:

•	the investment will be in accordance with the documents and instruments covering the investments by such Benefit Plan or Other Plan;

•	in the case of an ERISA Plan, the plan fiduciary will be able to satisfy his responsibility to the plan whether the investment will provide sufficient liquidity;

•	the investment will produce UBTI to the Benefit Plan; and

•	the plan fiduciary will be able to value the assets in accordance with ERISA or other applicable law.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan that are between the plan and any party in interest or disqualified person with respect to that Benefit Plan, unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to (or use by or for the benefit of) a party in interest or disqualified person of any assets of a Benefit Plan is also prohibited, as is the furnishing of services between a plan and a party in interest. A fiduciary of a Benefit Plan is also prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan in connection with a transaction involving the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. ERISA provides that the term “plan assets” generally is defined as under regulations prescribed by the Department of Labor. Regulations promulgated by the Department of Labor provide guidance, which we refer to as the plan assets regulation, as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity. Under the plan assets regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be plan assets, an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

The plan assets regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions to the plan assets regulation described below.

Exception for “Publicly-Offered Securities”

If a Benefit Plan acquires publicly offered securities, the assets of the issuer of the securities will not be deemed to be plan assets under the plan assets regulation. The plan assets regulations define a publicly offered security as a security that is:

•	“widely-held;”

•	“freely transferable;” and

•

either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act of 1933, provided the securities are registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering occurred.

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933.

The plan assets regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon completion of the sale of the maximum offering, our common stock will be “widely held,” our common stock will not be widely held until we sell shares to 100 or more independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.

Whether a security is freely transferable depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The plan assets regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in our shares is less than $10,000; thus, we believe the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not to be freely transferable. However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our common stock and the offering takes place as described in this prospectus, our common stock should constitute publicly offered securities and, accordingly, we believe our underlying assets should not be considered plan assets under the plan assets regulation.

Exception for Operating Companies

Another exception in the plan assets regulations provides that “plan assets” will not include any of the underlying assets of an “operating company,” including a “real estate operating company” or a REOC, or a “venture capital operating company” or a VCOC. Under the plan assets regulation, an entity will qualify VCOC, if (1) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in venture capital investments, with respect to which the entity has or obtains direct contractual rights to substantially participate in the management of such operating company, and (2) the entity in the ordinary course of its business actually exercises such management rights. A venture capital investment is an investment in an operating company, other than a venture capital operating company. Under the plan assets regulation, an entity will constitute a REOC, if (1) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in real estate that is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development of the real estate, and (2) the entity in the ordinary course of its business is engaged directly in real estate management or development activities. A REOC can be a venture capital investment.

In the event that we determine that we fail to meet the publicly offered securities exception as a result of a failure to sell an adequate number of shares or the shares do not meet the requirements to be freely transferable, we intend to qualify as a VCOC, and our operating partnership will qualify as a REOC. However, because of the uncertainty of the application of standards set forth in the plan assets regulation with respect to the operating company exception and because we currently own no real estate assets, we cannot assure that we will qualify for one of the operating company exceptions.

Exception for Insignificant Participation by Benefit Plan Investors

The plan assets regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by Benefit Plans is not significant. An equity participation in an entity is not deemed to be significant if Benefit Plans hold less than 25% of the value of each class of equity interests in that entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. Because our common stock will not be “widely held” until we sell shares to 100 or more independent investors, prior to the date that either our common stock qualifies as a class of “publicly-offered securities” or we qualify for another exception to the regulations, other than the insignificant participation exception, we will prohibit Benefit Plan stockholders from owning, directly or indirectly, in the aggregate, 25% or more of our common stock. Although we expect to qualify for this exception, neither our organizational documents nor our escrow arrangements restrict ownership of each class of equity interests held by Benefit Plans to less than 25%.

Other Prohibited Transactions

Regardless of whether the shares qualify for the publicly-offered security exception of the plan assets regulation, a prohibited transaction could occur if our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or plan assets or provides investment advice for a fee with respect to plan assets. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the benefit plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the benefit plan based on its particular needs.

Annual Valuation

A fiduciary of a Benefit Plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

To assist fiduciaries of a Benefit Plan subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to have our advisor prepare annual reports of the estimated per share value of our common stock. Until 18 months after the completion of our offering stage (as defined below), our advisor has indicated that it intends to use the most recent price paid to acquire a share in the primary offering (ignoring purchase price discounts for certain categories of purchasers) or a follow-on public offering as the estimated per share value of our common stock. We will report this estimated per share value of our common stock in our annual report that we publicly file with the SEC. Although this initial estimated per share value of our common stock will represent the most recent price at which most investors will purchase our shares of common stock, this estimated per share value of our common stock will likely differ from the price at which a stockholder could resell his or her shares because there will be no public trading market for our shares at that time and the estimated per share value of our common stock will not reflect, and will not be derived from, the fair market value of our assets, nor will it represent the amount of net proceeds that would result from an immediate liquidation of our assets. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through the offering or follow-on public equity offerings, provided we have not filed a registration statement for a follow-on public equity offering as of such date (for purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership).

Beginning no later than 18 months after the completion of our offering stage, our advisor, or another firm chosen for that purpose, will determine the estimated per share value of our common stock based upon a number of assumptions that may not be accurate or complete, and our board of directors will approve such estimated per share value of our common stock. We do not currently anticipate obtaining independent appraisals or valuations of our properties or other assets in connection with determining the estimated per share value of our common stock and, accordingly, the estimated per share value of our common stock should not be viewed as an accurate reflection of the fair market value of our assets or the amount of net proceeds that would result from an immediate sale of our assets. For these reasons, the estimated per share value of our common stock should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Even after our advisor no longer uses the most recent offering price of our common stock as the estimated per share value of our common stock, you should be aware of the following:

•

the estimated per share value of our common stock may not be realized by us or by you upon liquidation (in part because the estimated per share value does not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•	you may not realize the estimated per share value of our common stock if you were to attempt to sell your shares; and

•	the estimated per share value of our common stock, or the method used to establish such estimated per share value, may not comply with the ERISA or IRA requirements described above.

IRA and Keogh Investors

Although IRAs, Keogh plans and similar arrangements are not subject to ERISA, they are subject to the provisions of Section 4975 of the Internal Revenue Code, prohibiting transactions with disqualified persons and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing assets of their IRAs or Keogh plans. Our acceptance of an investment by an IRA or Keogh plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for an IRA or Keogh plan. In consultation with its advisors, each prospective IRA or Keogh plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the governing documents.

Acceptance of subscriptions of any Benefit Plan is in no respect a representation by us or any other party that such investment meets the relevant legal requirements with respect to that plan or that the investment is appropriate for such plan.

PLAN OF DISTRIBUTION

General

We are publicly offering a minimum of $2,000,000 and a maximum of $1,100,000,000 in shares of our common stock in this offering through our dealer manager, who will sell our shares on a ‘best-efforts” basis. We are offering up to 100,000,000 shares of our common stock in the primary offering and up to 10,526,316 shares of our common stock pursuant to our distribution reinvestment plan. Prior to the conclusion of this offering, if any of the 10,526,316 shares of our common stock initially allocated to our distribution reinvestment plan remain unsold after meeting anticipated obligations under our distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the 10,526,316 shares of our common stock initially allocated to our distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the 100,000,000 shares of our common stock allocated to be offered in the primary offering to our distribution reinvestment plan. Shares of our common stock are being offered to the public in the primary offering at $10.00 per share, with discounts available for certain categories of purchasers, as described below. Shares of our common stock issued to our stockholders pursuant to our distribution reinvestment plan will be sold at an initial price of $9.50 per share. Our board of directors has arbitrarily determined the selling price of the shares of our common stock, and such price bears no relationship to our book or asset values or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon our liquidation.

We will sell the 100,000,000 shares of our common stock offered in the primary offering on a “best efforts” basis over a two-year period. If we have not sold all of the shares to be offered in the primary offering within two years from the date of this prospectus, we may continue the primary offering until                     , 2014 (three years from the date of this prospectus). Under rules promulgated by the SEC, in some circumstances we could continue the primary offering until as late as                     , 2014. If we decide to continue the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. In many states, we will need to renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

SC Distributors, LLC, or our dealer manager, will serve as our dealer manager for this offering and will provide dealer manager services to us in this offering. Our dealer manager is an affiliate of Strategic Capital Advisory Services, LLC and was formed in March 2009. Patrick J. Miller, the president of our dealer manager, has over 23 years of experience in the financial services business, including extensive experience overseeing national sales and marketing. The dealer manger’s senior management team has significant experience in securities distribution and management, due diligence and product structuring. Because this is a “best efforts” offering, our dealer manager, and the participating broker-dealers, must use only their best efforts to sell our shares of common stock and have no firm commitment or obligation to purchase any of our shares of common stock. Our dealer manager is duly registered as a FINRA member firm. Prior to the commencement of this offering, our dealer manager will be properly registered in the states in which this offering will be conducted. We will pay our dealer manager a selling commission and a dealer manager fee, as discussed below.

Minimum Offering

Subscription proceeds will be placed in escrow with our escrow agent, UMB Bank, N.A., until such time as subscriptions for $2,000,000 in shares of our common stock have been received and accepted by us; provided, however, that different escrow procedures apply to subscriptions from Pennsylvania and Tennessee investors. Due to the higher minimum offering requirement for Pennsylvania and Tennessee investors, subscription payments made by Pennsylvania and Tennessee investors will not count toward the $2,000,000 minimum offering requirement for all other jurisdictions. See “—Special Notice to Pennsylvania Investors” and “—Special Notice to Tennessee Investors” below. Shares purchased by our executive officers and directors, our advisor and any of our or our advisor’s affiliates will not count toward the $2,000,000 minimum offering requirement. Subscription payments will be deposited into an interest-bearing escrow account at the escrow agent at or prior to the end of the next business day following our receipt of both a check and a completed subscription agreement. Subscription payments held in the escrow account will be invested in obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash. During the period in which our escrow agent holds subscription payments in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Subscribers may not withdraw funds from the escrow account. We will bear all the expenses of the escrow and the amount to be returned to any subscriber from the escrow account will not be reduced for costs incurred by us in connection with the escrow.

If we do not meet the minimum offering requirement within one year from the date of this prospectus, (1) the escrow agent will promptly notify us of that fact, (2) this offering will be terminated and (3) the subscription payments held in the escrow account will be returned directly to investors, with interest and without deduction for any fees or expenses, within ten business days after the date of termination. In such event, we must provide the escrow agent with Internal Revenue Service Form W-9 or other applicable tax form that the escrow agent may reasonably request. In the event that such tax reporting documents are not certified to the escrow agent prior to the date the escrow agent returns the subscriber’s funds, the escrow agent may be required to withhold a portion of any interest or other income earned on the funds in the escrow account.

We have no right to extend the period in which the minimum offering requirement must be met. If we meet the minimum offering requirement within one year from the date of this prospectus, initial subscribers will be admitted as stockholders and the subscription funds held in escrow, including interest earned thereon, will be transferred to us by the escrow agent within ten days. Once the minimum offering requirement is met, investors whose subscriptions are accepted will be admitted as stockholders on the day upon which their subscriptions are accepted.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Except as provided below, we will pay our dealer manager a selling commission of 7.0% of the gross proceeds from the sale of shares of our common stock in the primary offering and 2.75% of the gross proceeds from the sale of shares of our common stock in the primary offering in the form of a dealer manager fee as compensation for acting as our dealer manager and for reimbursement of expenses incurred in connection with marketing our shares and due diligence expenses. We will not pay any selling commission or dealer manager fee for shares of our common stock sold pursuant to our distribution reinvestment plan.

Our dealer manager will authorize other broker-dealers who are members of FINRA to sell shares of our common stock. Our dealer manager will re-allow all of its selling commissions from the sale of shares of our common stock in the primary offering to participating broker-dealers with respect to the shares of our common stock sold by them. Our dealer manager, in its sole discretion, may also re-allow to participating broker-dealers all or a portion of its dealer manager fee for reimbursement of marketing expenses. The amount of the re-allowance payable to any participating broker-dealer will be based on such factors as the number of shares of our common stock sold by the participating broker-dealer and the assistance of such participating broker-dealer in marketing this offering. We will also reimburse our dealer manager for reimbursements or payments it may make to participating broker-dealers for bona fide due diligence expenses that are included in detailed and itemized invoices.

In addition, we may also reimburse costs incurred in connection with attending bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of participating broker-dealers and registered persons associated with our dealer manager), attendance and sponsorship fees payable to participating broker-dealers hosting a retail seminar, the travel, meal and lodging costs of registered persons associated with our dealer manager and officers and employees of our affiliates to attend retail seminars conducted by participating broker-dealers and, in special cases, technology costs associated with this offering incurred by participating broker-dealers, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers; provided, however, that we will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation paid to FINRA members in connection with this offering to exceed 10.0% of the gross proceeds of the primary offering, as required by the rules of FINRA.

The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares of our common stock offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, the table below assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee.

Expense	Amount
Selling commissions	$70,000,000
Dealer manager fee	27,500,000
Other underwriting compensation(1)	2,500,000

Total	$100,000,000

(1)	Other underwriting compensation will include non-accountable due diligence expenses and non-cash training and education expenses.

To the extent permitted by law and our charter, we will indemnify our dealer manager and participating broker-dealers against certain liabilities arising under the Securities Act and certain liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

Volume Discounts

In connection with sales of over $500,000 in shares of our common stock to a qualifying purchaser (as defined below), a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing the amount of the participating broker-dealer’s selling commissions and, if applicable, dealer manager fee. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price payable by the qualifying purchaser for the shares of our common stock purchased by the qualifying purchaser. The net proceeds to us from sales of our common stock eligible for a volume discount will be the same as other sales of shares of our common stock.

The following table illustrates the various discount levels that will be offered to qualifying purchasers by participating broker-dealers for shares of our common stock purchased in the primary offering:

Dollar Volume of Shares Purchased	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per Share to Investor
$500,000 or less	7.0%	2.75%	$10.00
$500,001 - $1,000,000	6.0	2.75	9.90
$1,000,001 - $2,000,000	5.0	2.75	9.80
$2,000,001 - $3,000,000	4.0	2.75	9.70
$3,000,001 - $5,000,000	3.0	2.35	9.56
$5,000,001 - $10,000,000	2.0	2.35	9.46
$10,000,001 and above	1.0	2.15	9.34

All selling commission rates set forth in the table above are calculated assuming a purchase price per share of common stock of $10.00. We will apply the reduced per share purchase price, selling commission and, if applicable, dealer manager fee, set forth in the table above to the entire purchase, not just the portion of the purchase which exceeds the $500,000 share purchase threshold. For example, a purchase of 300,000 shares of our common stock in a single transaction would result in a purchase price of $2,910,000 ($9.70 per share) and selling commissions of $120,000.

To qualify for a volume discount as a result of multiple purchases of shares of our common stock, an investor must use the same participating broker-dealer for each purchase and must mark the “Additional Investment” space on the subscription agreement. We are not responsible for failing to combine multiple purchases for the purposes of qualifying for a volume discount if an investor fails to mark the “Additional Investment” space on the subscription agreement. Once an investor qualifies for a volume discount, the investor will be eligible to receive the benefit of such discount for subsequent purchases of shares in the primary offering made through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in selling commissions, the volume discount will apply only to the current and future investments.

The following persons qualify as a “qualifying purchaser,” and, to the extent purchased through the same participating broker-dealer, may combine their purchases as a “single qualifying purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employee’s trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her subscription combined with others as a single qualifying purchaser, that person must request such treatment in writing at the time of that person’s subscription and identify the subscriptions to be combined. Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. If the subscription agreements for the combined subscriptions of a single qualifying purchaser are submitted at the same time, then the selling commissions payable and the discounted share purchase price will be allocated pro rata among the combined subscriptions on the basis of the respective subscription amounts being combined. Otherwise, the volume discount provisions will apply only to the subscription that qualifies the single qualifying purchaser for the volume discount and the subsequent subscriptions of that single qualifying purchaser.

Only shares of our common stock purchased in the primary offering are eligible for volume discounts. Shares purchased through our distribution reinvestment plan will not be eligible for a volume discount or count toward aggregate purchase amounts for the purposes of determining which purchase price discount level an investor is eligible for.

Volume discounts for residents of the State of California will be available in accordance with the volume discount levels set forth in the table above. However, with respect to residents of the State of California, no volume discounts will be granted to any group of purchasers and no subscriptions may be aggregated as part of a combined subscription for purposes of determining the dollar amount of shares purchased.

Other Discounts

Our dealer manager has agreed to sell up to 5.0% of the shares of our common stock offered in the primary offering to persons to be identified by us at a discount from the public offering price. We will sell shares in this “friends and family” program at $9.30 per share, reflecting that selling commissions will not be paid in connection with such sales. We intend to use the friends and family program to sell shares of our common to certain investors identified by us, including investors who have a prior business relationship with our sponsor, such as real estate brokers, joint venture partners and their employees, title insurance company executives, surveyors, attorneys and similar individuals, as well as our directors and officers and the officers and employees of our advisor and its affiliates. The net proceeds to us from the sale of shares of our common stock to persons identified by us pursuant to the friends and family program will be substantially the same as the net proceeds we receive from other sales of shares of our common stock.

We may sell shares of our common stock to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives at a purchase price of $9.30 per share, reflecting that selling commissions will not be payable in connection with such sales in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law. The net proceeds to us from these sales of our shares will be substantially the same as the net proceeds we receive from other sales of shares of our common stock.

Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with our dealer manager) to reduce the selling commission and the dealer manager fee. The amount of net proceeds to us will not be affected by reducing selling commissions and the dealer manager fee payable in connection with sales to such institutional investors and affiliates.

Investors may also agree with the participating broker-dealer selling them shares (or with our dealer manager) to reduce the amount of selling commission to zero (1) in the event the investor has engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services or (2) in the event the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The amount of net proceeds to us would not be affected by eliminating commissions payable in connection with sales to investors purchasing through such registered investment advisors or bank trust department. All such sales must be made through registered broker-dealers. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably with respect to an investment in shares of our common stock, however, that our dealer manager and its affiliates may provide marketing support and other reimbursements to an investment advisor, which shall not be deemed to be such an inducement for such investment advisor.

We may also sell shares at a discount to the primary offering purchase price through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee;”

•

has engaged the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases shares of our common stock through one of these channels in the primary offering, we will sell the shares at a 7.0% discount, or at $9.30 per share, reflecting that selling commissions will not be paid in connection with such purchases. We will receive substantially the same net proceeds for sales of shares through these channels as we do for other sales of shares. Neither our dealer manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in us.

Subscription Procedures

To purchase shares of our common stock in this offering, an investor must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of purchase. Until such time as we have raised the $2,000,000 minimum offering amount, investors should make their checks payable to “UMB Bank, N.A., as escrow agent for O’Donnell Strategic Industrial REIT, Inc.” or “UMB Bank, N.A., E.A. for O’Donnell Strategic Industrial REIT, Inc.” Once we have raised the $2,000,000 minimum offering amount, investors should make their checks payable to “O’Donnell Strategic Industrial REIT, Inc.,” provided that checks from Pennsylvania investors must be made payable to “UMB Bank, N.A., as escrow agent for O’Donnell Strategic Industrial REIT, Inc.” until the Pennsylvania minimum offering amount has been achieved. See “—Special Notice to Pennsylvania Investors” below. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part for any or no reason. If we do not meet the minimum offering requirement within one year from the date of this prospectus, this offering will be terminated and the subscription payments held in the escrow account will be returned directly to subscribers, with interest and without deduction for any expenses or fees. After we have raised the minimum offering amount, subscription payments will be deposited into a special account in our name under the joint authorization of our dealer manager and us until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers without interest and without deduction for expenses or fees within ten business days from the date the subscription is rejected. If an investor’s subscription is accepted, the subscription funds will be transferred into our general account and the investor will receive a notice of our acceptance and a confirmation of its purchase.

Investors are required to represent in the subscription agreement that they have received a copy of this prospectus. In order to ensure that an investor has had sufficient time to review this prospectus, we will not accept an investor’s subscription until at least five business days after the investor’s receipt of the final prospectus.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance of the subscription to the trustee.

Automatic Investment Plan

Investors who desire to purchase shares in this offering at regular intervals through automatic debits from checking or savings accounts may be able to do so by electing to participate in our automatic investment plan by completing an enrollment form that we will provide upon request. Alabama, Arizona, Arkansas, Kansas, Nebraska, Maine, Maryland, North Carolina, South Carolina and Tennessee investors are not eligible to participate in our automatic investment plan. Only investors who have already met the minimum purchase requirement may participate in our automatic investment plan. Purchases of shares pursuant to our automatic investment plan are made in our primary offering on a monthly basis. The minimum periodic investment in shares of our common stock pursuant to our automatic investment plan is $100 per month. You will pay selling commissions and dealer manager fees in connection with sales of shares pursuant to our automatic investment plan to the same extent that you pay such selling commissions and dealer manager fees on shares sold outside of our automatic investment plan.

You will receive a confirmation of your purchases under our automatic investment plan no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

To qualify for a volume discount as a result of purchases under our automatic investment plan, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through our automatic investment plan would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus. For a discussion of volume discounts, see “—Volume Discounts.”

You may terminate your participation in our automatic investment plan at any time by providing us with written notice. If you elect to participate in our automatic investment plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in our automatic investment plan will terminate. See the “Investor Suitability Standards” section of this prospectus and the form of automatic investment plan enrollment form attached hereto as Appendix C.

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that the purchase of shares of our common stock in this offering by an investor is a suitable and appropriate investment for the investor based on information provided by the investor regarding its financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that an investor:

•	meets the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares of common stock based on the investor’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the investor’s overall financial situation;

•	is in a financial position appropriate to enable the investor to realize the benefits of an investment in our shares of common stock, as described in this prospectus; and

•	has an apparent understanding of:

•	the fundamental risks of an investment in shares of our common stock;

•	the risk that an investor may lose its entire investment in shares of our common stock;

•	the lack of liquidity of shares of our common stock;

•	the restrictions on transferability of shares of our common stock;

•	the background and qualifications of our sponsor and its affiliates; and

•	the tax consequences of an investment in shares of our common stock.

Relevant information for this purpose will include, but not be limited to, an investor’s age, investment objectives, investment experience, income, net worth, overall financial situation and other investments, as well as any other relevant factors. Our sponsor, those selling shares of our common stock on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares of our common stock in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for an investor.

Until our shares of common stock are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of shares acquired by an investor, must also meet the net worth or income standards set forth under “Suitability Standards” immediately following the cover page of this prospectus.

Minimum Purchase Requirements

An investor must initially subscribe for at least $2,000 in our shares of common stock to be eligible to participate in this offering provided that Tennessee and New York investors must subscribe for at least $2,500 in our shares of common stock. Unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs in order to satisfy this minimum purchase requirement, provided that each such contribution is made in increments of $100. Investors should be aware that an investment in our shares will not, in and of itself, create a retirement plan and that, in order to create a retirement plan, an investor must also comply with all applicable provisions of the Internal Revenue Code.

After an investor has satisfied the applicable minimum purchase requirement, any additional purchases must be in increments of at least $500, with the exception of purchases made pursuant to our distribution reinvestment plan, which are not subject to any minimum purchase requirement.

Special Notice to Pennsylvania Investors

Because the minimum offering of our common stock is less than $100 million we caution Pennsylvania investors to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $2,000,000 minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $50 million in gross offering proceeds (including sales made in other jurisdictions), which we refer to as the Pennsylvania minimum offering amount, within one year of the date that we raise the $2,000,000 minimum offering amount from sales in other jurisdictions. Purchases of shares by our executive officers and directors, our advisor and any of our or our advisor’s affiliates will not count toward the Pennsylvania minimum offering amount. Pending satisfaction of the Pennsylvania minimum offering amount, all subscription payments from Pennsylvania investors will be held by our escrow agent in trust for Pennsylvania subscribers’ benefit, pending release to us. If we have not satisfied the Pennsylvania minimum offering amount within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive a refund of all funds held in escrow, plus any interest accrued on the escrowed funds. If you request a refund within 10 days of receiving such a notice, we will arrange for the escrow agent to promptly return to you by check your subscription amount with interest. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent consecutive 120-day periods until we satisfy the Pennsylvania minimum offering amount or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive a refund of your subscription amount, plus any interest accrued on the escrowed funds. In the event we do not satisfy the Pennsylvania minimum offering amount within one year of the date that we raise the $2,000,000 minimum offering amount from sales in other jurisdictions, we will promptly return all funds held in escrow for the benefit of Pennsylvania investors, plus any interest accrued on the escrowed funds (in which case, Pennsylvania investors will not be required to request a refund of their investment). Until we have satisfied the Pennsylvania minimum offering amount, Pennsylvania investors should make their checks payable to “UMB Bank, N.A., as escrow agent for O’Donnell Strategic Industrial REIT, Inc.” Once we have satisfied the Pennsylvania minimum offering amount, Pennsylvania investors should make their checks payable to “O’Donnell Strategic Industrial REIT, Inc.”

Special Notice to Tennessee Investors

We will not sell any shares to Tennessee investors unless we raise a minimum of $20 million in gross offering proceeds (including sales made in other jurisdictions), which we refer to as the Tennessee minimum offering amount, within one year of the date that we raise the $2,000,000 minimum offering amount from sales in other jurisdictions in this offering. Purchases of shares by our executive officers and directors, our advisor and any of our or our advisor’s affiliates will not count toward the Tennessee minimum offering amount. Pending satisfaction of the Tennessee minimum offering amount, all subscription payments by Tennessee investors will be held by our escrow agent in trust for Tennessee subscribers’ benefit, pending release to us. In the event we do not satisfy the Tennessee minimum offering amount within one year of the date that we raise the $2,000,000 minimum offering amount from sales in other jurisdictions, we will promptly return all funds held in escrow for the benefit of Tennessee investors. Until we have raised the Tennessee minimum offering amount, Tennessee investors should make their checks payable to “UMB Bank, N.A., as escrow agent for O’Donnell Strategic Industrial Trust, Inc.” Once we have raised the Tennessee minimum offering amount, Tennessee investors should make their checks payable to “O’Donnell Strategic Industrial Trust, Inc.”

Investments through IRA Accounts

If you would like to purchase shares through an IRA account, State Street Bank has agreed to act as IRA custodian for purchasers of our common stock as described below; provided, however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with State Street Bank for an investment in our shares, we will pay the first year annual IRA maintenance fees of such account with State Street Bank. After we pay the first calendar year base fee, investors will be responsible for the annual IRA maintenance fees charged by State Street Bank, charged at the beginning of each calendar year. Further information about custodial services is available through your broker or through our dealer manager at 1-888-292-3178.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our sponsor and its affiliates, property brochures and articles and publications concerning real estate.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. Alston & Bird LLP has reviewed the statements relating to certain federal income tax matters under the caption “Material U.S. Federal Income Tax Considerations” and passed upon our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated balance sheet of O’Donnell Strategic Industrial REIT, Inc. as of December 31, 2010 included in the Prospectus of the Registration Statement has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as set forth in their report appearing therein. Such financial statement is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement, and, as permitted under SEC rules, does not contain all the information you can find in the registration statement or the exhibits to the registration statement. We refer you to the registration statement and the exhibits to the registration statement for additional information relating to us. Statements contained in this prospectus as to the contents of any agreement or other document are only summaries of such agreement or document and in each instance, if we have filed the agreement or document as an exhibit to the registration statement, we refer you to the copy of the agreement or document filed as an exhibit to the registration statement.

Upon the effectiveness of the registration statement, we will file reports, proxy statements and other information with the SEC pursuant to the Exchange Act. The registration statement is, and any of these future filings with the SEC will be, publicly available over the Internet on the SEC’s website (www. sec. gov). You may also read and copy the registration statement, the exhibits to the registration statement and the reports, proxy statements and other information we will file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference room.

You may also request a copy of the registration statement, the exhibits to the registration statement and the reports, proxy statements and other information we will file with the SEC at no cost, by writing or telephoning us at:

3 San Joaquin Plaza, Suite 160

Newport Beach, CA 92660

Attn: Investor Relations

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain a website at www.theindustrialREIT.com, where there may be additional information about our business, although the contents of that website are not incorporated by reference in or otherwise made a part of this prospectus.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

O’Donnell Strategic Industrial REIT, Inc.:

We have audited the accompanying consolidated balance sheet of O’Donnell Strategic Industrial REIT, Inc. (the “Company”) as of December 31, 2010. This consolidated balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of O’Donnell Strategic Industrial REIT, Inc. as of December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

May 3, 2011

O’Donnell Strategic Industrial REIT, Inc.

Consolidated Balance Sheets

	June 30, 2011 (unaudited)	December 31, 2010

ASSETS
Cash	$202,000	$202,000

Total assets	$202,000	$202,000

LIABILITIES AND EQUITY
Total liabilities	$—	$—
Stockholder’s equity:
Preferred Stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 999,999,000 shares authorized, 22,222 shares issued and outstanding	222	222
Convertible stock, $0.01 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	10	10
Additional paid-in capital	200,768	200,768

Total stockholder’s equity	201,000	201,000
Non-controlling interest	1,000	1,000

Total equity	202,000	202,000

Total liabilities and equity	$202,000	$202,000

See accompanying notes to consolidated balance sheets.

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS

As of June 30, 2011 (Unaudited) and December 31, 2010

1.	Organization

O’Donnell Strategic Industrial REIT, Inc., formerly O’Donnell Strategic Gateway REIT, Inc. (the “Company”), was formed on September 2, 2010 as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”). Substantially all of the Company’s business is expected to be conducted through O’Donnell Strategic Industrial REIT Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”) formed on September 9, 2010. The Company is the sole general partner of the Operating Partnership. O’Donnell Strategic Industrial Advisors, LLC, a Delaware limited liability company (the “Advisor”) formed on August 5, 2010, is the Operating Partnership’s sole limited partner. Allocations of income and distributions of cash will be made to each partner in proportion to their respective partnership interest. The Advisor has invested $1,000 in the Operating Partnership in exchange for limited partnership interests. Pursuant to the Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”), the Company will contribute funds as necessary to the Operating Partnership. Thereafter, the Operating Partnership will allocate income and distribute cash to each partner in proportion to their respective ownership interests.

Subject to certain restrictions and limitations, the business of the Company will be externally managed by the Advisor pursuant to an advisory agreement the Company anticipates executing with the Advisor (the “Advisory Agreement”). On October 11, 2010, the Company issued 22,222 shares of common stock to O’Donnell REIT Advisors, LLC (the “Sponsor”) at a purchase price of $9.00 per share for an aggregate purchase price of $200,000. On October 11, 2010, the Advisor invested $1,000 in the Company in exchange for 1,000 shares of convertible stock (the “Convertible Stock”) as described in Note 3. As of June 30, 2011 and December 31, 2010 the 1,000 shares of Convertible Stock and the 22,222 shares of common stock owned by the Sponsor were the only issued and outstanding shares of the Company.

The Company intends to acquire and manage a portfolio of income-producing industrial real estate assets comprised primarily of warehouse properties, including bulk distribution and general purpose warehouses, leased to creditworthy tenants. In addition, the Company may also selectively invest in light manufacturing properties and other types of industrial properties. Further, the Company may invest in mezzanine, bridge, commercial real estate and other real estate loans, provided that the underlying real estate meets the Company’s criteria for direct investment, as well as real estate debt securities and equity securities of REITs and other real estate companies.

In the Company’s initial registered public offering (the “Offering”), the Company intends to offer a minimum of $2,000,000 in shares of the Company’s common stock (the “Minimum Offering Amount”) and a maximum of $1,000,000,000 in shares of the Company’s common stock for sale to the public at an initial price of $10.00 per share. The Company also intends to offer up to $100,000,000 in shares of the Company’s common stock pursuant to the Company’s distribution reinvestment plan (the “DRP”) at an initial price of $9.50 per share. The Company may reallocate the shares between the Offering and the DRP.

The Company intends to retain SC Distributors, LLC (the “Dealer Manager”) to serve as the dealer manager of the Offering. The Dealer Manager will be responsible for marketing the Company’s shares of common stock being offered pursuant to the Offering. The Company intends to use substantially all of the net proceeds from the Offering to invest in a diverse portfolio of real estate and real estate-related assets as described above.

As of June 30, 2011 and December 31, 2010, neither the Company nor the Operating Partnership had purchased or contracted to purchase any properties or other investments. Additionally, the Advisor had not identified any properties or other investments in which there is a reasonable probability that the Company or the Operating Partnership will invest.

As the Company accepts subscriptions for shares of its common stock, it will transfer substantially all of the net proceeds of the Offering to the Operating Partnership as a capital contribution. The Partnership Agreement

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS

As of June 30, 2011 (Unaudited) and December 31, 2010

provides that the Operating Partnership will be operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership will pay all of the Company’s administrative costs and expenses, and such expenses will be treated as expenses of the Operating Partnership.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated balance sheet has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and the rules and regulations of the SEC.

The consolidated balance sheet includes the accounts of the Company and the Operating Partnership. All intercompany balances and transactions are eliminated in consolidation. The financial statements of the Company’s subsidiaries are prepared using accounting policies consistent with those of the Company. The Company will consider future majority owned and controlled joint ventures for consolidation in accordance with GAAP, including ASC Topic 810, Consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents represent current bank accounts and other bank deposits free of encumbrances and having maturity dates of three months or less from the respective dates of deposit. Short-term investments with remaining maturities of three months or less when acquired are considered cash equivalents. The Company limits cash investments to financial institutions that the board of directors has determined are creditworthy; therefore, the Company believes they are not exposed to any significant credit risk in cash and cash equivalents.

The Company’s cash on deposit is 100% within the federally insured limits.

Real Estate Assets

Depreciation

Real estate costs related to the acquisition, development, construction, and improvement of properties will be capitalized. Repair and maintenance costs will be charged to expense as incurred and significant replacements

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS

As of June 30, 2011 (Unaudited) and December 31, 2010

and betterments will be capitalized. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset. The Company considers the period of future benefit of an asset to determine its appropriate useful life. The Company anticipates the estimated useful lives of its assets by class to be generally as follows:

Buildings	25-40 years
Building improvements	10-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease
Furniture, fixtures, and equipment	7-10 years

Real Estate Purchase Price Allocation

In accordance with ASC Topic 805, Business Combinations, the Company will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) the Company’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The Company will amortize any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases. Acquisition costs will be expensed as incurred.

The Company will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. The Company’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by the Company in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods, considering current market conditions and costs to execute similar leases.

The Company will also consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, the Company will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. The Company will also estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on the Company’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics to be considered by the Company in allocating these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

The Company will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for the intangible assets

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS

As of June 30, 2011 (Unaudited) and December 31, 2010

exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

Estimates of the fair values of tangible and intangible assets will require the Company to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property will be held for investment. The use of inappropriate estimates would result in an incorrect assessment of the Company’s purchase price allocation, which would impact the amount of the Company’s net income.

Impairment of Real Estate Assets

The Company will continually monitor events and changes in circumstances that could indicate that the carrying amounts of its real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may not be recoverable, the Company will assess the recoverability of the assets by estimating whether the Company will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. If based on this analysis the Company does not believe that it will be able to recover the carrying value of the asset, the Company will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the asset as defined by ASC Topic 360, Property, Plant and Equipment (“ASC 360”).

Projections of future cash flows require the Company to estimate the expected future operating income and expenses related to an asset as well as market and other trends. The use of inappropriate assumptions in the future cash flows analyses would result in an incorrect assessment of the assets’ future cash flows and fair values and could result in the overstatement of the carrying values of the real estate assets and an overstatement of the net income.

Real Estate Loans Receivable and Loan Loss Reserves

Real estate loans will be classified as held for investment based on the Company’s intent and ability to hold the loans for the foreseeable future. Real estate loans held for investment will be recorded at amortized cost and evaluated for impairment at each balance sheet date. The amortized cost of a loan is the outstanding unpaid principal balance, net of unamortized acquisition premiums or discounts and unamortized costs and fees directly associated with the origination or acquisition of the loan. The real estate loans receivable will be reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that the Company will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan receivable to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, the Company would record a reserve for loan losses through a charge to income for any shortfall.

The Company will record real estate loans held for sale at the lower of amortized cost or fair value. The Company will determine fair value for loans held for sale by using current secondary market information for loans with similar terms and credit quality. If current secondary market information is not available, the Company will consider other factors in estimating fair value, including modeled valuations using assumptions the Company believes a reasonable market participant would use in valuing similar assets (assumptions may include loss rates, prepayment rates, interest rates and credit spreads). If fair value is lower than the amortized cost basis of the loan, the Company will record a valuation allowance to write the loan down to fair value.

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS

As of June 30, 2011 (Unaudited) and December 31, 2010

Failure to recognize impairment would result in the overstatement of earnings and the carrying value of the real estate loans held for investment. Actual losses, if any, could differ from estimated amounts.

Rents and Other Receivables

The Company will periodically evaluate the collectibility of amounts due from tenants and maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. The Company will maintain an allowance for deferred rent receivable that arises from the straight-lining of rents in accordance with ASC Topic 840, Leases. The Company will exercise judgment in establishing these allowances and consider payment history and current credit status of its tenants in developing these estimates.

Marketable Real Estate-Related Assets

The Company will classify certain real estate-related assets in accordance with ASC Topic 320, Investments — Debt and Equity Securities. The Company will record available-for-sale investments at fair value with unrealized gains and losses, net of deferred taxes, recorded to accumulated other comprehensive income (loss) within stockholders’ equity. Estimated fair values will generally be based on quoted market prices, when available, or on estimates provided by independent pricing sources or dealers who make markets in such investments. If the Company is unable to obtain prices for its investments from third parties, or conclude that prices obtained from third parties are influenced by distressed market activity, the Company will perform internal valuations to arrive at a fair value measurement that is consistent with ASC Topic 820, Fair Value Measurements and Disclosures. Generally, changes in the fair value of available-for-sale investments will not affect reported earnings or cash flows, but will impact stockholders’ equity and, accordingly, book value per share. Upon the sale of an investment, the Company will reverse the unrealized gain (loss) from accumulated comprehensive income and record the realized gain (loss) to earnings. Investments classified as held-to-maturity will be recorded at amortized cost with acquisition premiums and discounts amortized to interest income over the life of the security using the effective interest method.

The Company will monitor available-for-sale and held-to-maturity investments for impairment on a quarterly basis. The Company will recognize an impairment loss when the Company determines that a decline in the estimated fair value of an investment below its amortized cost is other-than-temporary. The Company will consider many factors in determining whether the impairment of an investment is deemed to be other-than-temporary, including, but not limited to, the length of time the investment has had a decline in estimated fair value below its amortized cost, the amount of the unrealized loss, the intent and ability to hold the investment for a period of time sufficient for a recovery in value, recent events specific to the issuer or industry, external credit ratings, and recent changes in such ratings. Determining whether impairment of an investment is other-than-temporary involves a significant amount of judgment by the Company.

The Company will account for certain purchased real estate-related assets that are beneficial interests in securitized financial assets that are rated below “AA” in accordance with ASC Topic 325, Investments — Other (“ASC 325”). Under ASC 325, the Company will review on a quarterly basis, the projected future cash flows of these investments for changes in assumptions due to prepayments, credit loss experience and other factors. When significant changes in estimated cash flows from the cash flows previously estimated occur due to actual prepayment and credit loss experience, the Company will calculate a revised yield based upon the current reference amount of the investment, including any other than temporary impairments recognized to date, and the revised estimate of cash flows. The Company will apply the revised yield prospectively to recognize interest income. If, based on the Company’s quarterly estimate of cash flows, there has been an adverse change in the estimated cash flows from the cash flows previously estimated and the present value of the revised cash flow is

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS

As of June 30, 2011 (Unaudited) and December 31, 2010

less than the present value previously estimated, an other-than-temporary impairment will be deemed to have occurred. When the Company deems an investment to be other-than temporarily impaired, the Company is required to distinguish between other-than temporary impairments related to credit and other-than-temporary impairments related to other factors (e.g., market fluctuations) on its securities that it does not intend to sell and where it is not likely that the Company will be required to sell the security prior to the anticipated recovery of its amortized cost basis. The Company calculates the credit component of the other-than-temporary impairment as the difference between the amortized cost basis of the security and the present value of its estimated cash flows discounted at the yield used to recognize interest income. The credit component will be charged to earnings and the component related to other factors will be recorded to other comprehensive income (loss).

Estimating cash flows and determining whether there is other-than-temporary impairment requires the Company to exercise judgment and make significant assumptions, including, but not limited to, assumptions regarding estimated payments, loss assumptions, and assumptions with respect to changes in interest rates. As a result, actual impairment losses and the timing of income recognized on these securities could materially differ from reported amounts.

Fair Value Measurements

Under GAAP, the Company is required to measure certain financial instruments at fair value on a recurring basis. In addition, the Company is required to measure other financial instruments and balances at fair value on a non-recurring basis (e.g., carrying value of impaired real estate loans receivable and long-lived assets). Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:

•	Level 1: unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

•

Level 2: quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3: prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.

When available, the Company will utilize quoted market prices from an independent third-party source to determine fair value and will classify such items in Level 1 or Level 2. In instances where the market for a financial instrument is not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not be relevant and could require the Company to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When the Company determines the market for a financial instrument owned by the Company to be illiquid or when market transactions for similar instruments do not appear orderly, the Company will use several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and will establish a fair value by assigning weights to the various valuation sources.

Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS

As of June 30, 2011 (Unaudited) and December 31, 2010

The Company considers the following factors to be indicators of an inactive market: (i) there are few recent transactions, (ii) price quotations are not based on current information, (iii) price quotations vary substantially either over time or among market makers (for example, some brokered markets), (iv) indexes that previously were highly correlated with the fair values of the asset or liability are demonstrably uncorrelated with recent indications of fair value for that asset or liability, (v) there is a significant increase in implied liquidity risk premiums, yields, or performance indicators (such as delinquency rates or loss severities) for observed transactions or quoted prices when compared with the Company’s estimate of expected cash flows, considering all available market data about credit and other nonperformance risk for the asset or liability, (vi) there is a wide bid-ask spread or significant increase in the bid-ask spread, (vii) there is a significant decline or absence of a market for new issuances (that is, a primary market) for the asset or liability or similar assets or liabilities, and (viii) little information is released publicly (for example, a principal-to-principal market).

The Company considers the following factors to be indicators of non-orderly transactions: (i) there was not adequate exposure to the market for a period before the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets or liabilities under current market conditions, (ii) there was a usual and customary marketing period, but the seller marketed the asset or liability to a single market participant, (iii) the seller is in or near bankruptcy or receivership (that is, distressed), or the seller was required to sell to meet regulatory or legal requirements (that is, forced), and (iv) the transaction price is an outlier when compared with other recent transactions for the same or similar assets or liabilities.

Noncontrolling Interest in Consolidated Real Estate Partnerships

The Company will generally report unaffiliated partner’s interest in consolidated real estate partnerships as noncontrolling interest within the equity section of the consolidated balance sheet, and amounts attributable to controlling and noncontrolling interests will generally be reported separately in the consolidated income statement and consolidated statement of equity. As of June 30, 2011 and December 31, 2010, the Company recorded the $1,000 contribution made by the Advisor to the Operating Partnership as noncontrolling interest within the equity section of the consolidated balance sheet.

Revenue Recognition

The Company will recognize minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related leases when collectibility is reasonably assured and will record amounts expected to be received in later years as deferred rent. If the lease provides for tenant improvements, the Company will determine whether the tenant improvements, for accounting purposes, are owned by the tenant or the Company. When the Company is the owner of the tenant improvements, the tenant is not considered to have taken physical possession or have control of the physical use of the leased asset until the tenant improvements are substantially completed. When the tenant is the owner of the tenant improvements, any tenant improvement allowance that is funded is treated as a lease incentive and amortized as a reduction of revenue over the lease term.

The Company will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred.

The Company will make estimates of the collectibility of its tenant receivables related to base rents, including straight line rentals, expense reimbursements and other revenue or income. Management will specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS

As of June 30, 2011 (Unaudited) and December 31, 2010

accounts. In addition, with respect to tenants in bankruptcy, management will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectibility of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. When a tenant is in bankruptcy, the Company will record a bad debt reserve for the tenant’s receivable balance and generally will not recognize subsequent rental revenue until cash is received or until the tenant is no longer in bankruptcy and has the ability to make rental payments.

Interest income from any real estate loans receivable the Company may purchase or originate will be recognized on an accrual basis over the life of the investment using the effective interest method. Direct loan origination fees and origination or acquisition costs, as well as acquisition premiums or discounts, will be amortized over the term of the loan as an adjustment to interest income. The Company will place loans on nonaccrual status when any portion of principal or interest is 90 days past due, or earlier when concern exists as to the ultimate collection of principal or interest. When a loan is placed on nonaccrual status, the Company will reverse the accrual for unpaid interest and generally will not recognize subsequent interest income until the cash is received, or the loan returns to accrual status.

The Company will recognize interest income on real estate securities that are rated “AA” and above on an accrual basis according to the contractual terms of the securities. Discounts or premiums will be amortized to interest income over the life of the investment using the interest method.

The Company will recognize interest income on real estate securities that are beneficial interests in securitized financial assets that are rated below “AA” using the effective yield method, which requires the Company to periodically project estimated cash flows related to these securities and recognize interest income at an interest rate equivalent to the estimated yield on the security, as calculated using the security’s estimated cash flows and amortized cost basis, or reference amount. Changes in the estimated cash flows will be recognized through an adjustment to the yield on the security on a prospective basis. Projecting cash flows for these types of securities will require the use of a significant amount of assumptions and judgment, which may have a significant impact on the timing of revenue recognized on these investments.

The Company will recognize interest income on its cash and cash equivalents as it is earned and will record such amounts as other interest income.

Accounting for Stock-Based Compensation

The Company will account for stock-based compensation in accordance with ASC Topic 718, Compensation — Stock Compensation (“ASC 718”). ASC 718 established a fair value based method of accounting for stock-based compensation. Accounting for stock-based compensation under ASC 718 requires the fair value of stock-based compensation awards to be amortized as an expense over the vesting period and requires any dividend equivalents earned to be treated as dividends for financial reporting purposes. Stock-based compensation awards are valued at the fair value on the date of grant and amortized as an expense over the vesting period.

Distribution Policy

The Company intends to elect to be taxed as a REIT and to operate as a REIT beginning with the taxable year in which the Company raises the Minimum Offering Amount. To maintain its qualification as a REIT, the Company intends to make distributions each taxable year equal to at least 90% of its REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain and which does not

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS

As of June 30, 2011 (Unaudited) and December 31, 2010

necessarily equal net income as calculated in accordance with GAAP). The Company’s board of directors expects to authorize and the Company intends to declare daily distributions that will be paid on a monthly basis.

Distributions to stockholders will be determined by the board of directors of the Company and will be dependent upon a number of factors relating to the Company, including funds available for the payment of distributions, financial condition, the timing of property acquisitions, capital expenditure requirements, and annual distribution requirements in order to maintain the Company’s status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).

Organization and Offering Costs

Organization and offering expenses (other than selling commissions and dealer manager fees) are initially being paid by the Advisor, the Dealer Manager and their affiliates on the Company’s behalf. These other organization and offering expenses include all expenses to be paid by the Company in connection with the Offering, including legal, accounting, printing, mailing and filing fees, charges of the Company’s escrow holder and transfer agent, expenses of organizing the Company, data processing fees, advertising and sales literature costs, transfer agent costs, bona fide out-of-pocket due diligence costs of broker-dealers and amounts to reimburse the Advisor or its affiliates for the salaries of its employees and other costs in connection with preparing supplemental sales materials and providing other administrative services. In addition, the Company may also reimburse costs of bona fide training and education meetings held by the Company (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and costs of employees of the Company’s affiliates to attend seminars conducted by broker-dealers and, in special cases, technology costs of participating broker-dealers associated with the Offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of the Company’s shares and the ownership of the Company’s shares by such broker-dealers’ customers; provided, however, that the Company will not pay or reimburse any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of the Offering, as required by the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”). After the termination of the Offering, the Advisor will reimburse the Company to the extent total organization and offering expenses, including selling commissions and the dealer manager fee, borne by the Company exceed 15% of the gross proceeds raised in the Offering.

In the event the Minimum Offering Amount is not sold in the Offering, the Company will terminate the Offering and will have no obligation to reimburse the Advisor, the Dealer Manager or their affiliates for any organization and offering costs associated with the Offering. As of June 30, 2011 and December 31, 2010, the Advisor has incurred on behalf of the Company organization and offering costs of approximately $2,200,000 and $1,750,000, respectively. These costs are not recorded in the financial statements of the Company as of June 30, 2011 and December 31, 2010 because such costs only become a liability of the Company when the Minimum Offering Amount has been sold, and such costs will only become a liability of the Company to the extent organization and offering costs, including selling commissions and the dealer manager fee, do not exceed 15% of the gross proceeds of the Offering. When recorded by the Company, organization costs will be expensed as incurred, and offering costs, which include selling commissions and dealer manager fees, will be deferred and charged to stockholders’ equity as such amounts are reimbursed to the Advisor, the Dealer Manager or their affiliates from the gross proceeds.

Income Taxes

The Company intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, commencing with the taxable year in which the Minimum Offering Amount is sold. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS

As of June 30, 2011 (Unaudited) and December 31, 2010

least 90% of the Company’s annual REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP) to stockholders. As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

3.	Stockholders’ Equity

General

Under the Company’s charter (the “Charter”), the total number of shares of capital stock authorized for issuance is 1,100,000,000 shares, consisting of 999,999,000 shares of common stock with a par value of $0.01 per share, 1,000 shares of convertible stock with a par value of $0.01 per share and 100,000,000 shares of preferred stock with a par value of $0.01 per share, each as defined by the Charter.

The shares of common stock entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights. As of June 30, 2011 and December 31, 2010, the Company had issued 22,222 shares of common stock.

The Company has issued 1,000 shares of convertible stock, par value $0.01 per share (the “Convertible Stock”), to the Advisor. The Convertible Stock contains a conversion feature as described hereafter. The Convertible Stock will convert to shares of common stock if and when: (A) the Company has made total distributions on the then outstanding shares of common stock equal to the original issue price of those shares plus a 7.0% cumulative, non- compounded, annual return on the original issue price of those shares, (B) subject to specified conditions, the Company lists the common stock for trading on a national securities exchange or (C) the Advisory Agreement is terminated or not renewed by the Company (other than for “cause” as defined in the Advisory Agreement). A “listing” will be deemed to have occurred on the effective date of any merger of the Company in which the consideration received by the holders of common stock is the securities of another issuer that are listed on a national securities exchange. Upon conversion, each share of Convertible Stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (1) the Company’s “enterprise value” (as defined in the Charter) plus the aggregate value of distributions paid to date on the outstanding shares of common stock exceeds the (2) aggregate purchase price paid by the stockholders for those shares plus a 7.0% cumulative, non-compounded, annual return on the original issue price of those shares, divided by (B) the Company’s enterprise value divided by the number of outstanding shares of common stock, in each case calculated as of the date of the conversion. In the event of a termination or non-renewal of the Advisory Agreement by the Company for cause, all of the shares of Convertible Stock will be redeemed by the Company for the aggregate sum of $1.00.

The Charter also provides the Company’s board of directors with authority to issue one or more classes or series of preferred stock and prior to the issuance of such shares, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares and designate the preferences,

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS

As of June 30, 2011 (Unaudited) and December 31, 2010

rights and privileges of such shares. The Company’s board of directors is authorized to amend the Charter from time to time, without the approval of the stockholders, to increase or decrease the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue. As of June 30, 2011 and December 31, 2010, no shares of the Company’s preferred stock were issued and outstanding.

Distribution Reinvestment Plan

The Company’s board of directors has approved the DRP, through which the Company’s stockholders may elect to reinvest an amount equal to the distributions declared on their shares of common stock in additional shares of the Company’s common stock in lieu of receiving cash distributions. The initial purchase price per share under the DRP will be $9.50; provided, however, that after the Company begins disclosing an estimated per share value that is not based on the price to acquire a share of the Company’s common stock in the primary offering or a follow-on public offering, cash distributions will be reinvested in shares of the Company’s common stock at a price per share equal to 95% of the Company’s most recently calculated estimated per share value. No selling commissions or dealer manager fees are payable on shares sold through the DRP.

The Company’s board of directors may terminate the DRP at its discretion at any time upon ten days notice to the Company’s stockholders. Following any termination of the DRP, all subsequent distributions to stockholders will be made in cash. The Company reserves the right to reallocate the shares of the Company’s common stock the Company is offering between the primary offering and the DRP.

Share Repurchase Program

As the Company’s common stock is currently not listed on a national exchange, there is no market for the Company’s common stock. As a result, there is risk that a stockholder may not be able to sell the Company’s stock at a time or price acceptable to the stockholder. The Company’s board of directors has approved a share repurchase program (the “SRP”) that would enable its stockholders to sell their shares to the Company in limited circumstances.

There are numerous restrictions on a stockholder’s ability to sell its shares to the Company under the SRP. The Company may not repurchase shares until they have been outstanding for one year; provided, however, that the Company may waive the one year holding requirement in certain circumstances, as described below In addition, the Company has limited the number of shares repurchased pursuant to the SRP as follows: (1) during any calendar year, the Company would not repurchase in excess of 5% of the weighted-average number of shares outstanding during the prior calendar year and (2) funding for the repurchase of shares would come exclusively from the net proceeds the Company received from the sale of shares under the DRP during the prior calendar year plus such additional funds as may be reserved for that purpose by the Company’s board of directors.

Under the SRP, prior to the Company beginning to disclose an estimated net asset value per share following the completion of the Offering Stage (as defined below), the purchase price for shares repurchased by the Company under the SRP will be as follows (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Company’s common stock):

•	92.5% of the price paid to acquire the shares from the Company for stockholders who have continuously held their shares for at least one year;

•	95.0% of the price paid to acquire the shares from the Company for stockholders who have continuously held their shares for at least two years;

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS

As of June 30, 2011 (Unaudited) and December 31, 2010

•	97.5% of the price paid to acquire the shares from the Company for stockholders who have continuously held their shares for at least three years; and

•	100.0% of the price paid to acquire the shares from the Company for stockholders who have continuously held their shares for at least four years.

The purchase price per share for all shares repurchased pursuant to the SRP will be reduced by the aggregate amount of net proceeds per share, if any, distributed to the Company’s stockholders prior to the repurchase date as a result of the sale or refinancing of one or more of the Company’s assets that constitutes a return of capital distribution as a result of such sale or refinancing.

Notwithstanding the foregoing, after the Company begins disclosing an estimated per share value of the Company’s common stock that is not based upon the price to acquire a share of the Company’s common stock in the primary offering or a follow-on public offering, shares repurchased under the SRP will be repurchased for the lesser of the price paid for the shares by the redeeming stockholder or 95% of the Company’s most recent estimated per share. The Company will disclose to investors the Company’s estimated per share value, as determined by the Advisor or other firm chosen for that purpose, within 18 months after the completion of the Offering Stage. The Company currently expects to update its estimated net asset value per share no less frequently than every 12 months thereafter. The Company will consider its “Offering Stage” complete on the first date that the Company is no longer publicly offering equity securities that are not listed on a national securities exchange, whether through the Offering or follow-on public offerings, provided that the Company has not filed a registration statement for a follow-on public offering as of such date (for purposes of this definition, the Company does not consider “public offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership).

The Company will treat share redemptions sought upon a stockholder’s death, disability, bankruptcy or other exigent circumstances differently than other redemptions in several respects. Upon request, the Company may waive the one-year holding period requirement for repurchases sought upon a stockholder’s death, disability, bankruptcy or other exigent circumstances as determined by the Advisor. Until the Company begins to disclose an estimated per share value of the Company’s common stock that is not based upon the price to acquire a share of the Company’s common stock in the primary offering or a follow-on public offering, shares repurchased in connection with a stockholder’s death or disability will be repurchased at a price per share equal to 100% of the amount actually paid for the shares. After the Company begins disclosing an estimated per share value of the Company’s common stock that is not based upon the price to acquire a share of the Company’s common stock in the primary offering or a follow-on public offering, shares repurchased in connection with a stockholder’s death or disability will be repurchased at a purchase price per share equal to 100% of the Company’s most recent estimated per share value. In the event that the Company waives the one year holding requirement in connection with the repurchase of shares upon a stockholder’s bankruptcy or other exigent circumstance, such shares will be repurchased at a price per share equal to the price per share the Company would pay had the stockholder held the shares for at least one year from the purchase date.

The Company’s board of directors may, in its sole discretion, amend, suspend or terminate the SRP at any time upon 30 days’ written notice to the Company’s stockholders if it determines that the funds available to fund the SRP are needed for other business or operational purposes or that amendment, suspension or termination of the SRP is in the best interest of the Company’s stockholders. The SRP will terminate if the shares of the Company’s common stock are listed on a national securities exchange.

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS

As of June 30, 2011 (Unaudited) and December 31, 2010

Distributions

The Company’s board of directors expects to authorize and the Company intends to declare daily distributions that will be paid on a monthly basis. The Company intends to accrue distributions on a daily basis and make distributions on a monthly basis beginning no later than the first calendar month after the month in which the Company makes its first real estate investment. Once the Company commences paying distributions, the Company expects to continue paying monthly distributions unless the Company’s results of operations, general financial condition, general economic conditions or other factors prohibit the Company from doing so. The timing and amount of distributions, if any, will be determined by the Company’s board of directors in its discretion. The Company will then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates. Distributions will begin to accrue on the Company’s acceptance of an investor’s subscription.

Generally, the Company’s policy will be to pay distributions from cash flow from operations. However, the Company expects to have little, if any, cash flow from operations available for distribution until the Company makes substantial investments. Further, because the Company may receive income from interest or rents at various times during the Company’s fiscal year and because the Company may need cash flow from operations during a particular period to fund capital expenditures and other expenses, the Company expects that at least during the early stages of the Company’s development and from time to time during the Company’s operational stage, the Company will declare distributions in anticipation of cash flow that the Company expects to receive during a later period, and the Company expects to pay these distributions in advance of the Company’s actual receipt of these funds. In these instances, the Company’s board of directors has the authority under the Company’s organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by the Advisor in its sole discretion. The Company has not established a limit on the amount of proceeds from the Offering the Company may use to fund distributions.

4.	Related Party Arrangements

The Company intends to execute the Advisory Agreement with the Advisor and a Dealer Manager Agreement with the Dealer Manager. These agreements entitle the Advisor, certain affiliates of the Advisor and the Dealer Manager to specified fees upon the provision of certain services with regard to the Offering and the investment of funds in real estate assets, among other services, as well as reimbursement of organization and offering costs incurred by the Advisor and the Dealer Manager on behalf of the Company (as discussed in Note 2) and certain costs incurred by the Advisor in providing services to the Company. The fees and reimbursement obligations are as follows:

Type of Compensation	Determination of Amount

Organizational and Offering Stage

Selling commission	The Company will pay the Dealer Manager 7.0% of gross offering proceeds from the sale of shares (all of which will be reallowed to participating broker-dealers), subject to reductions based on volume and for certain categories of purchasers. No selling commissions will be paid for sales pursuant to the DRP.

Dealer Manager Fee	The Company will pay the Dealer Manager 2.75% of gross offering proceeds from the sale of shares (all or a portion of which may be reallowed to participating broker-dealers). No dealer manager fee will be paid for sales pursuant to the DRP.

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS

As of June 30, 2011 (Unaudited) and December 31, 2010

Type of Compensation	Determination of Amount

Other Organization and Offering Expenses	To date, the Advisor and its affiliates has paid certain organization and offering expenses on the Company’s behalf. The Company will reimburse the Advisor and its affiliates for these expenses and future organization and offering expenses they may incur on the Company’s behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by the Company to exceed 15% of gross offering proceeds as of the date of the reimbursement.

Operational Stage

Acquisition Fees	The Company will pay the Advisor 2.0% of (1) the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired or originated directly or (2) the Company’s allocable portion of the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired or originated through a joint venture, including any acquisition and origination expenses and any debt attributable to such investments. Total acquisition fees and expenses relating to the purchase of an investment may not exceed 6% of the contract purchase price unless such excess is approved by the Company’s board of directors, including a majority of the independent directors.

Acquisition Expenses	The Company will reimburse the Advisor for amounts it pays to third parties in connection with the selection, acquisition or development of a property or acquisition of real estate-related assets (including expenses relating to potential investments that the Company does not close). Total acquisition fees and expenses relating to the purchase of an investment may not exceed 6% of the contract purchase price unless such excess is approved by the Company’s board of directors, including a majority of the independent directors. The Company estimates that its acquisition expenses will be approximately 0.5% of the purchase price of the Company’s investments.

Asset Management Fees	The Company will pay the Advisor a monthly fee equal to one-twelfth of 1.0% of the cost of the real properties and real estate-related assets the Company acquires. Such fee will be calculated by including acquisition fees, origination fees, acquisition expenses and any debt attributable to such investments, or the Company’s proportionate share thereof in the case of investments made through joint ventures.

Other Operating Expenses (1)	Reimbursement of expenses incurred in providing services to the Company, including the Company’s allocable share of Advisor’s overhead, such as rent, employee costs, utilities and IT costs. The Company will not reimburse for employee costs in connection with services for which Advisor receives acquisition fees or disposition fees or for the personnel costs the Advisor pays with respect to persons who serve as the Company’s executive officers.

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS

As of June 30, 2011 (Unaudited) and December 31, 2010

Type of Compensation	Determination of Amount

Property Management and Leasing Fees

The Company will pay the Company’s property manager a percentage of the annual gross revenues of each property owned by the Company for property management services. The property management fee payable with respect to each property will be equal to the percentage of annual gross revenues of the property that is usual and customary for comparable property management services rendered to similar properties in the geographic market of the property, as determined by the Advisor and approved by a majority of the Company’s board of directors, including a majority of the independent directors; provided, however, that in no event will the property management fee exceed 5.0% of the property’s annual gross revenues. The Company’s property manager may subcontract with third party property managers and will be responsible for supervising and compensating those third party property managers.

In addition to property management fees, the Company may also pay its property manager a separate fee for services rendered, whether directly or indirectly, in leasing real properties to a third party lessee. The amount of such leasing fee will be usual and customary for comparable services rendered for similar real properties in the geographic market of the property leased as determined by the Advisor and approved by a majority of the Company’s board of directors, including a majority of the Company’s independent directors; provided, however, that in no event will the leasing fee exceed 2% of the total lease consideration with respect to a new lease or 5% of the total lease consideration with respect to a renewal of an existing lease.

Where market norms dictate, the Company may also reimburse its property manager for the salaries and wages of property-level employees, other employee-related expenses of on-site employees of its property manager or its subcontractors which are engaged in the operation, leasing, management or maintenance of the Company’s properties and other expenses directly related to the management of specific properties.

Liquidity Stage

Disposition Fees	If the Advisor or its affiliates provides a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of a real property or real estate-related asset sold, Advisor will earn a disposition fee equal to 2.0% of the contract sales price of the real property or real estate-related asset sold.

Convertible Stock	The Company has issued 1,000 shares of Convertible Stock to Advisor, for which the Advisor contributed $1,000. The Convertible Stock will convert to shares of the Company’s common stock if and when: (A) the Company has made total distributions on the then outstanding shares of common stock equal to the original issue price of those shares plus a 7.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) the Company lists its common stock for trading on a national securities exchange or (C) the Advisory Agreement is terminated or not renewed (other than because of a material breach by Advisor). In the event of a termination or non-renewal of the

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS

As of June 30, 2011 (Unaudited) and December 31, 2010

Type of Compensation	Determination of Amount

Advisory Agreement because of a material breach by Advisor, all of the Convertible Stock will be redeemed by the Company for the aggregate sum of $1.00. In general, each share of Convertible Stock will convert into a number of shares of the Company’s common stock equal to 1/1000 of the quotient of (A) 15% of the excess of (1) the Company’s “enterprise value” (as defined in the Charter) plus the aggregate value of distributions paid to date on the then outstanding shares of the Company’s common stock over (2) the aggregate purchase price paid by stockholders for those outstanding shares of common stock plus an 7.0% cumulative, non-compounded annual return on the original issue price of those outstanding shares, divided by (B) the Company’s enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case calculated as of the date of the conversion.

(1)	Commencing with the fourth fiscal quarter following the commencement of the Offering, the Advisor must reimburse the Company for the amount by which the Company’s total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of the Company’s average invested assets, or 25% of the Company’s net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of the Company’s assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to the Company’s operation, including investment management fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of the Company’s common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of the Company’s assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that the Company does not close); (g) real estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

5.	Long-Term Incentive Plan and Independent Director Compensation

The Company adopted an incentive plan (the “Long-Term Incentive Plan”) that provides for the grant of equity awards to its employees, directors and consultants and those of the Company’s affiliates. The Long-Term Incentive Plan authorizes the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards or cash-based awards.

The Company has approved and adopted an independent directors’ compensation plan, which will operate as a sub-plan of the Long-Term Incentive Plan. Under the independent directors’ compensation plan and subject to such plan’s conditions and restrictions, each of the Company’s independent directors received 3,000 shares of restricted common stock in connection with the initial meeting of the Company’s full board of directors on April 12, 2011.

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEETS

As of June 30, 2011 (Unaudited) and December 31, 2010

Going forward, each new independent director that joins the Company’s board of directors will receive 3,000 shares of restricted common stock upon election to the board of directors. In addition, on the date following an independent director’s re-election to the Company’s board of directors, he or she will receive 3,000 shares of restricted common stock. The shares of restricted common stock will generally vest in four equal annual installments beginning on the first anniversary of the date of grant and ending on the fourth anniversary of the date of grant. The independent director compensation plan will contain provisions concerning the treatment of awards granted under the plan in the event of an independent directors’ termination of service for any reason, including his or her death or disability, or upon the occurrence of a change in control of the Company.

In addition, the Company will pay each of its independent directors an annual retainer, pro-rated for a partial term, of $30,000. In addition, the independent directors will be paid for attending meetings as follows: (i) $2,000 for each in-person board meeting attended, (ii) $2,000 for each in-person committee meeting attended ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee), and (iii) $250 for each teleconference board or committee meeting attended. The Company’s independent directors may elect to receive the meeting fees and annual retainer in shares of the Company’s common stock at a price of $9.025 per share until the Company has commenced disclosing its estimated net asset value per share and thereafter at a price based upon the Company’s net asset value per share. All directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of the Company’s officers, the Company will not pay any compensation to such person for services rendered as a director. Director compensation is an operating expense of the Company that is subject to the operating expense reimbursement obligation of the Advisor discussed in Note 4.

6.	Economic Dependency

The Company will be dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company’s shares of common and preferred stock available for issue; the identification, evaluation, negotiation, purchase and disposition of properties and other investments; management of the daily operations of the Company’s real estate portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.

APPENDIX A

INVESTOR INSTRUCTIONS

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $2,000 is required, except in New York and Tennessee, where the minimum investment is $2,500. In no event shall any investment be less than $100.

Until we have raised the minimum offering amount, you should make your check payable to “UMB Bank, N.A., as escrow agent for O’Donnell Strategic Industrial REIT, Inc.” Once we have raised $2,000,000 in the offering from persons who are not affiliated with us or our advisor, you should make your check payable to “O’Donnell Strategic Industrial REIT, Inc.” except that Pennsylvania investors should follow the instructions in the Prospectus under “Plan of Distribution - Special Notice to Pennsylvania Investors” and Tennessee investors should follow the instructions in the Prospectus under “Plan of Distribution—Special Notice to Tennessee Investors.”

If you would like to purchase shares in this offering at regular intervals you may be able to do so by electing to participate in the Automatic Investment Plan by completing an enrollment form that we will provide upon request. Alabama, Arizona, Arkansas, Kansas, Nebraska, Maryland, Maine, North Carolina, South Carolina and Tennessee investors are not eligible to participate in the Automatic Investment Plan. Custodial accounts are also not eligible to participate in the Automatic Investment Plan.

2. Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3. Investor Information - SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

4. Investment Title - SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

Over Please

5. Custodian/ Trustee Information

If you wish to purchase shares through an IRA, and need an IRA account, State Street Bank has agreed to serve as IRA custodian for such purpose. O’Donnell Strategic Industrial REIT, Inc. will pay the first-year annual IRA maintenance fees of such accounts with State Street Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

6. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus of the Subscription Agreement relating to such investment, you must promptly notify O’Donnell Strategic Industrial REIT, Inc. in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.)

7. Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

•	has discussed the investor’s prospective purchase of shares with such investor;

•

has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and

•

has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8. Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from O’Donnell Strategic Industrial REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify O’Donnell Strategic Industrial REIT, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that O’Donnell Strategic Industrial REIT, Inc. send a paper copy of a particular stockholder communications to you. O’Donnell Strategic Industrial REIT, Inc. has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could.

9. Subscriber Signatures

Please separately initial each of the representations in paragraph (1) through (5). If an Alabama resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a Maine resident you must also initial paragraph (8), if an Iowa, Kentucky or Oregon resident you must also initial paragraph (9), if a Nebraska resident you must also initial paragraph (10) if a North Dakota resident you must also initial paragraph (11), If a Pennsylvania resident you must also initial paragraph (12), and if a Tennessee resident you must also initial paragraph (13). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Until we have raised the minimum offering amount, you should make your check payable to “UMB Bank, N.A., as escrow agent for O’Donnell Strategic Industrial REIT, Inc.” Once we have raised $2,000,000 in the offering from persons who are not affiliated with us or our advisor, you should make your check payable to “O’Donnell Strategic Industrial REIT, Inc.” except that Pennsylvania investors should follow the instructions in the Prospectus under “Plan of Distribution – Special Notice to Pennsylvania Investors.”

Until we have raised the minimum offering amount, the Subscription Agreement, together with a check for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below.

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.	Payment may be wired to:

c/o DST Systems, Inc.	UMB Bank, N.A.

P.O. Box 219731	1010 Grand Boulevard, 4th Floor

Kansas City, MO 64121-9731	Kansas City, MO 64106

Toll Free: 888.292.3178	ABA #: XXXXXXXXX

Account #: XXXXXXXXX

FAO: (Include Account Title)

Once the applicable minimum offering amount has been raised (see above), the Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Payments may be wired to:

O’Donnell Strategic Industrial REIT, Inc.	O’Donnell Strategic Industrial REIT, Inc.	UMB Bank, N.A.

c/o DST Systems, Inc.	c/o DST Systems, Inc.	1010 Grand Boulevard, 4th Floor

P.O. Box 219731	430 W. 7th Street	Kansas City, MO 64106

Kansas City, MO 64121-9731	Kansas City, MO 64105	ABA #: XXXXXXXXX

Toll Free: 888.292.3178	Toll Free: 888.292.3178	Account #: XXXXXXXXX

FAO: (Include Account Title)

SUBSCRIPTION AGREEMENT

1. Investment

Amount of Subscription:		State of Sale:
Minimum Initial Investment is $2,000 ($2,500 - New York & Tennessee)
Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:	☐ Enclosed Check	☐ Funds Wired	☐ Funds to Follow

2. Account Type - Check One Box Only

Non-Qualified Registration Types		Qualified Registration Types
(make checks payable to the custodian and send ALL paperwork directly to the custodian)
☐ Individual (If TOD, attach application)	☐ UGMA: State of	☐ Traditional (Individual) IRA	☐ SEP IRA
☐ Joint Tenant* (If TOD, attach application)	☐ UTMA: State of	☐ Simple IRA	☐ ROTH IRA
☐ Tenants in Common*	☐ Corporation**	☐ Beneficial IRA
☐ Community Property*	☐ S-Corp ☐ C-Corp	as Beneficiary for:
(Will default to S-Corp if nothing is marked)
☐ Trust**	☐ Partnership**	☐ Profit Sharing Plan**	☐ Pension Plan**
☐ Non-Profit Organization**	☐ Other (Specify)	☐ KEOGH Plan**

*All parties must sign.	** Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3. Investor Information - SSN or TIN Required

Investor #1 Name:	SSN/Tax ID:		DOB:

Investor #2 Name:	SSN/Tax ID:		DOB:

Street Address:

City:		State:	Zip Code:

Optional
Mailing Address:

City:		State:	Zip Code:

Phone (day):		Phone (evening):

E-mail:

☐ US Citizen	☐ US Citizen residing outside the US

☐ Foreign citizen, country:			☐ Check here if you are subject to backup withholding

4. Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.”

Title Line 1:
Title Line 2:
Primary SSN/TIN:	Secondary SSN/TIN:	Over Please

5. Custodian/ Trustee Information

Trustee Name:
Trustee Address 1:
Trustee Address 2:
Trustee City:	State:	Zip Code:
Trustee Telephone Number:	Trustee Tax Identification Number:
Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement. Custodian/Trustee authorizes the investor to vote the number of shares of common stock of O’Donnell Strategic Industrial REIT, Inc. that are beneficially owned by the investor as reflected on the records of O’Donnell Strategic Industrial REIT, Inc. as of the applicable record date at any meeting of the stockholders of O’Donnell Strategic Industrial REIT, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee. O’Donnell Strategic Industrial REIT, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3 IRA accounts may not direct distributions without the custodian’s approval.)

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: O’Donnell Strategic Industrial REIT, Inc., c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MD 64105.

% of Distribution
☐	I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.
☐	Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)
☐	Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name:
Address:
City:		State:	Zip Code:
Account Number:

☐ Direct Deposit (Attach Voided Check) I authorize O’Donnell Strategic Industrial REIT, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify O’Donnell Strategic Industrial REIT, Inc. in writing to cancel it. In the event that O’Donnell Strategic Industrial REIT, Inc. deposits funds erroneously into my account, O’Donnell Strategic Industrial REIT, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name:		% of Distribution	☐ Checking
ABA/ Routing Number:	Account Number:		☐ Savings

7. Broker - Dealer and Registered Representative Information

Broker-Dealer Name:
Representative Name:		Rep Number:
Representative’s Firm Name:		Branch ID:
Representative’s Address:
Representative’s City:	State:	Zip Code:
Representative’s Phone:	Representative’s Fax Number:
Representative’s E-mail Address:

This Subscription was made as follows:
☐ Through a participating Broker-Dealer	☐ Shares are being purchased net of commissions
☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer
*A participating RIA is a RIA who has entered into a Placement Agreement

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to O’Donnell Strategic Industrial REIT, Inc. that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative:	Date:
(If required by Broker-Dealer)
Branch Manager Signature:	Date:

8. Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from O’Donnell Strategic Industrial REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify O’Donnell Strategic Industrial REIT, Inc. that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that O’Donnell Strategic Industrial REIT, Inc. send a paper copy of a particular stockholder communications to me. O’Donnell Strategic Industrial REIT, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Signature of Investor:	Date:
Signature of Joint Investor:	Date:
E-mail:

9. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

☐ Owner	☐	Co-Owner	1.	I have received the final Prospectus of O’Donnell Strategic Industrial REIT, Inc. at least five business days before signing the Subscription Agreement.

☐ Owner	☐	Co-Owner	2.	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

☐ Owner	☐	Co-Owner	3.	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

☐ Owner	☐	Co-Owner	4.	I am purchasing the shares for the account referenced in Section 4.

☐ Owner	☐	Co-Owner	5.	I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

☐ Owner	☐	Co-Owner	6.	For residents of Alabama only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs and I (we) otherwise meet the suitability standards established by O’Donnell Strategic Industrial REIT, Inc.

☐ Owner	☐	Co-Owner	7.	For residents of Kansas only: I (we) acknowledge that the Office of the Kansas Securities Commissioner recommends that investors limit their aggregate investment in shares of O’Donnell Strategic Industrial REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

☐ Owner	☐	Co-Owner	8.	For residents of Maine only : My (our) aggregate investment in this offering and similar direct participation investments may not exceed 10% of my (our) liquid net worth. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

9. Subscriber Signatures, continued

☐ Owner	☐	Co-Owner	9.	For residents of Iowa, Kentucky and Oregon only: My (our) investment in O’Donnell Strategic Industrial REIT, Inc. and all affiliates of O’Donnell Strategic Industrial REIT, Inc. may not exceed 10% of my (our) liquid net worth.

☐Owner	☐	Co-Owner	10.	For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

☐Owner	☐	Co-Owner	11.	For residents of North Dakota only: In addition to meeting the suitability standards established by O’Donnell Strategic Industrial REIT, Inc. as set forth above, I (we) have a net worth of at least 10 times my (our) investment in O’Donnell Strategic Industrial REIT, Inc. and its affiliates. Net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

☐Owner	☐	Co-Owner	12.	For residents of Pennsylvania only: my (our) maximum investment in this offering may not exceed 10% of my (our) net worth (excluding the value of home, home furnishing and automobiles).

☐Owner	☐	Co-Owner	13.	For residents of Tennessee only: my (our) maximum investment in this offering may not exceed 10% of my (our) liquid net worth.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, O’DONNELL STRATEGIC INDUSTRIAL REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor :	Date :
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian :	Date :

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Until we have raise the minimum offering amount, you should make your check payable to “UMB Bank, N.A., as escrow agent for O’Donnell Strategic Industrial REIT, Inc.” Once we have raised $2,000,000 in the offering from persons who are not affiliated with us or our advisor, your should make checks payable to “O’Donnell Strategic Industrial REIT, INC.” except that Pennsylvania investors should follow the instructions in the Prospectus under “Plan of Distribution - Special Notice to Pennsylvania Investors” and Tennessee investors should follow the instructions in the Prospectus under “Plan of Distribution—Special Notice to Tennessee Investors.”

Until we have raised the minimum offering amount, the Subscription Agreement, together with a check for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below.

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.	Payment may be wired to:
c/o DST Systems, Inc.	UMB Bank, N.A.
P.O. Box 219731	1010 Grand Boulevard, 4th Floor
Kansas City, MO 64121-9731	Kansas City, MO 64106
Toll Free:888.292.3178	ABA #: XXXXXXXXX
Account #: XXXXXXXXX
FAO: (Include Account Title)

Once the applicable minimum offering amount has been raised (see above), the Subscription Agreement, together with a check for the purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Payment may be wired to:
O’Donnell Strategic Industrial REIT, Inc.	O’Donnell Strategic Industrial REIT, Inc.	UMB Bank, N.A.
c/o DST Systems, Inc.	c/o DST Systems, Inc.	1010 Grand Boulevard, 4th Floor
P.O. Box 219731	430 W. 7th Street	Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105	ABA #: XXXXXXXXX
Toll Free:888.292.3178	Toll Free:888.292.3178	Account #: XXXXXXXXX
FAO: (Include Account Title)

APPENDIX B

FORM OF DISTRIBUTION REINVESTMENT PLAN

This DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by O’Donnell Strategic Industrial REIT, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1.    Distribution Reinvestment. As agent for the stockholders (“Stockholders”) of the Company who purchase shares of the Company’s common stock (“Shares”) pursuant to (a) the Company’s initial registered public offering (the “Initial Offering”) or (b) any future public offering of the Shares (“Future Offering”), and who elect to participate in the Plan (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2.    Effective Date. The effective date of this Plan shall be the date that the minimum offering requirements (as defined in the Prospectus relating to the Initial Offering) are met in connection with the Initial Offering.

3.    Procedure for Participation. Any Stockholder who has received a Prospectus, as contained in the registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be made available by the Company, the Dealer Manager or the Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. The Company intends to make Distributions on a monthly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, such Participant does not meet the minimum income and net worth standards for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, such Participant will promptly so notify the Company in writing.

4.    Purchase of Shares. Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at a price equal to $9.50 per Share; provided, however, that after the Company begins disclosing an estimated per share value of the Company’s common stock, cash distributions will be reinvested in Shares at a price per Share equal to 95% of the Company’s most recently calculated estimated per share value.

Shares will be acquired from the Company pursuant to the Plan until the earliest of (i) all the Plan Shares registered in the Initial Offering are issued, (ii) the Initial Offering and any Future Offering of Plan Shares terminate and the Company elects to deregister with the SEC the unsold Plan Shares, or (iii) there is more than a de minimis amount of trading in the Shares, at which time any registered Plan Shares then available under the Plan will be sold at a price equal to the fair market value of the Shares, as determined by the Company’s Board of Directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant Distribution date.

Participants in the Plan may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the SEC in connection with the Company’s

B-1

Initial Offering, (b) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”) or (c) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

5.    Taxes. IT IS UNDERSTOOD THAT REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.

6.    Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

7.    Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.

8.    Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.

9.    Amendment, Suspension or Termination of Plan by the Company. The Board of Directors may by majority vote (including a majority of the Independent Directors) amend, suspend or terminate the Plan for any reason upon 10 days’ written notice to the Participants; provided, however, that the Board of Directors may not so amend the Plan to restrict or remove the right of Participants to terminate participation in the Plan at any time without penalty.

10.    Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

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APPENDIX C

AUTOMATIC INVESTMENT PLAN ENROLLMENT FORM

Complete this form if you wish to purchase shares of O’Donnell Strategic Industrial REIT, Inc. at regular intervals through a transfer of funds from your bank account directly to your O’Donnell Strategic Industrial REIT, Inc. investment account. Investors who acquired shares through a transfer of ownership or transfer on death and wish to make additional investments must complete the O’Donnell Strategic Industrial REIT, Inc. Subscription Agreement. Alabama, Arizona, Arkansas, Kansas, Nebraska, Maryland, Maine, North Carolina, South Carolina and Tennessee investors are not eligible to participate in this Automatic Investment Plan. Custodial accounts are also not eligible to participate in the Automatic Investment Plan.

1.	Investor Information—SSN or TIN Required

Investor #1 Name:	SSN/Tax ID:	DOB:

Investor #2 Name:	SSN/Tax ID:	DOB:

Street Address:

City:	State:	Zip Code:

         Optional

Mailing Address:

City:	State:	Zip Code:

Phone (day):	Phone (evening):

E-mail:	Account Number:

☐ US Citizen	☐ US Citizen residing outside the US
☐ Foreign citizen, country:
☐ Check here if you are subject to backup withholding

2.	Investment Information

Monthly Investment Amount ($100/month minimum):	Financial Institution Name:

Mailing Address:

City:	State:	Zip Code:

ABA/ Routing Number:	Account Number:	☐ Checking ☐ Savings

Please enclose a voided check for the appropriate account to participate in the Automatic Investment Plan. By enclosing a voided check you authorize O’Donnell Strategic Industrial REIT, Inc. to begin making electronic debits from the account designated by the enclosed voided check on the last business day of each month. Such deductions and investments will continue until you notify O’Donnell Strategic industrial REIT, Inc. in writing to change or discontinue them. Should your account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds.

3.	Investor Signatures

BY SIGNING BELOW, YOU AGREE THAT IF AT ANY TIME YOU FAIL TO MEET THE APPLICABLE INVESTOR SUITABILITY STANDARDS OR CANNOT MAKE THE OTHER INVESTOR REPRESENTATIONS OR WARRANTIES SET FORTH IN THE THEN CURRENT PROSPECTUS (AS SUPPLEMENTED) OR THE SUBSCRIPTION AGREEMENT RELATING TO SUCH INVESTMENT, YOU WILL PROMPTLY NOTIFY O’DONNELL STRATEGIC INDUSTRIAL REIT, INC. IN WRITING OF THE FACT AT THE ADDRESS SET FORTH BELOW.

Signature of Investor:	Date:

Signature of Joint Investor:	Date:

Please consult your Financial Representative if you have any material changes which might affect your ability to meet the applicable suitability requirements.

Over Please

C-1

Send To:

Regular Mail	Overnight Mail
O’Donnell Strategic Industrial REIT, Inc.	O’Donnell Strategic Industrial REIT, Inc.
c/o DST Systems, Inc.	c/o DST Systems, Inc.
P.O. Box 219731	430 W. 7th Street
Kansas City, MO 64121-9731	Kansas City, MO 64105
Toll Free: 888.292.3178	Toll Free: 888.292.3178

C-2

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

UP TO $1,100,000,000 IN SHARES OF

COMMON STOCK

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

                    , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

Amount
Non-Cash/Training & Education	$334,000
SEC Registration Fee	78,430
FINRA Filing Fee	75,500
Legal	1,600,000
Printing	2,880,303
Accounting	1,400,000
Blue Sky Expenses	200,000
Advertising and Sales	2,143,000
Due Diligence	500,000
Transfer Agent and Escrow Agent	2,538,766
Formation Service Fees	2,000,000

Total	$13,750,000

Item 32.	Sales to Special Parties.

Not Applicable.

Item 33.	Recent Sales of Unregistered Securities.

On October 11, 2010, we issued 22,222 shares of common stock at $9.00 per share to O’Donnell Strategic Industrial Advisors, LLC, our advisor, in exchange for $200,000 in cash. On October 11, 2010, we also issued 1,000 shares of our convertible stock at $1.00 per share to our advisor in exchange for $1,000 in cash. In each case, we relied on Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act, for the exemption from the registration requirements of the Securities Act. Our advisor, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of its investment.

On October 14, 2010, our advisor contributed $1,000 to our operating partnership in exchange for a limited partnership interest in our operating partnership. Our operating partnership relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of these issuances. Our advisor, by virtue of its affiliation with our operating partnership, had access to information concerning our operating partnership’s proposed operations and the terms and conditions of its investment.

On April 12, 2011, we granted 3,000 shares of restricted stock to each of our four independent directors pursuant to our independent directors’ compensation plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. One-fourth of the independent directors’ shares of restricted stock will become non-forfeitable on the first anniversary of the date of grant and one-fourth will become non-forfeitable on each of the next three anniversaries of the date of grant.

Item 34.	Indemnification of Directors and Officers.

Subject to certain limitations, our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages. Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Pursuant to Maryland corporate law and our charter, we are also required, subject to certain limitations, to indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, a present or former director or officer, our advisor, or any affiliate of our advisor and may indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, a present or former employee or agent, which we refer to as indemnitees, against any or all losses or liabilities reasonably incurred by the indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on our behalf while a director, officer, advisor, affiliate, employee or agent. However, we will not indemnify a director, the advisor or an affiliate of the advisor for any liability or loss suffered by such indemnitee or hold such indemnitee harmless for any liability or loss suffered by us if: (1) the loss or liability was the result of negligence or misconduct if the indemnitee is an affiliated director, the advisor or an affiliate of the advisor, or if the indemnitee is an independent director, the loss or liability was the result of gross negligence or willful misconduct, (2) the indemnitee has not determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests or (3) the indemnitee was not acting on our behalf or performing services for us. Moreover, we will not indemnify any indemnitee if (1) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active and deliberate dishonesty, (2) the indemnitee actually received an improper personal benefit in money, property, or services or (3) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful. Under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a proceeding by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received unless in either case a court orders indemnification, and then only for expenses. In addition, we will not provide indemnification to a director, the advisor or an affiliate of the advisor for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged material securities law violation as to the particular indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violation of securities laws.

Pursuant to our charter, we may pay or reimburse reasonable expenses incurred by a director, the advisor or an affiliate of the advisor in advance of final disposition of a proceeding only if the following are satisfied: (1) the indemnitee was made a party to the proceeding by reason of the performance of duties or services on our behalf, (2) the indemnitee provides us with written affirmation of the indemnitee’s good faith belief that the indemnitee has met the standard of conduct necessary for indemnification by us as authorized by the charter, (3) the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification and (4) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in the stockholder’s capacity as such, a court of competent jurisdiction approves such advancement.

Any indemnification of a director, the advisor or an affiliate of the advisor may be paid only out of our net assets, and no portion may be recoverable from the stockholders.

Prior to the effectiveness of this registration statement, we will have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements will require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We will also cover officers and directors under our directors’ and officers’ liability insurance.

Item 35.	Treatment of Proceeds from Securities Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

(a) Financial Statements:

See Page F-1 for an index of the financial statements included in the registration statement.

(b) Exhibits:

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings.

The registrant undertakes:

(1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectuses required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(4) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

(5) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

(6) that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	any other communication that is an offer in the offering made by the registrant to the purchaser;

(7) to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the registrant’s advisor or its affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

(9) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property that has not been identified in the prospectus whenever a reasonable probability exists that a property will be acquired and to consolidate all stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant property acquisitions that have been consummated;

(10) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (such as the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10.0% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

(11) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 5, 2011.

O’Donnell Strategic Industrial REIT, Inc.

By:	/s/ Douglas D. O’Donnell
Douglas D. O’Donnell
Chief Executive Officer, President and
Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the following capacities and on August 5, 2011.

Signature	Title

/s/ Douglas D. O’Donnell	Chief Executive Officer, President and
Douglas D. O’Donnell	Chairman of the Board (principal executive officer)

/s/ Christopher S. Cameron	Chief Financial Officer, Treasurer and Secretary
Christopher S. Cameron	(principal financial officer and accounting officer)

/s/ John D. O’Donnell	Director
John D. O’Donnell

/s/ Arthur J. Hill	Director
Arthur J. Hill

/s/ John R. Houten	Director
John R. Houten

/s/ Aria Mehrabi	Director
Aria Mehrabi

/s/ Gary A. Pickett	Director
Gary A. Pickett

/s/ John L. Privett	Director
John L. Privett

EXHIBIT INDEX

1.1**	Dealer Manager Agreement
1.2**	Form of Participating Dealer Agreement (included as Exhibit A to Exhibit 1.1)
3.1**	Articles of Amendment and Restatement of O’Donnell Strategic Industrial REIT, Inc.
3.2**	Bylaws of O’Donnell Strategic Industrial REIT, Inc.
4.1	Form of Subscription Agreement (included in the Prospectus as Appendix A)
4.2	Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix B)
5.1**	Opinion of Venable LLP as to the legality of the securities being registered
8.1**	Opinion of Alston & Bird LLP regarding certain federal income tax considerations
10.1**	Escrow Agreement
10.2**	Advisory Agreement
10.3**	Limited Partnership Agreement of O’Donnell Strategic Industrial REIT Operating Partnership, LP
10.4**	O’Donnell Strategic Industrial REIT, Inc. Long-Term Incentive Plan
10.5**	O’Donnell Strategic Industrial REIT, Inc. Independent Directors Compensation Plan
10.6**	Form of Indemnification Agreement
21**	Subsidiaries of the Company
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)
23.4	Consent of Alston & Bird LLP (contained in its opinion filed as Exhibit 8.1)
99.1**	Consent of Aria Mehrabi
99.2**	Consent of Arthur J. Hill
99.3**	Consent of John R. Houten
99.4**	Consent of Gary A. Pickett
99.5**	Consent of John L. Privett

**	Previously filed